Exhibit 10.26

Portions of this exhibit marked [*] are requested to be treated confidentially.

CONFIDENTIAL

LICENSE AND ASSET TRANSFER AGREEMENT

BY AND BETWEEN

ALZA CORPORATION AND JANSSEN PHARMACEUTICA, NV

AND

FURIEX PHARMACEUTICALS, INC., AND GENUPRO, INC.

(A WHOLLY-OWNED SUBSIDIARY OF FURIEX PHARMACEUTICALS, INC.)

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7.2	Transition Services Payments	44
7.3	Service Fees	45
7.4	Taxes	45
7.5	Regulatory Fees and Other Costs and Expenses	46
7.6	Accounts Receivable on Pre-Transfer Sales	46

SECTION 8 MANUFACTURING AND SUPPLY MATTERS		47
8.1	Manufacturing and Supply Agreement(s)	47

SECTION 9 ANCILLARY AGREEMENTS		47

SECTION 10 CERTAIN PROVISIONS REGARDING DISTRIBUTION, SALE AND SUPPLIES OF AGREEMENT PRODUCT		48
10.1	Orders for Agreement Product	48
10.2	Labelling and Packaging	48
10.3	Recalls	49

SECTION 11 REPRESENTATIONS AND WARRANTIES		50
11.1	Mutual Representations	50
11.2	By Alza	50
11.3	Alza Covenants	60

SECTION 12 LIABILITY AND INDEMNIFICATION		63
12.1	By Genupro	63
12.2	By Alza	64
12.3	Procedures	65
12.4	Settlements	65
12.5	No Consequential Damages	66
12.6	Insurance	66

SECTION 13 CONFIDENTIALITY		66
13.1	Confidential Information	66
13.2	Non-Disclosure and Non-Use	67
13.3	Permitted Disclosures	67
13.4	Disclosure of Financial and Other Terms	68
13.5	No Use of Name	69
13.6	Publicity	69

SECTION 14 FAILURE OF EFFECTIVE DATE UNDER SECTION 2.1 TO OCCUR		69

SECTION 15 TERMINATION AND SURVIVAL		70

SECTION 16 GENERAL		70
16.1	Entire Agreement/Integration	70
16.2	Notice	71

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16.3	No Third Party Beneficiaries	71
16.4	Assignment	72
16.5	Compliance	72
16.6	Governing Law and Dispute Resolution	72
16.7	Execution in Counterparts; Facsimile Signatures	73
16.8	Schedules	73

Schedules

Schedule 4.2A	Domain Names
Schedule 4.2B1	Trademarks to be Assigned to GENUPRO
Schedule 4.2B2	Trademarks to be Assigned to Menarini
Schedule 5.1.1	Third Party MAHs
Schedule 5.2A	Group A Markets
Schedule 5.2B	Group B Markets
Schedule 5.2C	Group C Markets
Schedule 5.4	Distribution Agreements
Schedule 5.7	Product Contracts
Schedule 5.8.1	Ongoing Clinical Studies
Schedule 5.8.2A	ALZA Universal Calendar
Schedule 5.8.2B	Example Invoice
Schedule 5.8.7	Post-marketing clinical study reporting obligations
Schedule 6.1.1	Documents to be Included in Development Records
Schedule 6.1.1.1	Listing of Record Categories in Index of Transferred Development Records
Schedule 6.1.2	Third Party Software
Schedule 6.1.5	Additional Information to be Included in Electronic Media and Provided to GENUPRO
Schedule 6.2	Initial Transition Managers
Schedule 11	Exceptions to Representations and Warranties
Schedule 11.2.15.1A	ALZA Marketing Authorizations
Schedule 11.2.15.1B	ALZA Regulatory Submissions
Schedule 11.2.15.1C	Pricing Approvals
Schedule 11.2.18	ALZA Sublicenses
Schedule 11.3.11	Required Consents

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LICENSE AND ASSET TRANSFER AGREEMENT

This License and Asset Transfer Agreement (the “Agreement”), by and between ALZA CORPORATION, a company incorporated in the State of Delaware and having offices at 700 Eubanks Drive, Vacaville, California 95688 and JANSSEN PHARMACEUTICA NV, a corporation organised under the laws of the Kingdom of Belgium and having its principal place of business at Turnhoutseweg 30, B-2340 Beerse, Belgium (“JANSSEN”) (collectively “ALZA”), and FURIEX PHARMACEUTICALS, INC., a company incorporated in the State of Delaware and having its registered office at 3900 Paramount Parkway, Suite 150, Morrisville, NC 27560 (“FURIEX”) and GenuPro, Inc. (“GENUPRO”), a wholly-owned subsidiary of FURIEX organized under the laws of the State of North Carolina and having its registered office at 3900 Paramount Parkway, Suite 150, Morrisville, NC 27560, is entered into as of the date of signature by the last Party to sign below and is effective upon the satisfaction of the conditions set forth in Section 2 below (the “Effective Date”). ALZA, FURIEX and GENUPRO are each referred to from time to time herein either individually as a “Party” or collectively as the “Parties”.

WHEREAS, ALZA, FURIEX, as successor-in-interest to Pharmaceutical Product Development, Inc. (“PPD”), and GENUPRO, entered into a License Agreement having an effective date of January 2, 2001, and which was amended on December 26, 2003 by Amendment No. 1 to License Agreement, and which was further amended on October 16, 2009 by Amendment No. 2 to License Agreement (such License Agreement between FURIEX, GENUPRO, and ALZA, hereinafter referred to as the “License Agreement”), and which the Parties have further taken in context with the Termination and License Agreement, having an effective date of December 18, 2003, amongst Eli Lilly and Company (“Lilly”) and PPD, GENUPRO and APBI Holdings, LLC, a wholly-owned subsidiary of PPD (such Termination and License Agreement between Lilly, PPD, GENUPRO, and APBI Holdings, LLC, the “New Lilly License”) relating to the licensing by GENUPRO to ALZA of certain rights pertaining to the development and commercialization of Dapoxetine; and

WHEREAS, FURIEX, GENUPRO and ALZA desire to terminate the License Agreement, at which time ALZA’s rights and responsibilities thereunder will terminate and revert to GENUPRO, subject to the survival of certain rights and obligations as described therein and in this Agreement; and

WHEREAS, ALZA desires to transfer ownership of Product Rights (as defined below) to GENUPRO and achieve an orderly and efficient transition of manufacturing and marketing capabilities to GENUPRO or its designee; and

WHEREAS, the Parties therefore desire to state their respective rights and responsibilities in connection with the termination of the License Agreement and the reversion and transfer of rights and responsibilities for Dapoxetine-based products to GENUPRO, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound, the Parties hereby agree as follows:

Section 1 Definitions

1.1 Definitions. The capitalized terms used in this Agreement shall have the defined meanings set forth below or elsewhere in this Agreement. Capitalized singular, plural, and other variant forms of the defined terms shall have the corresponding meanings.

“Affiliate” means a person or entity that directly or indirectly through one or more intermediates, controls, is controlled by, or is under common control with the person or entity specified. For the purpose of this definition, “control” shall mean with respect to an entity, (a) the direct or indirect ownership of: (x) at least fifty percent (50%) or more of the capital stock or share capital entitled to vote for the election of directors of the entity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction); or (y) at least fifty percent (50%) of equity or voting interest of the entity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) or (b) the power to direct or cause the direction of the management and policies of the corporation or other entity.

“Agreement Product” means a drug product in its final dosage form(s) containing Dapoxetine described in any ALZA Regulatory Submissions made by or on behalf of ALZA or any Affiliate thereof prior to the Effective Date or in ALZA Marketing Authorizations of ALZA or any Affiliate thereof.

“ALZA Derivative” means a Derivative of Dapoxetine that (a) is not a Product-Related Improvement (as defined in the License Agreement), (b) is not incorporated in any Agreement Product, and (c) was first developed or conceived by or on behalf of ALZA, or any Affiliate thereof, independently of ALZA’s, its Affiliates, or their sublicensees’ (i) exercise of any rights granted under the License Agreement or (ii) access to, or knowledge or use of, any Confidential Information (as defined under the Licensed Agreement or this Agreement) disclosed by or on behalf of GENUPRO.

“ALZA Distribution Termination Date” shall have the meaning set forth in Section 5.3.1.2.1 of this Agreement.

“ALZA Know-How” means the Know-How disclosed in the documents and Electronic Media identified in the Index, Controlled by ALZA as of the Effective Date, or coming under the Control of ALZA prior to the Final Transfer Date, that specifically relates to Agreement Product and was used or generated in ALZA’s and its Affiliates’ and Sublicensees’ development, use, manufacture, importation, sale, offering for sale, distribution, or commercialization of, Dapoxetine or the Agreement Product, including any Know-How resulting from any On-Going Clinical Studies, but excluding any Know-How to the extent specifically relating to any ALZA Derivative.

“ALZA Marketing Authorizations” means all health registrations, marketing authorizations, centralized registrations, labelling approvals, Regulatory Approvals, any other technical, medical and scientific licenses, authorizations or approvals in the Territory for any Agreement Product (together with any amendments or supplements to any of the foregoing) filed with or granted by any Regulatory Authority, that, in each case, are Controlled by ALZA or any Affiliate thereof (and which shall include those held or controlled by a Third Party MAH on behalf of ALZA or an Affiliate thereof pursuant to a Distribution Agreement), as of the Effective Date, or come under the Control of ALZA or any Affiliate thereof (or any Third Party MAH) prior to the end of the Transition Completion Date.

“ALZA Patents” means all Patents (if any) Controlled by ALZA (directly or through any Affiliate) thereof as of the Effective Date, or coming under the Control of ALZA (directly or through any Affiliate thereof) through issuance after the Effective Date and prior to the end of the Transition Completion Date, including any claim Covering Dapoxetine or the Agreement Product.

“ALZA Permitted Liens” means a Permitted Lien arising, directly or indirectly, from the acts or omissions of ALZA, any Affiliate thereof, or any Third Party contractor or licensee of either of the foregoing with respect to Agreement Product, any Product Rights, or any Distribution Agreement or Product Contract.

“ALZA Regulatory Submissions” means all Regulatory Submissions, together with any amendments or supplements thereto, that, in each case, are Controlled by ALZA or an Affiliate thereof as of the Effective Date, or come under the Control of ALZA or an Affiliate thereof prior to the Transition Completion Date (and which shall include those held or controlled by a Third Party MAH on behalf of ALZA or an Affiliate thereof pursuant to a Distribution Agreement).

“Ancillary Agreements” means the following:

(a) In the event of a Section 2.1 Closing: Non-Group E Markets Manufacturing Agreement, Group E Markets Manufacturing Agreement, Non-Group E Markets Quality Agreement, Group E Markets Quality Agreement, GENUPRO Trademark Assignment Agreement, Menarini Trademark Assignment Agreement, Domain Name Assignment Agreement, PV Agreement, Delegations of Authority (if any), Transition Services Agreement, and Sales Service Agreement; or

(b) In the event of a Section 2.2 Closing: GENUPRO Manufacturing Agreement, GENUPRO Quality Agreement, GENUPRO Trademark Assignment Agreement, Domain Name Assignment Agreement, GENUPRO PV Agreement, Delegations of Authority (if any), Transition Services Agreement, and Sales Service Agreement.

“Calendar Quarter” shall mean a calendar quarter based on the ALZA Universal Calendar for that year, a copy of which, for 2012 is attached as Schedule 5.8.2A, and which shall be updated by ALZA for each Calendar Year of the Term consistent with the ALZA Universal Calendar used for ALZA’s internal business purposes; provided, however that the first calendar quarter for the first Calendar Year shall extend from the Effective Date to the end of the then-current Calendar Quarter and the last Quarter shall extend from the first day of such Calendar Quarter until the effective date of the termination or expiration of the Agreement.

“Calendar Year” means a calendar year during the term of this Agreement based on the ALZA Universal Calendar for that year.

“Clinical Trial Application” means an application submitted to a Regulatory Authority to obtain the right to perform human clinical trials, including an IND.

“Commercially Reasonable Efforts” means the carrying out by a Party of obligations or activities as specified herein exerting overall a level of effort no less than consistent with the level of effort that such Party customarily devotes to corresponding activities, with respect to a pharmaceutical product or products of similar market potential, profit potential or strategic value, based on conditions then prevailing. Without limiting the foregoing, Commercially Reasonable Efforts requires that a Party: (i) timely assign responsibility for such activities to specific employees, contractors, agents, Affiliates or Sublicensees, as applicable, who are held accountable for progress with respect to such activities, (ii) monitor such progress on an on-going basis, (iii) set and seek to achieve objectives and timelines for carrying out such activities, and (iv) allocate resources reasonably designed to advance progress with respect to such objectives and timelines.

“Copyrights” means any and all copyrights or other rights in any works of authorship specifically relating to any Agreement Product, Controlled by ALZA (directly or through any Affiliate thereof) as of the Effective Date or coming under the Control of ALZA at any time prior to the Final Transition Date, including any such rights in works for any websites, package inserts, package layups, pill photographs, templates, artwork, development, advertising, marketing, promotional, or sales-related materials developed or used by or on behalf of ALZA for any Agreement Product but excluding for the avoidance of doubt any rights or interests in any trademarks, logos or trade dress owned or licensed by ALZA not specifically relating to Agreement Product that may be incorporated in such materials (including the corporate names and logos representing ALZA and its Affiliates).

“Confidential Information” shall have the meaning set forth in Section 13.1 of this Agreement.

“Control” means possession of the right to grant a license or sublicense or other rights as provided for herein by the applicable Party, whether through ownership or license from any Affiliate or Third Party, without violating the terms of any agreement with any Third Party.

“Cover” means, with respect to a claim of any Patent in reference to specified subject matter (such as a composition of matter or method of use or manufacture), reading on or literally encompassing such subject matter, whether generically or specifically.

“Country Transfer Date” means, on a country-by-country basis, the date on which all of the Product Rights (other than any ALZA Regulatory Submissions and Governmental Permits that cannot be transferred by such date, as contemplated by Section 5.5) in a country are to be transferred, assigned, and delivered to GENUPRO, directly or to GENUPRO’s designated Affiliate or Sublicensee, in accordance with the terms of Section 5 of this Agreement pursuant to the Transition Plan.

“Country Transfer Transition Period” shall have the meaning set forth in Section 5.3.6.1 of this Agreement.

“Damages” means any and all damages, liabilities, claims, costs, charges, judgments, injuries, awards, fines, penalties, fees and expenses (including, without limitation, reasonable attorneys’ fees) suffered or incurred.

“Dapoxetine” means (a) (+/-)-N,N-dimethyl-l -phenyl-3-(1-naphthalenyloxy)-propanamine, (b) (S)-(+)-N,N-dimethyl-l-phenyl-3-(1-naphthalenyloxy)-propanamine, (c) (R)-(-)-N,N-dimethyl-l-phenyl-3-(1-naphthalenyloxy)-propanamine, (d) (+/-)-N,N-dimethyl-a-[2-(1-naphthalenyloxy) ethyl-benzenemethanamine, (e) (S)-(+)-N,N-dimethyl-a-[2-(1-naphthalenyloxy) ethyl-benzenemethanamine, (f) (R)-(-)-N,N-dimethyl-a-[2-(1-naphthalenyloxy) ethyl-benzenemethanamine, (g) any pharmaceutically acceptable salt of any of the foregoing, or (h) any active metabolite of any of the foregoing, including without limitation mono-desmethyl dapoxetine and di-desmethyl dapoxetine.

“Data Room” means that certain electronic data room created by or on behalf of ALZA to which GENUPRO was provided access by ALZA in connection with GENUPRO’s due diligence activities related to the transactions contemplated by this Agreement.

“Delegation of Authority” means a written agreement between ALZA or its Affiliate and GENUPRO and/or its Affiliate and/or Sublicensee delegating authority from ALZA or its Affiliate to GENUPRO and/or its Affiliate and/or Sublicensee to distribute Agreement Product in a country or countries under ALZA Market Authorization(s) in such country/countries, such authority terminating country-by-country on the Regulatory Transfer Date in the applicable country.

“Derivative” means, with respect to any referenced chemical compound, any analog, isomer, tautomer, enantiomer, diastereomer, prodrug, metabolite, ester, salt, hydrate, solvate, racemate, or polymorph thereof.

“Development Costs” shall mean FTE Costs and Out-of-Pocket Costs incurred by the Parties and their Affiliates in accordance with this Agreement in support of Ongoing Clinical Studies, including but not limited to:

(a) all Out-of-Pocket Costs and FTE Costs incurred for activities in the Ongoing Clinical Studies;

(b) the FTE Costs of scientific, medical, technical and other personnel directly engaged in performing clinical study activities; and

(c) the Out-of-Pocket Costs and FTE Costs of clinical supplies for the Ongoing Clinical Studies, including (i) the supply cost of clinical supply of the Agreement Product; (ii) costs and expenses incurred to purchase or package Third Party comparator or Third Party combination drugs or devices; and (iii) costs and expenses of disposal of clinical samples.

“Development Records” means all regulatory filings, records, and other documents (whether in hardcopy or electronic form) in the Control of ALZA (directly or through any Affiliate thereof) at any time prior to the Transition Completion Date, material to the development of the Agreement Product, including any Governmental Permits, ALZA Regulatory Submissions, or Manufacturing Records anywhere in the Territory, including such portions of any documents bearing ALZA Know-How relating to Dapoxetine or the Agreement Product and any Governmental Permits or ALZA Regulatory Submissions for the Agreement Product and all material written communications with Regulatory Authorities with respect thereto. For the avoidance of doubt, Development Records include such records used to obtain and maintain Governmental Permits or ALZA Regulatory Submissions, and such records needed to support clinical development.

“Distribution Agreements” means all agreements between ALZA (and/or its Affiliates) and any Third Party, including Third Party MAHs (as defined in Section 5.1.1), granting such Third Party rights to market, promote, distribute and commercialize Agreement Product.

“DMF” means a drug master file, as provided for in 21 CFR § 314.420, device master file, as defined in 21 CFR § 814.3, or similar submission to or file maintained with the FDA or any other Regulatory Authority or governmental agency (including any supranational agency) that may be used to provide confidential detailed information about facilities, processes, or articles used in the manufacturing, processing, packaging, and storing of one or more Agreement Products.

“Domain Names” mean all registrations for, and pending applications for registration of, the domain names associated with Agreement Product or the marketing and sale thereof in any countries of the Territory, as set forth in Schedule 4.2A.

“Electronic Media” means those encrypted hard drives, identified by serial number in the Index, provided by ALZA to GENUPRO in connection with the transactions contemplated by this Agreement.

“EMA” means European Medicines Agency, or any successor agency.

“Execution Date” means the date on which this Agreement has been executed by the last Party to sign this Agreement.

“FDA” means the United States Food and Drug Administration, or any successor agency.

“Field” means the development, manufacture, distribution, marketing, advertising, promotion, and commercialization of Dapoxetine, Agreement Product, and any Related Products for any and all uses or applications.

“Final Transfer Date” means, for a particular country, the later of the [*] or [*].

“FTE” means a full time equivalent person year of professional scientific and/or technical work or managerial work to the extent working on or directly involved in Ongoing Clinical Studies.

[*] Confidential treatment requested.

“FTE Cost” means [*] ($[*]) per FTE, which amount shall be adjusted [*], as published by the [*], upon each [*] of the Effective Date during the Term.

“GENUPRO Know-How” means all Know-How Controlled by GENUPRO as of the Effective Date, or coming under the Control of GENUPRO prior to the Transition Completion Date, that, in either case, specifically relates to Agreement Product and was used or generated by GENUPRO’s and its Affiliates’ and Sublicensees’ development, use, manufacture, sale, import, sale, offering for sale, distribution, or commercialization of, Dapoxetine or Agreement Product.

“GENUPRO Patents” mean any and all Patents Controlled by GENUPRO that include any claim that Covers Dapoxetine or the Agreement Product or any process or material for making or method of using Dapoxetine or Agreement Product, including any Lilly Patents (as defined in the License Agreement) and GenuPro Patents (as defined in the License Agreement) only, in each case, to the extent licensed by GENUPRO to ALZA under Article 2 of the License Agreement.

“GENUPRO PV Agreement” shall have the meaning set forth in Section 6.5 of this Agreement.

“Good Clinical Practice” or “GCP” means the then current standards for clinical trials for pharmaceuticals, as set forth in the ICH guidelines and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which a Agreement Product is intended to be sold to the extent such standards are not less stringent than the ICH guidelines.

“Good Laboratory Practices” or “GLP” means, with respect to the United States, the then-current requirements for non-clinical (animal or laboratory) trials that will be submitted to a Regulatory Authority to support a marketing application, specified in 21 C.F.R. § 58, as may be amended, and, with respect to any other country or jurisdiction, the equivalent regulations in such other country or jurisdiction, including any such standards or guidelines set forth by ICH.

“Good Manufacturing Practice” or “GMP” means: 1) the regulatory requirements for current good manufacturing practices promulgated by the FDA under the U.S. Food, Drug and Cosmetic Act (as set forth at 21 C.F.R. § 210 et seq.) and under the Public Health Service Act, Biological Products (as set forth at 21 C.F.R. §§ 600-610), as the same may be amended from time to time; and 2) such standards of good manufacturing practice as are required by the European Union and other organizations and governmental agencies in countries in which a Agreement Product is intended to be manufactured or sold, to the extent such standards are not less stringent than the FDA regulatory requirements stated above.

“Governmental Permits” means (i) the ALZA Marketing Authorizations and (ii) any and all pricing or pricing reimbursement approvals for any Agreement Product granted, in either case, by any Regulatory Authorities anywhere in the Territory.

“Group A Market” shall have the meaning set forth in Section 5.2.1 of this Agreement.

[*] Confidential treatment requested.

“Group B Market” shall have the meaning set forth in Section 5.2.2 of this Agreement.

“Group C Market” shall have the meaning set forth in Section 5.2.3 of this Agreement.

“Group E Market” shall have the meaning set forth in Section 5.2.4 of this Agreement.

“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceutical for Human Use.

“Identified ALZA Patents” shall have the meaning set forth in Section 4.1.5.

“Implementation Date” shall have the meaning set forth in Section 10.2 of this Agreement.

“IND” means an Investigational New Drug Application filed with the FDA as more fully defined in 21 C.F.R. §312.3 necessary to commence human clinical trials of a drug in conformance with applicable laws and regulations or any foreign equivalent thereof.

“Index” shall have the meaning set forth in Section 6.1.1.1.

“Indirect Taxes” shall have the meaning set forth in Section 7.4.3 of this Agreement.

“Know-How” means all proprietary information (including data and results, and information relating to practices, protocols, devices, technology, trade secrets, inventions, compositions, designs, formulae, know-how, show-how, processes and analytical methodologies used in research, development, testing, analysis and manufacture, and medical, pre-clinical, clinical and toxicological testing, including such information resulting from clinical trials), specifically related to Dapoxetine or Agreement Product.

“Legal Requirements” mean any applicable federal, state, local or foreign constitution, law, statute, rule or regulation, including, as applicable, GCP, GLP, and GMP.

“License Agreement” shall have the meaning set forth for such term in the introductory clauses above.

“Licensed Product” shall mean any “Licensed Product” as defined in Section 1.22 of the License Agreement.

“Lien” means any lien, pledge, claim, charge, mortgage, encumbrance or other security interest of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, whether arising by contract or by operation of law.

“MA Delegate” means an entity to which ALZA (directly or through an Affiliate thereof) delegates authority under a Delegation of Authority to distribute Agreement Product in a country under the ALZA Market Authorization in such country.

“Maintain” shall have the meaning assigned to such term based on its applicable context as set forth in Section 5.2.5.

“Manufacturing Agreements” means collectively in the event of a Section 2.1 Closing (a) the supply agreement upon execution by ALZA and Menarini for the manufacture by ALZA of bulk Dapoxetine and finished Agreement Product for supply to Menarini for use or commercial sale in the Group A Markets, Group B Markets and Group C Markets (the “Non-Group E Markets Manufacturing Agreement”) and (b) the supply agreement upon execution by ALZA and GENUPRO for the manufacture by ALZA of bulk Dapoxetine and finished Agreement Product for supply to GENUPRO or its designated Affiliates and/or Sublicensees for use or commercial sale in the Group E Markets (the “Group E Markets Manufacturing Agreement”). In the event of a Section 2.2 Closing, “Manufacturing Agreements” shall mean the supply agreement upon execution by ALZA and GENUPRO for the manufacture by ALZA of bulk Dapoxetine and finished Agreement Product for supply to GENUPRO or its designated Affiliates and/or Sublicensees for use or commercial sale in the Group A Markets, Group B Markets, Group C Markets and Group E Market countries (the “GENUPRO Manufacturing Agreement”).

“Manufacturing Records” means all filings, records, and other documents (whether in hardcopy or electronic form) Controlled by ALZA (directly or through its Affiliates) pertaining to the manufacture of Dapoxetine or any Agreement Product, including the portions of any such documents bearing Know-How relating to the manufacture of Dapoxetine or any Agreement Product, the CMC portion of all ALZA Regulatory Submissions and ALZA Marketing Authorizations for Dapoxetine or any Agreement Product, all DMFs for Dapoxetine or any Agreement Product, together with all amendments and supplements, in support thereof, records used to obtain and maintain ALZA Marketing Authorizations or ALZA Regulatory Submissions, and records needed to support clinical development of Dapoxetine or any Agreement Product.

“Marketing Applications” means all applications for Regulatory Approval.

“Material Product Contract” shall have the meaning set forth in Section 5.7.

“Menarini” means Berlin Chemie AG (Menarini Group).

“Menarini Priligy License Agreement” shall mean a written agreement between GENUPRO and Menarini licensing to Menarini any Product Rights anywhere in the Territory or sublicensing any rights granted to GENUPRO by ALZA under Section 4.1, such as without limitation wherein Menarini would become a Sublicensee of GENUPRO under this Agreement.

“Menarini Trademark Assignment Agreement” means the agreement between ALZA or an Affiliate thereof and Menarini that assigns all Trademarks outside the Group E Markets from ALZA or any Affiliate thereof to Menarini, as contemplated by Section 4.2.1.

“NDA” means any new drug application filed with the FDA pursuant to 21 U.S.C. Section 505(b)(1), as amended from time to time, which is necessary for approval to use, market, import, sell and offer for sale Agreement Products in the US.

“Ongoing Clinical Studies” shall have the meaning set forth in Section 5.8.1.

“Out of Pocket Expenses” means all Third Party invoiced expenses incurred by ALZA or its Affiliates for their conduct of Ongoing Clinical Studies or activities under Section 6.1.1, respectively, to the extent reimburseable under Section 5.8.2 or 7.1, respectively.

“Patents” means, with respect to a given invention: (i) any and all original (priority-establishing) patents and patent applications claiming the invention filed anywhere in the world, including provisional and nonprovisional applications, (ii) all patent applications related to the foregoing thereafter filed including a common priority right, including any continuations, continuations-in-part, divisional and substitute applications, (iii) any patents issued or granted from any of the patent applications referenced in (i) and (ii) above, (iv) any reissues, renewals, reexaminations, limitations, extensions (including by virtue of any Supplementary Protection Certificates and Patent Term Extensions) of any of the patents referenced in (i) or (iii) above, (v) any confirmation patents, inventor’s certificates or registration patents or patents of addition based on any such patents, and (vi) all foreign counterparts or equivalents in any country or jurisdiction of any of the foregoing.

“Permitted Liens” means the following: (i) statutory Liens for Taxes not yet due or payable and (ii) Liens for assessments and other governmental charges or Liens of landlords, carriers, warehousemen, mechanics and repairmen incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings.

“Proceedings” means any action, suit, litigation, claim, administrative action or proceeding by a Regulatory Authority or any other person or entity or investigation, audit, or inspection by a Regulatory Authority or other governmental authority.

“Product Contract(s)” means any contract(s) between ALZA, or any Affiliate thereof, and any Third Party(ies) related to the development, manufacture, distribution, marketing, promotion, or sale of Agreement Product in the Territory, but not including the Distribution Agreements. Product Contracts include, but are not limited to, agreements with local distributors, carriers, wholesalers, purchasers, clinical study agreements and consulting agreements.

“Product Rights” means all rights, title and interest of, or controlled by, ALZA or its Affiliates, including such right, title, and interest held on behalf of ALZA or its Affiliates by a Third Party MAH with respect to any Governmental Permits or ALZA Regulatory Submissions under, and subject to, a Distribution Agreement, in and to the Trademarks, Domain Names, Governmental Permits, ALZA Regulatory Submissions, Development Records, and Manufacturing Records, including all rights to package, distribute, offer for sale, advertise, market, promote, import, export and sell the Agreement Product in a country, but not including the rights licensed to ALZA under the License Agreement (which shall revert to GENUPRO upon termination thereof except as otherwise provided in this Agreement)

“PV Agreement” shall have the meaning set forth in Section 6.5 of this Agreement.

“Quality Agreement(s)” means an agreement appended to a Manufacturing Agreement setting forth quality standards for manufacture of Agreement Product. The Non-Group E Markets Quality Agreement shall be appended to the Non-Group E Markets Manufacturing Agreement and the Group E Markets Quality Agreement shall be appended to the Group E Market Manufacturing Agreement. In the event of a Section 2.2 Closing, “Quality Agreement(s)” shall mean an agreement (“the GENUPRO Quality Agreement”) appended to the GENUPRO Manufacturing Agreement setting forth quality standards for manufacture of Agreement Product.

“Regulatory Approval” means, for any Agreement Product, all permissions, approvals, licenses, registrations, authorizations, or clearances of any Regulatory Authority that are necessary for the sale of such Agreement Product as a human pharmaceutical in any country in the Territory (excluding pricing and reimbursement approvals)

“Regulatory Authority” means any regulatory agency, ministry, department, commission, council or other governmental body having authority in any country to authorize or control development, manufacture, marketing and sale of human pharmaceutical products, and including among others the FDA and the EMA.

“Regulatory Proceeding” means any action, administrative action or proceeding by or before a Regulatory Authority or other governmental authority occurring in the ordinary and due course of a Party’s (i) filing or maintaining a Regulatory Submission, (ii) maintaining or obtaining a Regulatory Approval, or (iii) filing or maintaining an application for, or obtaining approval of and maintaining, any other Governmental Permits.

“Regulatory Submissions” means, with respect to the Territory, all applications, filings, dossiers and other documents submitted to a Regulatory Authority for the purpose of seeking or obtaining Regulatory Approval (or engaging in clinical trials with respect to any human pharmaceutical) for Agreement Product or pricing and reimbursement approval from that Regulatory Authority for Agreement Product, including, without limitation, Clinical Trial Applications (including INDs), and Marketing Applications (including ANDAs, NDAs, and sNDAs), and any equivalents of any of the foregoing.

“Regulatory Transfer Date” means the date on which the assignment and transfer to GENUPRO or its designated Affiliates or Sublicensees of all ALZA Regulatory Submissions and Governmental Permits in a given country are effective, except with respect to any Governmental Permits or ALZA Regulatory Submissions that cannot be transferred and assigned under this Agreement due to limitations imposed by Legal Requirements, as contemplated by Section 5.1.2, which limitations shall be addressed as described in Section 5.1.2, in which event the Regulatory Transfer Date in such country shall be the date on which a substitute action taken by ALZA (directly or through its Affiliates), or caused by ALZA to be taken by a Third Party MAH, as set forth in Section 5.1.2 becomes effective.

“Regulatory Transfer Transition Period” shall have the meaning set forth in Section 5.3.6.2 of this Agreement.

“Regulatory Transition Plan” shall have the meaning set forth in Section 6.4 of this Agreement.

“Related Product” means a drug product, other than Agreement Product, in final dosage form incorporating as its active ingredient Dapoxetine or another compound that was Covered by a claim of U.S. Patent No. 5,135,947 during its patent term, for use in treatment of humans for therapeutic indications within the urogenital area including premature ejaculation, primary urinary incontinence, urge, stress and mixed incontinence, urinary urgency, interstitial cystitis, neurogenic bladder, bladder sphincter dyssynergia and irritative symptoms of benign prostate hypertrophy (“BPH”), hypoactive sexual desire, impotence, retarded ejaculation, delayed orgasm, and anorgasmia, but not including diseases of the kidney.

“Responsible Party” shall have the meaning set forth in Section 10.4.1 of this Agreement.

“Safety Database” shall have the meaning set forth in the PV Agreement attached hereto.

“Sales Services Agreement” shall have the meaning set forth in Section 5.3.1.2.

“Split Lot” shall have the meaning set forth in Section 10.3.1 of this Agreement.

“Sublicensees” means, with respect to GENUPRO, Menarini or any Affiliate of either, a Third Party granted a sublicense to any of the rights granted to GENUPRO under Section 4.1 or a license under any GENUPRO Patents or Product Rights transferred to GENUPRO under this Agreement (each such Third Party, a “GENUPRO Sublicensee”), and, with respect to ALZA, any Affiliate or Third Party granted a sublicense to: (i) any of the rights granted to ALZA under the License Agreement; or (ii) any of the Transitional Rights granted to ALZA under this Agreement.

“Taxes” means all taxes of any kind, and all charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including all federal, state, local or foreign net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker’s compensation, unemployment, occupation, capital stock, transfer, gains, windfall profits, net worth, asset, transaction, and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any person by any taxing authority or other Regulatory Authority under applicable law.

“Territory” shall mean all the countries of the world.

“Third Party” shall mean any individual, corporation or entity, or any government, or any agency or political subdivisions thereof, other than ALZA, GENUPRO or their respective Affiliates.

“Third Party MAH” shall have the meaning set forth in Section 5.1.1.

“Trade Dress” means any product packaging, pill design, graphics, color, color combinations, or any other designs used to create a visual impression used to identify the Agreement Product (and not any other product of ALZA or any Affiliate thereof).

“Trademarks” shall mean all rights, title and interest Controlled by ALZA to any trademarks, trade names, and logos used or held for use by ALZA or any Affiliate thereof that are specific to the Agreement Product, including the trademarks listed on Schedule 4.2B1 and on Schedule 4.2B2, including registrations for, and pending applications for registration, of any of the foregoing, and the goodwill related to any of the foregoing. Schedule 4.2B1 lists the Trademarks to be assigned to GENUPRO in the event of a Section 2.1 Closing; Schedule 4.2B2 lists the Trademarks to be assigned to Menarini in the event of a Section 2.1 Closing; and, in the event of a Section 2.2 Closing, all Trademarks listed in Schedules 4.2B1 and 4.2B2 shall be assigned to GENUPRO.

“Transition Completion Date” means the later of: (i) the date of [*] or (ii) the date [*]

“Transition Period” means, on a country-by-country basis, the Country Transfer Transition Period and/or Regulatory Transfer Transition Period, if applicable.

“Transitional Rights” means, on a country-by-country basis, the rights retained by ALZA under Section 4.3 to develop, have developed, manufacture, have manufactured, distribute, have distributed, sell, offer for sale, import and export Agreement Product during the Country Transfer Transition Period, and if applicable, the Regulatory Transfer Transition Period in such country.

“Transition Services Agreement” means a written agreement between ALZA and GENUPRO for the provision of certain transitional services by ALZA and its Affiliates to GENUPRO or its designated Affiliates and/or Sublicensees.

“Transition Team” shall have the meaning set forth in Section 6.3 of this Agreement.

“US” means the United States of America, including its territories, commonwealths and possessions.

1.2 Miscellaneous Interpretation Aids.

(a) Each use in this Agreement of the term “including”, “comprising”, or “containing” (or a variant form thereof) shall be understood to have an open, non-limiting meaning. Thus, e.g., “including” shall be interpreted as meaning “including without limitation” or “including but not limited to”, regardless of whether the words “without limitation” or “but not limited to” actually follow the term “including”. Similarly, the terms “such as”, “for example”, and “e.g.” shall be understood as referring to non-limiting illustrations or examples.

(b) “Herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words shall be understood as referring to this Agreement in its entirety, and not solely to the particular provision or portion of this Agreement in which any such word is used.

(c) Wherever used herein, any pronoun or pronouns shall be understood to cover all genders.

[*] Confidential treatment requested.

(d) All references to days, months, quarters, or years shall be understood to refer, respectively, to calendar days, calendar months, calendar quarters, or calendar years, unless otherwise indicated.

(e) Any reference to a supranational, national, federal, state, local, or foreign statute or law shall be understood to refer to the applicable version of the law or statute then in force (as it may have been amended or superseded) as well as all rules and regulations promulgated thereunder, unless the context requires otherwise.

(f) All references to “dollars” or “$” shall mean United States dollars.

Section 2 Effective Date

2.1 This Agreement, and the Parties’ rights and obligations hereunder shall not become effective until all of the agreements and terminations of agreements set forth in clauses a. through (and including) j. below are fully executed by duly authorized representatives of each party to each such agreement and the other conditions set forth in clauses k. and l. below have been satisfied:

a.	The Menarini Priligy License Agreement (including execution of all ancillary agreements contemplated thereby, including but not limited to a reasonable form of pharmacovigilance agreement and any other agreements to be negotiated following the execution of the sublicense agreement itself);

b.	The Non-Group E Markets Manufacturing Agreement;

c.	The Non-Group E Markets Quality Agreement;

d.	The GENUPRO Trademark Assignment Agreement;

e.	The Menarini Trademark Assignment Agreement;

f.	The Domain Name Assignment Agreement;

g.	The PV Agreement;

h.	The written agreement(s) terminating the sublicense agreements set forth in Schedule 11.2.18;

i.	The Transition Services Agreement;

j.	The Sales Services Agreement;

k.

ALZA shall not have suspended or terminated any Ongoing Clinical Studies prior to the Effective Date, other than a suspension or termination resulting from ALZA’s reasonable determination, after consulting with GENUPRO and providing GENUPRO a reasonable opportunity to comment, that such suspension or termination is necessary to protect subject or patient health or safety or to comply with a Legal Requirement (in which case ALZA shall promptly notify GENUPRO in writing of such suspension or termination and the circumstances related thereto supporting such suspension or termination). In the event that ALZA suspends or terminates any Ongoing Clinical Studies prior to the Effective Date for reasons other than those necessary to protect subject or patient health or safety or to comply with a Legal Requirement, GENUPRO may, if and as determined in its sole discretion, elect to waive this clause k. as a condition for this Agreement to become effective. In the event that ALZA suspends or terminates any Ongoing Clinical Studies prior to the Effective Date for reasons necessary to protect subject or patient health or safety or to comply with a Legal Requirement, GENUPRO agrees to waive this clause k. as a condition for this Agreement to become effective; and

l.	Delivery by ALZA of the following Schedules, subject to Section 16.8: Schedules 5.1.1, 5.7 and 11.3.11.

In the event that the Effective Date under this Section 2.1 has not occurred by the date set forth in Section 14.1, this Section 2.1 shall be of no further effect and the Effective Date shall be determined according to Section 2.2.[*]2.2 In the event the Effective Date under Section 2.1 has not occurred by the date set forth in Section 14.1, this Agreement, and the Parties’ rights and obligations hereunder, shall not become effective until all of the agreements and terminations of agreements set forth in clauses a. through (and including) f. below are fully executed by duly authorized representatives of each Party to each such agreement and the other conditions set forth in clauses g. and h. below have been satisfied:

a. The GENUPRO Trademark Assignment Agreement as amended or modified under Section 14.2.2;

b. The GENUPRO PV Agreement under Section 14.2.2;

c. The written agreement(s) terminating the sublicense agreements set forth in Schedule 11.2.18;

d. The Transition Services Agreement;

e. The Sales Services Agreement;

f. Domain Name Assignment Agreement;

g. ALZA shall not have suspended or terminated any Ongoing Clinical Studies prior to the Effective Date, other than a suspension or termination resulting from ALZA’s reasonable determination, after consulting with GENUPRO and providing GENUPRO a reasonable opportunity to comment, that such suspension or termination is necessary to protect subject or patient health or safety or to comply with a Legal Requirement (in which case ALZA shall promptly notify GENUPRO in writing of such suspension or termination and the circumstances related thereto supporting such suspension or termination). In the event that ALZA suspends or

[*] Confidential treatment requested.

terminates any Ongoing Clinical Studies prior to the Effective Date for reasons other than those necessary to protect subject or patient health or safety or to comply with a Legal Requirement, GENUPRO may, if and as determined in its sole discretion, elect to waive this clause g. as a condition for this Agreement to become effective. In the event that ALZA suspends or terminates any Ongoing Clinical Studies prior to the Effective Date for reasons necessary to protect subject or patient health or safety or to comply with a Legal Requirement, GENUPRO agrees to waive this clause g. as a condition for this Agreement to become effective.; and

h. Delivery by ALZA of the following Schedules, subject to Section 16.8: Schedules 5.1.1, 5.7 and 11.3.11.

2.3 The Effective Date of this Agreement shall be the last date of signature of the last to be executed of the agreements, and terminations of agreements: (a) as set forth in Section 2.1 in the event of a Section 2.1 Closing as defined in Section 14.1; or (b) as set forth in Section 2.2 in the event of a Section 2.2 Closing as defined in Section 14.2.

Section 3 Termination of License Agreement

3.1 Termination of Rights and Obligations. ALZA, FURIEX and GENUPRO hereby terminate the License Agreement effective as of the Effective Date. As of the Effective Date, the License Agreement is hereby superseded by this Agreement and, notwithstanding anything to the contrary in the License Agreement, except for ALZA’s Transitional Rights under Section 4.3 of this Agreement, neither ALZA, FURIEX, nor GENUPRO shall have any surviving rights or obligations thereunder, except that:

3.1.1 Termination of the License Agreement shall not release or discharge any Party from the performance of any payment obligation under the License Agreement that accrued prior to the Effective Date and that remains to be paid as of the Effective Date, including in accordance with Section 3.2 below.

3.1.2 The confidentiality and other rights and obligations set forth in Sections 6.01, 6.02, 8.01(a), 8.04(a), and 10.01 of the License Agreement shall continue in effect.

3.1.3 The obligations with respect to adverse event reporting under Section 4.06 of the License Agreement will continue for each Party until transition of pharmacovigilance responsibility as provided in Section 6.5 below.

3.1.4 ALZA shall, on a country-by-country basis, remain obligated to pay royalties due under the License Agreement on ALZA’s or its Affiliates’ or Third Party licensees’ sales of Agreement Product in Group A Market countries prior to the Effective Date in a manner substantially consistent with the terms of the License Agreement (including Sections 5.03, 5.04, 5.05, 5.06, and 5.08 thereof (as if the License Agreement had not been terminated)).

3.2 Final Accounting. ALZA will make a final accounting and payment to GENUPRO of royalties due for Net Sales (as defined in the License Agreement) of the Agreement Product accrued under the License Agreement with respect to each Group A Market country as of the Effective Date in accordance with the provisions of the License Agreement.

3.3 Release; Covenant Not to Sue; Termination Right.

3.3.1 Waiver and Release by FURIEX and GENUPRO. Notwithstanding anything to the contrary herein, upon the Effective Date, FURIEX and GENUPRO, each on behalf of it and all of its predecessors and successors and their respective subsidiaries and assigns and their respective agents, directors, officers, and employees (each a “GENUPRO Entity”), hereby irrevocably and unconditionally releases ALZA and all of its predecessors and successors, and their respective Affiliates and each of its assigns, and their respective agents, directors, officers, and employees, as well as their respective shareholders, distributors, and customers thereof (each an “Alza Entity”), from any and all claims, demands, damages, rights of action, debts, liabilities, or controversies of any kind whatsoever, in any jurisdiction, whether at law or in equity, whether before a local, state, national, or federal court, or state, national, regional, or federal administrative agency, commission, or other tribunal, and whether now known or unknown, liquidated or unliquidated, which any GENUPRO Entity has, or may have, based on, arising out of, or in any way related to the License Agreement, including all claims known or which reasonably could have been known for breach of contract or tortious injury but excluding only any such claims for failure to make any payment remaining due by ALZA under the License Agreement, up to and as of the Effective Date (collectively, “Waived Contract Claims”), and hereby waives all Waived Contract Claims, provided that this Section 3.3.1 shall be subject to, and shall not in any event be construed as limiting, ALZA’s indemnification obligations under Section 12 or otherwise under this Agreement or any Ancillary Agreement or GENUPRO’s or any GENUPRO Indemnitee’s rights under any of the foregoing.

3.3.2 Covenant Not to Sue by GENUPRO. On the Effective Date, each of FURIEX and GENUPRO hereby covenants and agrees with ALZA that neither FURIEX or GENUPRO nor any other GENUPRO Entity or other person directly or indirectly controlled by FURIEX or GENUPRO or claiming through FURIEX or GENUPRO, will bring suit based on a Waived Contract Claim or otherwise assert a Waived Contract Claim against ALZA or any other Alza Entity, whether before a local, state, national or federal court, or state, national, regional or federal administrative agency, commission, or other tribunal, and whether such Waived Contract Claim is now known or unknown, liquidated or unliquidated, or arises before or after the Effective Date, or is based on events which occurred before or after the Effective Date (“Covenant Not to Sue”). This Covenant Not to Sue shall run with any assignment by FURIEX or GENUPRO of its interest in this Agreement or transfer of GENUPRO’s Product Rights (as may remain subject to any Transitional Rights retained by ALZA hereunder), and shall bind any assignee or other person or entity to which FURIEX or GENUPRO, jointly or severally, may convey an interest hereunder. For the avoidance of doubt, this Covenant Not to Sue shall not extend to any cause of action that may be brought by FURIEX or GENUPRO alleging ALZA’s breach of the terms of this Agreement, or to any patent infringement claim that may be brought by FURIEX or GENUPRO after termination of the license rights and Transitional Rights of ALZA hereunder alleging ALZA’s infringement of any

GENUPRO Patents occurring after any such termination. Notwithstanding anything to the contrary, this Section 3.3.2 shall be subject to, and shall not in any event be construed as limiting, ALZA’s indemnification obligations under Section 12 or otherwise under this Agreement or any Ancillary Agreement or FURIEX’s, GENUPRO’s, or any GENUPRO Indemnitee’s rights under any of the foregoing.

3.3.3 Termination Right for Breach Claim. In the event, prior to the Effective Date, GENUPRO files a lawsuit in any court or other governmental or judicial forum against ALZA or any Affiliate thereof in which GENUPRO claims or seeks any remedies or damages with respect to ALZA’s or any of its Affiliate’s actual or alleged breach of the License Agreement, ALZA shall be entitled, upon written notice to GENUPRO given prior to the Effective Date, to terminate this Agreement and all of ALZA’s obligations, and GENUPRO’s rights, hereunder.

3.4 Interpretation of the License Agreement Under the New Lilly License. The Parties hereby agree that the License Agreement is amended to the extent necessary to cause (a) it to be consistent with the New Lilly License and (b) the terms and conditions of the License Agreement to not themselves constitute or directly result in a breach of the New Lilly License, with such amendment to be effective as of the date of the New Lilly Agreement.

Section 4 Transfer of Certain Intellectual Property

4.1 License of ALZA Intellectual Property to GENUPRO.

4.1.1 Subject to the terms and conditions of this Agreement and the Ancillary Agreements (and effective as of the Effective Date), ALZA hereby grants to GENUPRO an exclusive (even as to ALZA and its Affiliates, subject to any Transitional Rights), perpetual, royalty-free, transferable, worldwide license, with right to sublicense to Affiliates and Third Parties, under the ALZA Know-How to develop, make, have made, use, offer for sale, sell, import, export, and commercialize Dapoxetine and Agreement Product solely for purposes in the Field.

4.1.2 Subject to the terms and conditions of this Agreement and the Ancillary Agreements (and effective as of the Effective Date), ALZA hereby grants to GENUPRO a non-exclusive, perpetual, royalty-free, transferable, worldwide license, with right to sublicense to Affiliates and Third Parties, under the ALZA Know-How to develop, make, have made, use, offer for sale, sell, import, export, and commercialize Related Products solely for purposes in the Field.

4.1.3 Transfer of ALZA Know-How.

4.1.3.1 ALZA shall, at [*] expense, provide GENUPRO with a copy of the ALZA Know-How in documentary or Electronic Media form during each country’s Transition Period according to Section 6. Each Party shall treat the ALZA Know-How as the other Party’s Confidential Information, whether or not marked or labeled as being confidential, pursuant to the terms and conditions of this Agreement, GENUPRO (and its Affiliates and Sublicensees) shall use it

[*] Confidential treatment requested.

solely for the purposes expressly permitted hereunder, and ALZA shall retain ownership of all ALZA Know-How. During the Country Transfer Transition Period and for the period running [*] ([*]) [*] thereafter, ALZA shall promptly answer any reasonable requests from GENUPRO to decipher or explain any notation within the ALZA Know-How documentation provided to GENUPRO under this Section 4.1.3.1 and Section 6.1.1.

4.1.3.2 In providing the ALZA Know-How to GENUPRO in documentary or Electronic Media form, ALZA will use reasonable efforts to redact from copies of the original records listed in the Index all extraneous Know-How contained therein that is not ALZA Know-How or GENUPRO Know-How. GENUPRO acknowledges that, despite such reasonable efforts, in an effort to expedite the provision of the ALZA Know-How documentation, some extraneous Know-How may be inadvertently included, and that ALZA reserves the right, exercisable on notice to GENUPRO, to correct any documentary form of the ALZA Know-How as promptly as possible, but in any event within [*] ([*]) [*] after its original provision to GENUPRO, provided that GENUPRO shall not be liable for any internal use of any such extraneous Know-How as permitted hereunder with respect to the ALZA Know-How prior to receiving notice of such correction.

4.1.4 Subject to the terms and conditions of this Agreement and the Ancillary Agreements (and effective as of the Effective Date), ALZA hereby grants to GENUPRO a perpetual, royalty-free, transferable, exclusive (even as to ALZA and its Affiliates, subject to any Transitional Rights) right and license, with right to sublicense to Affiliates and Third Parties (including rights of further sublicense by any Affiliates of GENUPRO or Sublicensees), under the Copyrights, to (i) use, copy, modify, reproduce, display, perform or distribute the contents of ALZA’s or its Affiliates advertising, marketing, promotional and sales materials specific to Dapoxetine or any Agreement Product (such content, the “Licensed Materials”) solely for purposes in the Field (such license excluding, for the avoidance of doubt, the corporate names and logos of ALZA and its Affiliates and any other content that is not specific to Dapoxetine or any Agreement Product)), (ii) prepare derivative works incorporating all or any portion of the Licensed Materials (excluding, for the avoidance of doubt, the corporate names and logos of ALZA and its Affiliates), and (iii) to use such derivative works solely for purposes in the Field. For the avoidance of doubt, except as expressly set forth in this Agreement, nothing in this Section 4.1.4 shall be construed as granting or conveying (whether expressly or by implication) to GENUPRO or its Affiliates any rights to use the names of ALZA or any of its Affiliates or any of their logos or trademarks owned, licensed, or controlled by ALZA and that are not specific to any Agreement Product but are incorporated in any such advertising, marketing, promotional or sales materials containing content being licensed to GENUPRO pursuant to this Agreement.

4.1.5 ALZA hereby represents and warrants to its knowledge (including upon reasonable inquiry of its Affiliates) that, as of the Effective Date, except for expired or abandoned ALZA Patents, no ALZA Patents have issued or are pending. In the event, at any time before the Transition Completion Date, ALZA identifies any ALZA Patents

[*] Confidential treatment requested.

claiming Dapoxetine or Agreement Product, for which Regulatory Approval has been obtained or is being sought by or on behalf of ALZA (directly or through an Affiliate) (“Identified ALZA Patents”), it shall promptly notify GENUPRO in writing (for the purposes of this section the date of such notice being the “Notification Date”). ALZA shall and hereby does, subject to any pre-existing obligations and other terms of any Third Party agreements as of the Notification Date, grant to GENUPRO an exclusive (even as to ALZA, except as to any Transitional Rights), royalty-free, transferable worldwide license, with right to sublicense to Affiliates and Third Parties, under the Identified ALZA Patents during the term thereof, to develop, make, have made, use, offer for sale, sell, import, export, and commercialize Dapoxetine and Agreement Product solely for purposes in the Field subject to the terms and conditions of this Agreement and the Ancillary Agreements.

4.1.6 GENUPRO shall have the right to sublicense or license any of its rights under Section 4.1 or under any Product Rights licensed or transferred to it under this Agreement to any Affiliate or Third Party without ALZA’s prior written consent, provided that the licensing of any manufacturing, distribution, or commercial rights relating to any Agreement Product, Related Product, or any Product Rights to any Third Party shall be by written agreement, except that GENUPRO shall notify ALZA of any sublicensing of GENUPRO’s rights to ALZA Know-How or Identified ALZA Patents (if any) to GENUPRO’s Affiliates or Sublicensees and any further sublicensing of ALZA Know-How or Identified ALZA Patents (if any) by its Affiliates or Sublicensees.

4.1.7 The license rights granted by ALZA under Section 4.1 shall become: (i) fully paid-up upon satisfaction of all of GENUPRO’s, and its Affiliates’ and Sublicensees’, payment obligations to ALZA under Sections 7.1 and 7.2; and (ii) irrevocable upon expiry of [*] ([*]) [*] after the Effective Date, provided that GENUPRO or its Affiliates or Sublicensees have not breached any material obligation, warranty or covenant during the period starting on the Effective Date and ending [*] ([*]) [*] after the Effective Date.

4.2 Assignment of Trademarks, Domain Names.

4.2.1 As of the Effective Date, ALZA shall assign, and cause its applicable Affiliates to assign, to GENUPRO the Trademarks with respect to the Group E Market Countries and Domain Names. As of the Effective Date, subject to Menarini having become a Sublicensee of GENUPRO, ALZA shall assign, and cause its applicable Affiliates to assign, to Menarini the Trademarks with respect to all countries other than the Group E Countries. The Parties shall separately document the assignment to GENUPRO of ownership of the Trademarks with respect to the Group E Market Countries and Domain Names using commercially reasonable and customary forms of assignments to be negotiated in good faith promptly following the Execution Date (the “GENUPRO Trademark Assignment Agreement” and “Domain Name Assignment Agreement”, respectively), which shall be executed on or prior to the Effective Date. Subject to Menarini having become a Sublicensee of GENUPRO, the Trademarks concerning such countries other than the Group E Market countries shall be assigned to Menarini pursuant to, and Menarini’s ownership of such Trademarks, shall be separately documented by

[*] Confidential treatment requested.

commercially reasonable and customary forms of assignments to be negotiated in good faith by ALZA promptly following the Execution Date (the “Menarini Trademark Assignment Agreement”), which shall be executed on or prior to the Effective Date. Notwithstanding the preceding sentence, the Trademarks in Group A Market countries shall be assigned to Menarini on a country-by-country basis on the [*] as defined in Section 5.3.1.2 in each such country. In the event of a Section 2.2 Closing, the Menarini Trademark Assignment Agreement shall be of no effect and the assignments that would have been made thereunder in accordance with this Section 4.2.1 shall be made to GENUPRO in the GENUPRO Trademark Assignment Agreement.

4.2.2 Notwithstanding the foregoing, GENUPRO and its Affiliates and Sublicensees shall have no rights to Trade Dress under the GENUPRO Trademark Assignment Agreement or the Menarini Trademark Assignment Agreement.

4.3 Rights Retained by ALZA.

4.3.1 ALZA acknowledges that, by virtue of termination of the License Agreement, as of the Effective Date, ALZA’s rights thereunder to develop, have developed, manufacture, have manufactured, distribute, have distributed, sell, offer for sale, import, and export Licensed Products (as defined in Section 1.22 of the License Agreement) have been terminated or reverted to GENUPRO, except for ALZA’s retention of Transitional Rights as provided hereunder until the Transition Completion Date.

4.3.2 Effective as of the Effective Date, GENUPRO hereby grants to ALZA a non-exclusive, royalty-free (except for amounts due GENUPRO under the Sales Services Agreement with respect to the sale of Agreement Product by ALZA or its designated Affiliates or Sublicensees), worldwide license, with right to sublicense to Affiliates and/or Sublicensees, under the GENUPRO Patents, GENUPRO Know-How, Product Rights, ALZA Know-How, and Identified ALZA Patents (if any) transferred or licensed to GENUPRO hereunder, to develop, have developed, make, have made, use, have used, offer for sale, sell, and import Dapoxetine and the Agreement Product solely for purposes of practicing its Transitional Rights in the Non-Group E Market Countries as provided hereunder until the Transition Completion Date and performing its obligations under the this Agreement and the Ancillary Agreements. The rights granted hereunder with respect to any GENUPRO Know-How constituting Lilly Know-How, Lilly Manufacturing Know-How, and Lilly Improvements (as defined in the New Lilly License) shall be subject to the applicable terms of the New Lilly License. Notwithstanding the foregoing, the scope of such rights shall not in any event be broader than such rights previously granted under the License Agreement.

Section 5 Transfer of Product Rights in the Territory

The provisions of this Section 5 are intended to govern the orderly transfer and delivery of Product Rights and the transition of the business specifically related to manufacturing, packaging and commercialization of the Agreement Product in the applicable countries in the Territory from ALZA to GENUPRO or, if and as requested by GENUPRO, any of its Affiliates

[*] Confidential treatment requested.

or Sublicensees. To the extent that any Affiliates of ALZA or Third Party MAH as defined in Section 5.1.1 hold or maintain, or are responsible for holding and maintaining, Governmental Permits and/or ALZA Regulatory Submissions, and/or are otherwise responsible for the manufacturing, packaging and/or commercialization of Agreement Product in one or more countries in the Territory, ALZA shall (i) cause such Affiliates or Third Party MAH to undertake and complete such actions as are necessary to enable ALZA to fulfil its obligations under this Agreement and (ii) be liable for the acts and omissions of such Affiliates or Third Party MAH as if such acts or omissions were those of ALZA hereunder.

5.1 Completion of Transfer of Product Rights. Except as expressly provided for in this Agreement and any Ancillary Agreements, the Transition Team shall decide in writing upon a mutually acceptable date for each applicable country in the Territory that will be the target Country Transfer Date for the completion of the assignment and transfer of all Product Rights to GENUPRO or its designated Affiliate(s), or Third Party Sublicensee(s), in such country. ALZA shall, subject to the Legal Requirements in such country, assign, transfer, and deliver, or cause to be assigned, transferred, and delivered, to GENUPRO or its designee(s) the Product Rights on a country-by-country basis in accordance with the terms and conditions of this Agreement and any Ancillary Agreement and, except as otherwise provided below in Sections 5.3, 5.4, or 5.5, the transfer and delivery of the Product Rights in a country shall be completed and made effective as of [*]. On and after the Effective Date of this Agreement, the Parties shall use good faith efforts to expedite the transfer and delivery of Product Rights in each of the countries of the Territory. For purposes of clarification but not limitation, GENUPRO may request in writing that any portion of the Product Rights be directly assigned, transferred, and delivered to a particular Affiliate or other Third Party designee (or any other Sublicensee), and ALZA shall comply with such request, provided that, to the extent any Product Rights are not transferred or assigned to one or more Affiliates or Third Party designees of GENUPRO pursuant to the foregoing, all remaining Product Rights shall be assigned and transferred, or caused to be assigned and transferred, to GENUPRO.

5.1.1 Third Party Marketing Authorization Holders. Those Third Parties identified on Schedule 5.1.1 are under contractual obligations, as set forth in the Distribution Agreements therewith, to ALZA or its Affiliates with respect to the distribution, sale, and promotion of Agreement Product in the corresponding countries noted on Schedule 5.1.1, and have filed or maintained, respectively, Marketing Applications or ALZA Marketing Authorizations, respectively, on behalf of ALZA or its Affiliates in such countries (each such Third Party, a “Third Party MAH”). In each country that a Third Party MAH has filed and maintains a Marketing Application, or maintains an ALZA Marketing Authorization, on behalf of ALZA or its designated Affiliate as of the Effective Date, ALZA’s obligations (directly or through its Affiliates) under this Section 5 to (a) Maintain Marketing Applications and obtain Regulatory Approval therefor, (b) Maintain ALZA Marketing Authorizations, (c) transfer and/or assign such ALZA Marketing Authorizations to GENUPRO or its designated Affiliate or Sublicensee, and (d) execute such documents as are necessary to give effect to such transfer and/or assignment in such country, shall, subject to Section 5.1.2, be understood to be obligations of ALZA (directly or through its Affiliates) to cause such Third Party MAH to do the same in such country.

[*] Confidential treatment requested.

5.1.2 ALZA’s Obligations Subject to Legal Requirements. The Parties understand and agree that in this Section 5 and throughout this Agreement, ALZA’s obligations to take an action (directly or through its Affiliates), or cause a Third Party MAH to take an action (e.g., transfer an ALZA Marketing Authorization to GENUPRO or its Affiliate or Sublicensee; or Maintain a Marketing Application), are subject to the Legal Requirements of each particular country or jurisdiction of the Territory. In the event that an obligation of ALZA under this Agreement to take an action (directly or through its Affiliates), or cause a Third Party MAH to take an action, is not permitted by Legal Requirements in a country, ALZA shall not be in breach of any its obligations, representations and warranties, or covenants under this Agreement or any Ancillary Agreement so long as ALZA (directly or through its Affiliates) takes, or causes a Third Party MAH to take, a substitute action in compliance with Legal Requirements of such country reasonably intended to achieve the purpose of ALZA’s corresponding obligation under this Agreement. By way of an illustrative, but not limiting, example: in the event that transfer of an ALZA Marketing Authorization from an ALZA Affiliate or Third Party MAH to GENUPRO or its designated Affiliate or Sublicensee is not permitted by Legal Requirements in a country or jurisdiction, ALZA’s obligation shall be deemed fulfilled if ALZA (directly or through its Affiliates) withdraws such ALZA Marketing Authorization and/or takes such other steps reasonably intended to permit and enable GENUPRO or its designated Affiliate or Sublicensee to file a Marketing Application and obtain a corresponding Regulatory Approval in such country or jurisdiction.

5.2 Country Designation as a Group A Market, Group B Market, Group C Market, or Group E Market. The Parties have used good faith efforts based upon available information to identify countries and designate them in the Regulatory Transition Plan in the applicable group as of the Effective Date according to the following criteria:

5.2.1 “Group A Market” means countries of the Territory, excluding [*], [*], and [*] (countries other than [*], collectively, “Non-Group E Market Countries”), where, as of the Effective Date, Agreement Product is [*]. The Group A Markets are set forth on Schedule 5.2A;

5.2.2 “Group B Market” means Non-Group E Market Countries where there is [*]. The Group B Markets are set forth on Schedule 5.2B;

5.2.3 “Group C Market” means Non-Group E Market Countries where [*]. Group C Markets are set forth on Schedule 5.2C; and

5.2.4 “Group E Market” means the [*].

5.2.5 Certain Limitations with Respect to ALZA’s Transition Obligations. The following capitalized terms as used in this Agreement shall have the meanings set forth below in this Section 5.2.5:

5.2.5.1. “Maintain”, in reference to any ALZA Marketing Authorization and/or any other existing Governmental Permits obtained by or on behalf of ALZA or any of its Affiliates for Agreement Product as of the Effective

[*] Confidential treatment requested.

Date in a particular country, or ALZA Regulatory Submissions in a particular country following receipt of Regulatory Approval therein, means to use Commercially Reasonable Efforts to undertake the following, as may be applicable, during the Regulatory Transfer Transition Period: (a) making safety-related labelling changes required by a Regulatory Authority; (b) sending Dear Doctor letters required by a Regulatory Authority; (c) collecting adverse event reports and filing such reports, and development safety update reports (DSUR), until transfer of pharmacovigilance responsibilities to GENUPRO and/or its designated Affiliates and/or Sublicensees; (d) filing periodic safety update reports (PSUR) until transfer of pharmacovigilance responsibilities to GENUPRO and/or its designated Affiliates and/or Sublicensees; (e) making renewals of an ALZA Market Authorization and/or any other existing Governmental Permits or ALZA Regulatory Submissions upon reasonable written request from GENUPRO; (f) responding to Regulatory Authority requests for information; and (g) taking any other actions with respect to any Governmental Permit(s) in such country as required by any Legal Requirement. The Parties acknowledge and agree that (i) in order for GENUPRO and/or its Affiliates and/or Sublicensees to receive Regulatory Approval in [*] according to the Legal Requirements of that country, ALZA or its Affiliate shall withdraw its ALZA Marketing Authorization and GENUPRO and/or its Affiliates and/or Sublicensees shall concurrently file a Marketing Application on a date that will be agreed to by ALZA and GENUPRO (“[*] Date”), and (ii) ALZA’s and its Affiliate’s obligation to Maintain the ALZA Marketing Authorization in [*] shall cease on the [*] Date, which date shall be deemed the Regulatory Transfer Date in [*].

5.2.5.2 “Maintain”, in reference to a Marketing Application filed by or on behalf of ALZA or any of its Affiliates for Agreement Product pending as of the Effective Date in a particular country, means to use Commercially Reasonable Efforts during the Regulatory Transfer Transition Period to seek Regulatory Approval based on such Marketing Application by (a) timely responding to any Regulatory Authority’s inquiries regarding such Marketing Application or (b) making such filings or submissions, or taking such other actions, including attending meetings requested by Regulatory Authorities, as reasonably required to obtain such Regulatory Approval, provided that actions shall not, in any event, include the conducting of any clinical trials or other in vivo or in vitro research or development activities.

For the avoidance of doubt, ALZA shall not be obligated during the Transition Period in any country to: (a) file any Marketing Application in any country where no such Marketing Application exists as of the Effective Date; (b) make resubmission filings of any Marketing Application, including in [*]; (c) initiate or conduct any new clinical studies on or after the Effective Date; or (d) initiate or conduct any post-marketing clinical trials that may be required by a Regulatory Authority on or after the Effective Date.

[*] Confidential treatment requested.

5.3 Rights and Obligations of the Parties Based on Country Designation.

5.3.1 Group A Market.

5.3.1.1 GENUPRO (directly or through its Affiliates and/or Sublicensees) will, subject to any legal obligations ALZA or its Affiliates may have as holder of ALZA Marketing Authorizations or ALZA Regulatory Submissions prior to [*] or contractual obligations ALZA or its Affiliates may have under any Ancillary Agreement or with respect to a Third Party’s rights to market, promote, distribute and commercialize Agreement Product under a Distribution Agreement and subject to ALZA’s obligations with respect to the Ongoing Clinical Trials as set forth in Section 5.8.1, assume full responsibility and control over all aspects of the distribution and commercialization of the Agreement Product in the Group A Market countries as of [*], and the development and manufacture of Agreement Product anywhere for such purposes in each Group A Market country, [*]

5.3.1.2 ALZA will continue to distribute or have distributed (such as through its Affiliates or Third Parties) Agreement Product on GENUPRO’s (or its designated Affiliates’ or Third Party Sublicensees’) behalf in each Group A Market country on or after [*] until the ALZA Distribution Termination Date (as defined below) in accordance with and under the terms of a commercially reasonable and customary form of written agreement to be negotiated in good faith by the Parties (hereinafter “Sales Services Agreement”).

5.3.1.2.1 ALZA’s obligations under the Sales Services Agreement shall terminate on a country-by-country basis the earlier of: (i) [*] ([*]) [*] from [*]; or (ii) the [*] in such country (such earlier date, the “ALZA Distribution Termination Date”).

5.3.1.2.2 ALZA’s distribution activities under the Sales Services Agreement shall be limited to the services specifically set forth therein. For avoidance of doubt, ALZA shall not be obligated to engage in sales (except as set forth in the Sales Services Agreement), marketing, promotional, advertising, detailing or, except as set forth in the Sales Services Agreement, any other commercialization activities under such Sales Services Agreement.

5.3.1.3 The Parties will coordinate through the Transition Team (directly or through their applicable Affiliate or Sublicensees) and make, or cause to be made, the necessary inquiries and file the necessary documents with the Regulatory Authority in each Group A Market country in accordance with Legal Requirements of each such country to transfer ownership and pharmacovigilance responsibility and, subject to the filing of any such necessary documents for a particular Group A Market country and subject to Legal Requirements in such country, ALZA hereby assigns (or shall cause its Affiliates or Third Party MAHs to hereby assign) to GENUPRO (or its designated Affiliate or Sublicensee) all

[*] Confidential treatment requested.

right, title, and interest in all ALZA Marketing Authorizations and any other existing Governmental Permits and ALZA Regulatory Submissions in such country. ALZA shall execute or cause to be executed all documents necessary to effect such assignment. Such assignment is subject to approval or acknowledgement by the Regulatory Authority of each country to the extent required in accordance with the Legal Requirements of such country. ALZA shall (or shall cause its applicable Affiliate or Third Party MAH to) use Commercially Reasonable Efforts to file, and obtain approval of, any variations of any Governmental Permits or ALZA Regulatory Submissions needed to effect such transfer of the ALZA Marketing Authorization and any other Governmental Permits and ALZA Regulatory Submissions to GENUPRO and/or its Affiliates and/or Sublicensees.

5.3.1.4 ALZA’s only other obligations in each Group A Market country will be as follows:

(a) beginning on [*], ALZA shall (or shall cause its applicable Affiliate or Third Party MAH to) make inquiries and file such documents as set forth in Section 5.3.1.3, and Maintain the ALZA Marketing Authorization and any other existing Governmental Permits and ALZA Regulatory Submissions, which obligations shall cease on [*] in each Group A Market country;

(b) beginning on [*], if requested in writing by GENUPRO or its designated Affiliate and/or Sublicensee, ALZA shall, subject to Legal Requirements, appoint (or cause its applicable Affiliate or Third Party MAH to appoint) GENUPRO or its designated Affiliate and/or Sublicensee as its MA Delegate in each requested Group A Market country under a Delegation of Authority, which shall expire on a country-by-country basis on [*] in each country, to allow GENUPRO or its designated Affiliate and/or Sublicensee to distribute and commercialize Agreement Product prior to [*]. In such case, ALZA’s obligations under the Sales Services Agreement under Section 5.3.1.2 in each such Group A Market country shall terminate on [*];

(c) beginning on [*], ALZA shall (or cause its applicable Affiliate to) proceed with the transfer of other Product Rights in each Group A Market country as set forth in this Agreement;

(d) ALZA shall (or shall cause its applicable Affiliate or Third Party MAH to) comply with any legal obligations ALZA or its Affiliates or Third Party MAH may have as holder of ALZA Marketing Authorizations or ALZA Regulatory Submissions prior to [*]; and

(e) ALZA shall comply with its obligations as set forth in any Ancillary Agreement.

[*] Confidential treatment requested.

The obligations in clauses (a), (b) and (d) of this Section 5.3.1.4 shall cease on [*] in each Group A Market country.

5.3.2 Group B Market.

5.3.2.1 GENUPRO (directly or through its Affiliates and/or Sublicensees) will, subject to any legal obligations ALZA or its Affiliates or Third Party MAHs may have as holder of ALZA Marketing Authorizations or ALZA Regulatory Submissions prior to [*] or contractual obligations ALZA or its Affiliates may have under any Ancillary Agreement or with respect to a Third Party’s rights to market, promote, distribute and commercialize Agreement Product under a Distribution Agreement and subject to ALZA’s obligations with respect to the Ongoing Clinical Trials as set forth in Section 5.8.1, assume full responsibility and control over all aspects of the distribution and commercialization of the Agreement Product as of [*] in each Group B Market country, and the development and manufacture of Agreement Product anywhere for such purposes in each Group B Market country, [*]

5.3.2.2 The Parties will coordinate through the Transition Team (directly or through their applicable Affiliate or Sublicensee) and make the necessary inquiries and file the necessary documents with the Regulatory Authority in each Group B Market country in accordance with the Legal Requirements of such country to transfer ownership and pharmacovigilance responsibility and, subject to the filing of any such necessary documents for a particular Group B Market country and subject to Legal Requirements in such country, ALZA hereby assigns (or shall cause its Affiliates or Third Party MAHs to hereby assign) to GENUPRO (or its designated Affiliate or Sublicensee) all right, title, and interest in all ALZA Marketing Authorizations and any other existing Governmental Permits and ALZA Regulatory Submissions in such country. ALZA shall execute or cause to be executed all documents necessary to effect such assignment. Such assignment is subject to approval or acknowledgement by the Regulatory Authority of each country to the extent required in accordance with the Legal Requirements of such country. ALZA shall (or shall cause its applicable Affiliate or Third Party MAH to) use Commercially Reasonable Efforts to file, and obtain approval of, any variations needed of any Governmental Permits or ALZA Regulatory Submissions to effect such transfer, of the ALZA Market Authorization and any other existing Governmental Permits and ALZA Regulatory Submissions to GENUPRO and/or its Affiliates and/or Sublicensees.

5.3.2.3 ALZA’s only other obligations in each Group B Market country will be as follows:

(a) beginning on [*], ALZA shall (or shall cause its applicable Affiliate or Third Party MAH to) make inquiries and file such documents as set forth in Section 5.3.2.2, and Maintain the ALZA Market Authorization and any other existing Governmental Permits and ALZA Regulatory Submissions;

[*] Confidential treatment requested.

(b) beginning on [*], if requested in writing by GENUPRO or its designated Affiliate and/or Sublicensee, ALZA shall, subject to Legal Requirements, appoint (or cause its applicable Affiliate or Third Party MAH to appoint) GENUPRO or its designated Affiliate and/or Sublicensee as its MA Delegate in each requested Group B Market country under a Delegation of Authority, which shall expire on a country-by-country basis on [*] in each country, to allow GENUPRO or its designated Affiliate and/or Sublicensee to distribute and commercialize Agreement Product prior to [*];

(c) beginning on [*], ALZA shall (or cause its applicable Affiliate to) proceed with the transfer of other Product Rights in each Group B Market country as set forth in this Agreement;

(d) ALZA shall (or shall cause its applicable Affiliate or Third Party MAH to) comply with any legal obligations ALZA or its Affiliates or Third Party MAH may have as holder of ALZA Marketing Authorizations or ALZA Regulatory Submissions prior to [*]; and

(e) ALZA shall comply with its obligations as set forth in any Ancillary Agreement.

The obligations in clauses (a), (b), and (d) of this Section 5.3.2.3 shall cease on [*] in each Group B Market country.

5.3.3 Group C Market.

5.3.3.1 GENUPRO (directly or through its Affiliates and/or Sublicensees) will, subject to any legal obligations ALZA or its Affiliates or Third Party MAHs may have as holder of ALZA Marketing Authorizations or ALZA Regulatory Submissions prior to [*] or contractual obligations ALZA or its Affiliates may have under any Ancillary Agreement or with respect to a Third Party’s rights to market, promote, distribute and commercialize Agreement Product under a Distribution Agreement and subject to ALZA’s obligations with respect to the Ongoing Clinical Trials as set forth in Section 5.8.1, assume full responsibility and control over all aspects of the distribution and commercialization of the Agreement Product as of [*] in each Group C Market country, and the development and manufacture of Agreement Product anywhere for such purposes in each Group C Market country, [*]

5.3.3.2 ALZA will (or will cause its applicable Affiliate or Third Party MAH to) Maintain the Marketing Application in each Group C Market country. Upon ALZA’s or its Affiliates’ or Third Party MAHs’ receipt of Regulatory Approval in a Group C Market Country, the Parties will coordinate

[*] Confidential treatment requested.

through the Transition Team (directly or through their applicable Affiliate or Sublicensee) and make the necessary inquiries and file the necessary documents with the Regulatory Authority in each Group C Market country in accordance with the Legal Requirements of such country to transfer ownership and pharmacovigilance responsibility and, subject to the filing of any such necessary documents for a particular Group C Market country and subject to Legal Requirements in such country, ALZA hereby assigns (and shall cause its Affiliates or Third Party MAHs to hereby assign) to GENUPRO (or its designated Affiliate or Sublicensee) all right, title, and interest in all ALZA Marketing Authorizations and any other existing Governmental Permits and ALZA Regulatory Submissions in such country. ALZA shall (or shall cause its applicable Affiliate or Third Party MAH to) execute all documents necessary to effect such assignment. Such assignment is subject to approval or acknowledgement by the Regulatory Authority of each country to the extent required in accordance with the Legal Requirements of such country. ALZA shall (or shall cause its applicable Affiliate or Third Party MAH to) use Commercially Reasonable Efforts to obtain approval of any variations of any ALZA Regulatory Submissions or resulting Governmental Permits needed to effect such transfer of the ALZA Marketing Authorization and any other existing Governmental Permits and ALZA Regulatory Submissions to GENUPRO and/or its Affiliates and/or Sublicensees as soon as reasonably possible following receipt of Regulatory Approval in such country or on such earlier date as may be requested in writing by GENUPRO following [*].

5.3.3.3 ALZA’s only other obligations in each Group C Market country will be as follows:

(a) ALZA shall (or cause its applicable Affiliate or Third Party MAH to) Maintain the Marketing Application in such country;

(b) ALZA shall (or cause its applicable Affiliate or Third Party MAH to) make the inquiries and file such documents as set forth in Section 5.3.3.2, Maintain the Marketing Application, and Maintain any resulting ALZA Marketing Authorization and any other existing Governmental Permits and ALZA Regulatory Submissions, which obligations shall cease on [*] in each Group C Market country;

(b) beginning on [*], ALZA shall (or cause its applicable Affiliate to) proceed with the transfer of other Product Rights in each Group C Market country as set forth in this Agreement; and

(c) ALZA shall comply with its obligations as set forth in any Ancillary Agreement.

The obligations in clauses (a) and (b) of this Section 5.3.3.3 shall cease on [*] in each Group C Market country.

[*] Confidential treatment requested.

5.3.4 Group E Market.

5.3.4.1 GENUPRO (directly or through its Affiliates and/or Sublicensees) will, subject to any legal obligations ALZA or its Affiliates may have as holder of ALZA Marketing Authorizations or ALZA Regulatory Submissions prior to [*] or contractual obligations ALZA or its Affiliates may have under any Ancillary Agreement and subject to ALZA’s obligations with respect to the Ongoing Clinical Trials as set forth in Section 5.8.1, assume full responsibility and control over all aspects of the distribution and commercialization of the Agreement Product as [*] in each Group E Market country, and the development and manufacture of Agreement Product anywhere for such purposes in such Group E Market country, [*].

5.3.4.2 The Parties will coordinate through the Transition Team and file (or shall cause their applicable Affiliate or Sublicensee to file) with the [*] all documents necessary to transfer ownership of the [*] to GENUPRO such that the [*] and [*] in [*] shall be no later than [*] and subject to the filing of any such necessary documents with the [*], ALZA hereby assigns (and shall cause its Affiliates to hereby assign) to GENUPRO (or its designated Affiliate or Sublicensee) all right, title, and interest in all ALZA Regulatory Submissions in [*]. ALZA shall execute all documents necessary to effect such assignment. Such assignment is subject to acknowledgement by the [*] to the extent required in accordance with [*] Legal Requirements. ALZA’s only other obligations with respect to the [*] prior [*] shall be to take any actions necessary to comply with all Legal Requirements applicable to ALZA (or any Affiliate thereof) as the owner of any ALZA Regulatory Submissions or sponsor of any clinical studies and submit safety reports, including any DSUR. ALZA shall not be obligated to initiate or take any actions, or make any responses, related to any resubmission or supplementation of the [*] by GENUPRO.

5.3.4.3 ALZA’s only other obligations in each Group E Market country will be:

(a) the filing of such applications as set forth in Section 5.3.4.2 and Maintaining the [*] and any other ALZA Regulatory Submissions, which obligations shall cease on [*] in each Group E Market country;

(b) beginning on [*], ALZA shall (or shall cause its applicable Affiliate or Third Party MAH to) transfer the other Product Rights in each Group E Market country as set forth in this Agreement; and

(c) ALZA’s obligations as set forth in any Ancillary Agreement.

The obligations in clause (a) of this Section 5.3.4.3 shall cease on [*] in [*].

[*] Confidential treatment requested.

5.3.5 No Further ALZA Rights or Obligations in Other Countries. As of [*], ALZA will have no further rights or obligations with respect to Agreement Product in any country of the Territory other than ALZA’s rights and obligations in the Group A Market, Group B Market, Group C Market, and Group E Market countries as set forth in this Agreement and the Ancillary Agreements. For all countries that are not in the Group A Market, Group B Market, Group C Market, or Group E Market, the [*] shall be [*].

5.3.6 Transition Periods.

5.3.6.1 Country Transfer Transition Period. For each Group A Market, Group B Market, Group C Market, and Group E Market country, the Parties shall take Commercially Reasonable Efforts to cause the Country Transfer Date to occur no later than the expiration of the period ending [*] ([*]) [*] from the Effective Date (“Country Transfer Transition Period”).

5.3.6.2 Regulatory Transfer Transition Period. In the event of Governmental Transfer Delay as defined in Section 5.5 as of expiry of the Country Transfer Transition Period, then the transfer of Governmental Permits and ALZA Regulatory Submissions shall not be subject to the expiry of the Country Transfer Transition Period, but for each Group A Market, Group B Market, Group C Market, and Group E Market country, the Parties shall take Commercially Reasonable Efforts to cause the Regulatory Transfer Date to occur no later than the expiration of the period ending [*] ([*]) [*] from the [*] (“Regulatory Transfer Transition Period”). For avoidance of doubt, when the term “Regulatory Transfer Transition Period” is used herein in reference to a particular country, the Regulatory Transfer Transition Period in such country shall end on the Regulatory Transfer Date in that country. The Parties expect that all transfers of Governmental Permits and ALZA Regulatory Submissions subject to this Agreement will be approved by the relevant Regulatory Authorities no later than expiry of the Regulatory Transfer Transition Period. Except as set forth in Section 5.3.7, Section 4.1.3.1 and Section 5.3.8, ALZA shall have no obligation to Maintain, transfer, or assist GENUPRO and its Affiliates and/or Sublicensees to maintain or transfer Governmental Permits and ALZA Regulatory Submissions after the expiry of the Regulatory Transfer Transition Period.

5.3.7 Transfer of Regulatory Responsibility. Except as expressly set forth in any Ancillary Agreement (and subject to the Parties’ compliance with, and the terms of, the PV Agreements), ALZA shall be responsible for regulatory matters in each Group A Market, Group B Market, Group C Market, and Group E Market country during the Regulatory Transfer Transition Period in that country and GENUPRO (directly or through its Affiliates and/or Sublicensees) shall assume regulatory responsibility on the [*] in each country. In the event that action or inaction by a Regulatory Authority in a country prevents completion of such transfer prior to expiry of the Regulatory Transfer Transition Period, the Parties agree to negotiate in good faith an extension of the Regulatory Transfer Transition Period for that country to effectuate such regulatory transfer, including compensation for ALZA. Notwithstanding the foregoing, in the event ALZA has performed substantially all activities necessary to effect such regulatory transfer such that only minimal activity is needed by ALZA, ALZA shall complete the transfer at no cost to GENUPRO.

[*] Confidential treatment requested.

5.3.8 Regulatory Support. In addition to (and without limitation of) ALZA’s obligations under the Ancillary Agreements, ALZA will provide to GENUPRO and/or its Affiliates and/or Sublicensees with regulatory support as follows:

(a) for a period beginning on [*] and ending [*] ([*]) [*] after [*] in each country in the Group A Market, Group B Market, Group C Market or Group E Market, upon reasonable request from GENUPRO, ALZA will assist GENUPRO and/or its Affiliates and/or Sublicensees with the development of regulatory documents, including the drafting and submission of responses to Regulatory Authorities. Notwithstanding the foregoing, ALZA shall not be obligated to prepare, or to assist GENUPRO in the preparation of, any U.S. NDA documents; and

(b) for a period beginning [*] ([*]) [*] from the [*] in each country in the Group A Market, Group B Market, Group C Market, and Group E Market and ending [*] ([*]) [*] after such [*], ALZA will provide consulting services [*] to GENUPRO and/or its Affiliates and/or Sublicensees regarding regulatory matters. Such consulting services shall be limited to responding to reasonable requests for information from GENUPRO and/or its Affiliates and/or Sublicensees concerning specific regulatory matters, but shall not include the development of regulatory documents, including the drafting and submission of responses to Regulatory Authorities.

5.4 Disposition of Distribution Agreements. ALZA shall identify and list all Distribution Agreements in Schedule 5.4 on or before the Effective Date. ALZA shall, or shall cause its Affiliates to, terminate all rights and obligations as to Agreement Product in the Distribution Agreements, subject to ALZA’s obligations under this Agreement and any Ancillary Agreement, and subject to Legal Requirements, on or before the date [*] ([*]) [*] after [*], except for those Distribution Agreements where the Third Parties to such Distribution Agreements are Third Party MAHs, ALZA shall, or shall cause its Affiliates to, terminate all rights and obligations as to Agreement Product in such Distribution Agreements subject to Legal Requirements, on a country-by-country basis, on or before [*] ([*]) [*] after [*].

5.5 Delays in Transfer of ALZA Marketing Authorizations, ALZA Regulatory Submissions, and Product Rights. The Parties acknowledge that, notwithstanding their good faith diligent efforts to complete the transfer and delivery of all of the Product Rights in each country in the Territory to GENUPRO and/or its designated Affiliates and/or Sublicensees by or on the applicable [*], there will be some countries in which the transfer of ownership and control of Governmental Permits or ALZA Regulatory Submissions (and possibly certain other Product Rights) to GENUPRO and/or its Affiliates and/or Sublicensees cannot be completed on or before [*] as a result of (a) processes or conditions imposed by Regulatory Authorities or other governmental authorities and that are outside the reasonable control of the Parties or (b) the requirements or limitations of any Legal Requirements applicable to such country (all such circumstances in (a) or (b) referred to as “Governmental Transfer Delay”). It is the intention

[*] Confidential treatment requested.

of the Parties that, to the fullest extent possible under Legal Requirements, such delays in transferring ALZA Marketing Authorizations, other existing Governmental Permits, or ALZA Regulatory Submissions (and/or other Product Rights, if any) in a country should not result in a delay in the transfer of those Product Rights that can be transferred on or before [*], so that GENUPRO (directly or through its Affiliates and/or Sublicensees) can assume, to the greatest extent possible pursuant to Legal Requirements, full control and responsibility for the Agreement Product (and become entitled to the benefit of all sales of and other activities with respect to, Agreement Product) in such country as of [*]. Accordingly, the Parties agree that in the event of any Governmental Transfer Delay:

5.5.1.1 the Parties will undertake to complete the transfer and delivery of all of the Product Rights that are not the subject of such Governmental Transfer Delay on or before [*];

5.5.1.2 Subject to Section 5.3.6.2 and Section 5.3.7, ALZA (directly or through its Affiliates) may continue to hold and maintain the Governmental Permits and ALZA Regulatory Submissions (and such other Product Rights, if any, that cannot be transferred on or before [*]) for the Agreement Product on behalf of and for the sole benefit of GENUPRO and its designated Affiliates and/or Sublicensees only until such time as the transfer of Governmental Permits and ALZA Regulatory Submissions (and any other affected Product Rights) to GENUPRO or its designated Affiliates and/or its Sublicensees can be completed in such country;

5.5.1.3 ALZA (directly or through its Affiliates) will perform certain manufacturing activities (as further described in Section 8 of this Agreement) for GENUPRO and/or its designated Affiliates and/or Sublicensees in accordance with and under the terms of the Manufacturing Agreements, as applicable; and

5.5.1.4 Subject to Section 5.3.6.2 and Section 5.3.7, the Parties will enter into such other agreements or undertake such additional actions as are reasonably necessary to grant GENUPRO or its designated Affiliates and/or its Sublicensees control and responsibility over the disposition of all such Governmental Permits, ALZA Regulatory Submissions, and other Product Rights in the country that do not transfer on or before the expiry of [*] as soon as reasonably possible.

For the avoidance of doubt, nothing herein shall be construed as obligating ALZA to undertake or perform any advertising, marketing or promotional services for or on behalf of GENUPRO or its designated Affiliates and/or Sublicensees with respect to the Agreement Product in a country in the Territory on or after [*].

5.6 Reporting During Transition Period. Until the end of the Transition Period in each country, ALZA shall keep GENUPRO reasonably informed regarding the material ongoing activities by ALZA (directly or through its Affiliates or Third Party MAHs) for the Agreement Product in the country.

5.7 Disposition of Product Contracts. ALZA shall use Commercially Reasonable Efforts to identify and list Product Contracts in Schedule 5.7 on or before [*]. ALZA shall have

[*] Confidential treatment requested.

the right to supplement Schedule 5.7 until the expiry of [*] ([*]) [*] after [*]. Any member of the Transition Team shall have the right, in its discretion and promptly following its reasonable written request with respect thereto, to review any Product Contract(s) listed on Schedule 5.7 during the Transition Period, subject to the applicable confidentiality and consent provisions of such Product Contract(s) that any member of the Transition Team desires to review. If the Transition Team decides, by [*] according to Section 6.3.2, that a Product Contract is material to GENUPRO’s and/or its designated Affiliate’s and/or Sublicensee’s rights to manufacture, use, sell, market, develop, distribute or commercialize Agreement Product (“Material Product Contract”), ALZA shall, or shall cause its Affiliates to, use Commercially Reasonable Efforts to terminate with respect to Agreement Product, or allow to expire, such Material Product Contract, such termination subject to ALZA’s pre-existing obligations and other terms of such Material Product Contract and subject to ALZA’s obligations under this Agreement and any Ancillary Agreement, on or before [*] ([*]) [*] after the decision date documented in writing according to Section 6.3.2, except in the [*], where ALZA shall, or shall cause its Affiliates to, use Commercially Reasonable Efforts to terminate with respect to Agreement Product, or allow to expire, such Material Product Contract on a country-by-country basis no later than the later of: (i) [*] ([*]) [*] after [*] or (ii) [*] ([*]) [*] after [*] for each such country. Without limitation of any more stringent requirements with respect to any particular Product Contract(s) explicitly provided in this Agreement, ALZA shall, or shall cause its Affiliates to, use Commercially Reasonable Efforts to terminate with respect to Agreement Product, or allow to expire, all other Product Contracts material to GENUPRO’s and/or its designated Affiliate’s and/or Sublicensee’s rights to manufacture, use, sell, market, distribute or commercialize Agreement Product no later than [*] ([*]) [*] after [*]. If, after review of the Product Contracts listed in Schedule 5.7, GENUPRO identifies in writing to ALZA such a material Product Contract concerning solely Agreement Product (and not concerning any unrelated products) that GENUPRO reasonably requests to have assigned to it, its Affiliate, or a designated Sublicensee or indicates whether or not GENUPRO wishes such material Product Contract to be terminated, allowed to expire, or to remain in effect, ALZA shall, or shall cause its Affiliates to, use Commercially Reasonable Efforts to assign such Product Contract to GENUPRO, and/or its designated Affiliates and/or Sublicensee, subject to the assignment provision of such Product Contract or comply with GENUPRO’s reasonable request with respect to termination, expiration, or survival thereof.

5.8 Responsibility for Transitional Development.

5.8.1 Ongoing Clinical Studies. The Parties acknowledge that, as of the Effective Date, ALZA (directly or through its Affiliates) is supporting, conducting or otherwise responsible for the ongoing clinical studies listed in Schedule 5.8.1 (“Ongoing Clinical Studies”). Beginning on [*], ALZA (directly or through its Affiliates) shall use Commercially Reasonable Efforts to complete all Ongoing Clinical Studies by [*] (the “Study Transition Date”), where completion of a study means closing out the study, analyzing the study results, and generating a study report (if any) required for submission to the relevant Regulatory Authorities, which shall be provided to GENUPRO (or its designated Affiliate or Sublicensee). In the event that, on or after the Effective Date, either Party reasonably determines in good faith that any Ongoing Clinical Study cannot or will not be completed by the Study Transition Date or should be suspended or terminated prior to such date, it shall promptly notify the other Party in writing to that

[*] Confidential treatment requested.

effect. Promptly after such notice, the Transition Team will meet and review the status of the relevant Ongoing Clinical Study and attempt to decide, by mutual agreement of the Parties, whether (i) ALZA will terminate/discontinue such Ongoing Clinical Study (effective no later than [*]) or (ii) the responsibility for (and control over) such Ongoing Clinical Study will be transferred to GENUPRO or its designated Affiliate or Sublicensee, provided that if the Parties cannot mutually agree on the disposition of such Ongoing Clinical Study, [*] shall have the final decision with respect to such matter, in its sole discretion. If it is decided pursuant to the foregoing that such uncompleted Ongoing Clinical Study will be terminated/discontinued, ALZA will be responsible for arranging for termination of such Ongoing Clinical Study on or prior to [*] in a manner consistent with Legal Requirements. If it is decided that responsibility for such Ongoing Clinical Study will be transferred to GENUPRO or its designated Affiliate or Sublicensee, then the Parties shall use Commercially Reasonable Efforts, and collaborate in good faith, to transfer responsibility for the study to GENUPRO (or its designated Affiliate or Sublicensee) as soon as reasonably practicable in a manner consistent with Legal Requirements. Notwithstanding anything to the contrary, nothing shall prohibit ALZA from suspending or terminating any Ongoing Clinical Study due to reasonable concerns regarding patient/subject safety or where required by the applicable Regulatory Authority. ALZA shall not be obligated to submit to any Regulatory Authority any report regarding Ongoing Clinical Studies except as required to be submitted by such Regulatory Authority.

5.8.2 [*] shall be responsible for [*] costs and expenses related to the conduct of the Ongoing Clinical Studies prior to [*]. In the event of a [*] then, as of [*], GENUPRO shall be responsible for [*] Development Costs incurred with respect to the conduct of the Ongoing Clinical Studies following [*] including any and all reasonable, documented costs and expenses incurred by ALZA and its Affiliates in the event that an Ongoing Clinical Study is terminated, discontinued or transferred to GENUPRO according to Section 5.8.1, up to a total of Nineteen Million Dollars (US $19,000,000), and [*] shall be responsible for [*] costs and expenses incurred with respect to the Ongoing Clinical Studies in which [*]is still participating. ALZA shall invoice the Development Costs, in U.S. dollars (USD), [*], due under this Section 5.8.2 within [*] ([*]) [*] after the end of each [*]. Payments must be sent within [*] ([*]) [*] following GENUPRO’s receipt of invoice. By way of example, an illustrative invoice is shown in Schedule 5.8.2B. GENUPRO shall not have any payment or reimbursement obligations with respect to the Ongoing Clinical Studies unless [*].

5.8.3 Manner of Payment. All sums due to ALZA shall be payable by bank wire transfer in immediately available funds to such bank account as ALZA shall designate in writing to GENUPRO. GENUPRO shall notify ALZA’s Finance designee as to the date and amount of any such wire transfer two (2) business days prior to such transfer. All payments shall be made in USD.

5.8.4 Currency Conversion. If any payments to be made in USD under this Agreement are earned in a currency other than USD, such payments, and the expenses used to calculate such payments, shall be converted to USD using the receiving Party’s standard conversion methodology determined in accordance with standard internal policies and procedures and accounting standards consistently applied throughout ALZA and its Affiliates.

[*] Confidential treatment requested.

5.8.5 Interest on Late Payments. If GENUPRO shall fail to make a timely payment, any such payment that is not paid on or before the date such payment is due under this Agreement shall bear interest [*] but in no event higher than the highest rate permissible under Legal Requirements, effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue.

5.8.6 Records; Inspection. ALZA shall keep complete, true and accurate books of accounts and records for the purpose of determining the basis and accuracy of the payments to be made for the On-Going Clinical Trials. Such records shall be kept in accordance with ALZA’s standard internal policies and procedures and accounting standards consistently applied throughout ALZA and its Affiliates (which shall be commercially reasonable). Such books and records shall be kept for at least [*] ([*]) [*] following the end of the [*] to which they pertain. Such records will be open for inspection by GENUPRO during such [*] ([*]) [*] period by independent accountants reasonably acceptable to ALZA, solely for the purpose of verifying the basis and accuracy of amounts in the payment statements hereunder. Such inspections shall be made no more than [*] each [*], at reasonable time and on reasonable notice and shall be limited to information related to On-Going Clinical Trials. Results of any such inspection shall be deemed to be Confidential Information of ALZA. If any errors in favor of ALZA are discovered in the course of such inspection, then within [*] ([*]) [*] of written request by GENUPRO, ALZA shall pay GENUPRO those amounts that GENUPRO should not have paid in the absence of such errors, plus interest pursuant to and in accordance with Section 5.8.5. Inspections conducted under this Section 5.8.6 shall be at the expense of [*], unless a variation or error in favor of [*] exceeding [*] percent ([*]%) of the amount due for the period covered by the inspection is established in the course of such inspection, whereupon [*] costs relating to the inspection for such period will be paid promptly by [*].

5.8.7 Data Collection. The Parties acknowledge that, as of the Effective Date, ALZA (directly or through its Affiliates) is supporting, conducting or otherwise responsible for the medical affairs activities listed in Schedule 5.8.7, the responsibility for which shall be transferred to GENUPRO and/or its designated Affiliates or Sublicensees effective when [*] has occurred for all countries in the Territory.

5.8.8 For the avoidance of doubt, nothing herein shall be construed as authorizing a Party or its Affiliates to make any commitments or representations to Third Parties on behalf of the other Party or its Affiliates regarding any clinical studies or registries without the prior written consent of the other Party.

Section 6     Diligence and Coordination of Efforts

6.1 Diligence and Cooperation. On and after the Effective Date, the Parties shall cooperate diligently in coordinated efforts to timely complete the various transfers and delivery of Product Rights provided for in Section 5 of this Agreement. Each of ALZA and GENUPRO

[*] Confidential treatment requested.

shall undertake, and shall cause their respective Affiliates and/or Sublicensees, as applicable, to undertake any actions reasonably necessary to timely complete the various transfers and delivery of Product Rights to GENUPRO and/or its designated Affiliates and/or Sublicensees as provided in Section 5 of this Agreement, including by causing the execution of any documents necessary to transfer and/or assign the ALZA Regulatory Submissions and Governmental Permits for Agreement Product to GENUPRO or its designated Affiliates or Sublicensees.

6.1.1 Disposition of Development Records. Without limitation of any of ALZA’s representations, warranties, or covenants regarding the Electronic Media, and their contents under Section 11, in connection with the transfer and delivery of Product Rights to GENUPRO or its designated Affiliates or Sublicensees, ALZA agrees that during each country’s Transition Period it shall, and shall cause its applicable Affiliates to, transfer and deliver to GENUPRO or its designated Affiliates or Sublicensees all material Development Records in ALZA’s or its Affiliates’ possession or control that may be relevant to such country. The Parties will coordinate the timing and prioritization of Development Records to be transferred and delivered to GENUPRO or its designated Affiliates or Sublicensees pursuant to this Section 6.1.1. The Parties will use Commercially Reasonable Efforts to complete the transfer and delivery of Development Records as soon as reasonably possible following the Effective Date. For the avoidance of doubt, copies of Development Records to be provided in Electronic Media or documentary form shall include, without limitation, the documents identified in Schedule 6.1.1. ALZA shall also provide GENUPRO (or any designated Affiliate or Sublicensee thereof) with all records and information related to or resulting from the conduct of the Ongoing Trial Studies by or on behalf of ALZA, all of which shall be deemed included in and a part of the Product Rights to be assigned to GENUPRO (or any designated Affiliate or Sublicensee thereof) hereunder, in a manner reasonably acceptable to GENUPRO.

6.1.1.1 Index of Transferred Development Records. ALZA shall list all material Development Records transferred to GENUPRO or its designated Affiliates or Sublicensees in an Index of Transferred Development Records (“Index”). Schedule 6.1.1.1 lists the categories of documents to be listed in the Index. ALZA shall first provide the Index to GENUPRO by means of Electronic Media on [*] and thereafter shall provide to GENUPRO an update to the Index by means of Electronic Media on each succeeding [*], each [*] and on [*].

6.1.2 Development Records in Electronic Form. For the avoidance of doubt, to the extent that data and information included within the Development Records to be transferred and delivered to GENUPRO or its designated Affiliates or Sublicensees pursuant to this Agreement are maintained by ALZA or its Affiliates in electronic form, the obligation of ALZA to transfer and deliver such Development Records to GENUPRO or its designated Affiliates or Sublicensees shall be limited to providing GENUPRO or its designated Affiliates or Sublicensees with such Development Records as part of the Electronic Media in a mutually agreed format that permits GENUPRO or its designated Affiliates or Sublicensees to access the data and information and is reasonably acceptable to both Parties. Nothing herein shall be construed as obligating ALZA to transfer to GENUPRO or its designated Affiliates or Sublicensees or to otherwise provide GENUPRO or its designated Affiliates or Sublicensees with access to or rights to use any

[*] Confidential treatment requested.

proprietary software (including Third Party or licensed software and/or software that is owned by ALZA or its Affiliates) that may be utilized by ALZA or its Affiliates from time to time in connection with such electronic data and information included within Development Records. ALZA represents that, to its knowledge, any and all Third Party software platforms or tools (including the relevant version number and Third Party vendors/licensors from which such software was obtained) utilized by or on behalf of ALZA or any Affiliate thereof in connection with such electronic data and information are identified on Schedule 6.1.2, other than those platforms or tools for which the failure to include in Schedule 6.1.2 or otherwise provide to GENUPRO would not be reasonably anticipated to have a material adverse effect on GENUPRO’s, any GENUPRO Affiliate’s, or any Sublicensee’s ability to utilize and/or access the Development Records or otherwise make, have made, use, sell, offer for sale, develop, commercialize, or seek or obtain Regulatory Approval for any Agreement Product or Related Product.

6.1.3 ALZA Quality Assurance Records. Notwithstanding anything to the contrary herein, documentation related to quality assurance (QA) audit activities related to Agreement Product (including with respect to clinical trials thereof) conducted by or on behalf of ALZA will not be transferred as part of the Agreement, except to the extent contained or referenced in, or supporting, any ALZA Regulatory Submissions or Governmental Permits prior to the Effective Date, previously made public, required to be provided to any Regulatory Authority, or required by Legal Requirement to be disclosed. At GENUPRO’s prior written request, ALZA shall permit individuals employed by GENUPRO’s or its Affiliates’ or Sublicensee’s quality assurance department to review, by appointment during normal business hours, at a facility identified by ALZA, the quality assurance audit reports for the Ongoing Clinical Studies (see Section 5.8.1), however, no copies in full or in part will be provided except as set forth herein above. In addition, GENUPRO agrees that, except to the extent contained or referenced in, or supporting, any ALZA Regulatory Submissions or Governmental Permits existing as of the Effective Date, previously made public, required to be provided to any Regulatory Authority, or required by Legal Requirement to be disclosed, these quality assurance audits will not be referenced within any Regulatory Authority filing and will be held in strict confidence. Notwithstanding the foregoing, this Section 6.1.3 shall not be construed to limit ALZA’s liability for any breach of the representations, warranties, or covenants made under Section 11.

6.1.4 ALZA Retained Rights to Development Records. The Parties acknowledge and agree that ALZA and its Affiliates shall be permitted to retain copies of Development Records being transferred and delivered to GENUPRO or its designated Affiliates or Sublicensees pursuant to this Section 6.1 solely to the extent necessary, and for the limited purposes of: (i) complying with all Legal Requirements with respect thereto (including without limitation compliance with GMP, generally accepted accounting principles, external financial reporting obligations, and Sarbanes-Oxley); (ii) compliance with internal corporate policies and standard operating procedures regarding the creation and retention of books and records; (iii) performing its obligations under this Agreement, and/or the Ancillary Agreements; and (iv) maintaining an archival copy for legal purposes. If and to the extent ALZA or its Affiliates do retain copies of any

Development Records on and after the relevant [*], ALZA and its Affiliates shall only use such Development Records for the specific purposes identified in the preceding sentence and not for any other purpose.

6.1.5 Additional Information.

6.1.5.1 In addition to the Development Records to be provided pursuant to Section 6.1.1, GENUPRO has requested and ALZA is willing to provide GENUPRO or its designated Affiliates or Sublicensees with certain additional types of information material to the Agreement Product as listed on Schedule 6.1.5. Without limitation of the representations, warranties, and covenants of ALZA under Section 11, to the extent all such information has not as of the Effective Date or already been provided to GENUPRO or its designated Affiliates or Sublicensees and included in Electronic Media, ALZA agrees that during each country’s Transition Period, ALZA shall, and shall cause its Affiliates to, collect and provide this additional information as identified in the Index to GENUPRO or its designated Affiliates or Sublicensees as soon as reasonably possible.

6.1.5.2 In addition to the foregoing, the Parties acknowledge that at any time prior to [*], GENUPRO or its Affiliates and/or Sublicensees may request by notice to ALZA that ALZA provide additional data or information material to the development, packaging, marketing, promotion, distribution or sale of Agreement Product in one or more countries in the Territory. Except as otherwise provided in Section 6.1.6, all such requests shall be copied and coordinated through the Transition Team. ALZA will use Commercially Reasonable Efforts to (x) promptly satisfy any such requests by GENUPRO or its Affiliates and/or Sublicensees for additional data or information and (y) notify GENUPRO in writing of any such material information of which ALZA becomes aware at any time after the Effective Date and provide GENUPRO such information; provided, however, nothing herein shall be construed as obligating ALZA or its Affiliates to (i) generate or procure any data or information that is not in its or their possession or control, (ii) provide GENUPRO or its Affiliates and/or Sublicensees with data or information to the extent that it is owned or controlled by a Third Party and was made available to ALZA or its Affiliates under terms and conditions that do not permit its disclosure or transfer to others, (iii) provide GENUPRO or its Affiliates and/or Sublicensees with any data or information related to any products other than Agreement Product, or (iv) provide GENUPRO or its designated Affiliates and/or Sublicensees with any data or information to the extent precluded by Legal Requirements (including without limitation, antitrust or competition law).

6.1.6 Communication with ALZA Affiliates. Promptly after the Effective Date, the Transition Team shall exchange relevant contact information and permit direct communications between their respective global regulatory personnel, and upon Transition Team agreement the Transition Team shall exchange relevant contact information and permit direct communications between their respective regional and

[*] Confidential treatment requested.

local regulatory personnel with copy of all such communications to the relevant global regulatory personnel, as each Party may designate in those regions and/or countries in the Territory in order to facilitate planning and implementation of certain aspects of the Regulatory Transition Plan. The Transition Team will also agree in writing upon the specific subject matter for such direct interactions. As of the Effective Date, no other direct interactions with Affiliates of ALZA have been authorized and GENUPRO shall not, and shall use Commercially Reasonable Efforts to cause its Affiliates and/or Sublicensees to not, communicate requests for data, information or materials directly to any of ALZA’s Affiliates in any country in the Territory unless and solely to the extent (i) expressly authorized in advance by ALZA in writing or (ii) required by Legal Requirement, provided that GENUPRO shall provide ALZA with prompt notice of such Legal Requirement. Any request or proposal for direct interactions between GENUPRO or its Affiliates and/or Sublicensees and any of ALZA’s applicable Affiliates not permitted by clause (i) or (ii) above shall be communicated through the Transition Team, and ALZA will reasonably consider any such requests; provided, however, that nothing herein shall be construed as obligating ALZA to agree to any such request or proposal, provided, however, that (a) any failure by ALZA to satisfy any such request or proposal shall not limit any other obligations of ALZA and its Affiliates hereunder and (b) ALZA shall, notwithstanding anything to the contrary herein, provide any information or documentation in its or any of its Affiliates’ possession or control to the extent requested of it (directly or through any of its Affiliates, GENUPRO, or any of GENUPRO’s Affiliates, Sublicensees, or independent contractors of any of the foregoing) by any Regulatory Authority or as necessary to comply with any Legal Requirement or enable the transfer of Product Rights to GENUPRO in a timely fashion. If ALZA does agree to permit its applicable Affiliates in one or more regions or countries in the Territory to engage in direct interactions with GENUPRO and its Affiliates and/or Sublicensees, the Parties shall agree in advance and in writing on the specific subject matter and scope of those permitted interactions, shall communicate that information to their respective Affiliates and/or Sublicensees, as applicable, and shall exchange relevant contact information identifying their respective representatives who will participate in those interactions.

6.2 Transition Manager. Each Party shall appoint a senior representative (each, a “Transition Manager”) who possesses a basic understanding of the relevant operational, regulatory and commercial issues to manage the transfer obligations to GENUPRO envisioned under this Agreement (the “Transition”). The initial Transition Manager for each Party is set forth in Schedule 6.2, and either Party may later replace such Transition Manager by providing written notice thereof to the other Party (which notice shall identify the new Transition Manager and provide contact information therefor), provided that any replacement Transition Manager shall possess reasonably sufficient expertise to reasonably satisfy the intended role of the Transition Manager under this Agreement and leadership responsibilities within the relevant Party that are substantially similar to or more senior than those of the preceding Transition Manager. Each Party’s Transition Manager shall be the primary contact with the other Party in connection with the on-going implementation, communication and voting on matters within the Transition Team’s authority concerning the Transition and shall lead his/her Party’s Transition Team (as defined below).

6.3 Transition Team.

6.3.1 The Parties will establish a joint committee (the “Transition Team”) to facilitate and oversee the planning and implementation of strategic and tactical plans to effect the transfer and delivery of Product Rights in each applicable country in the Territory in accordance with the terms of this Agreement and to make decisions pursuant to Section 6.3.2 expressly authorized by this Agreement, and to discuss transitional issues and to facilitate communications between the Parties with respect to such matters. The Transition Team shall also serve as a forum to address supply chain and inventory management matters during all Transition Periods and to discuss transitional issues and to facilitate communications between the Parties with respect to such matters. Each Party shall appoint reasonably appropriate representatives to the Transition Team, which may include personnel involved with clinical development, regulatory, manufacturing, packaging, distribution, marketing and/or sales of Agreement Product. The Transition Team shall meet (whether by teleconference, in person or by video-conference) (i) at least weekly until specific, written strategic and tactical plans are in place, with detailed timelines for specific actions, to transfer and deliver Product Rights from ALZA to GENUPRO and/or GENUPRO’s designated Affiliates and/or Sublicensees, and (ii) at least monthly until the transfer of all Product Rights has occurred hereunder (i.e., until the Final Transfer Date has occurred for all countries), provided that the Transition Team may elect to meet with less frequency during the period described in (ii) based on the obligations of each Party, and the progress of the Parties’ efforts, to implement such transfers. The specific times and places of all meetings shall be determined by the Transition Managers in a manner consistent with the foregoing obligations and reasonably acceptable to the Parties. The Transition Team may also establish sub-teams or working groups to address specific areas or topics related to the process for transferring the Product Rights in the Territory.

6.3.2 The Transition Team may make decisions expressly within its authority under this Agreement, and such decisions shall be binding on the Parties, [*], and the Transition Team shall document such decisions in a writing signed by authorized team representatives of both Parties. For the avoidance of doubt, the Transition Team shall have no authority to modify any term in the body of this Agreement. If the Transition Team is unable to reach consensus regarding any matter within its decision-making authority before it (including any matter that was unable to be resolved by any subcommittee), the matter shall be presented to [*] and [*] or his designee (the “Applicable Senior Officers”) for decision. Once a matter has been presented to the Applicable Senior Officers, they shall have [*] ([*]) [*] to make a decision on the matter. In the event that the Applicable Senior Officers are unable to reach a mutual decision within such [*] ([*]) [*] period, then the matter shall be considered a Dispute under Section 16.6 and shall be resolved in accordance therewith.

6.4 Regulatory Transition Plan. The Transition Team will agree on a regulatory transition plan (the “Regulatory Transition Plan”) setting forth the timelines and activities to be performed by the Parties and/or their Affiliates and/or Sublicensees pursuant to this Agreement to effect the transfer and delivery of all Governmental Permits, ALZA Regulatory Submissions, and certain other Product Rights to GENUPRO. The Parties shall use

[*] Confidential treatment requested.

Commercially Reasonable Efforts to complete the activities by the various dates set forth in the Regulatory Transition Plan. Each Party shall promptly notify the other Party in the event that it determines that the activities and/or timelines set forth in the Regulatory Transition Plan require modification. The Transition Team shall be responsible for periodically reviewing and approving any changes to the Regulatory Transition Plan that are proposed by a Party and/or that are necessary to address any requests or requirements that may be imposed by Regulatory Authorities in the Territory with respect to the transfer to GENUPRO or its Affiliates and/or Sublicensees of any Governmental Permits or ALZA Regulatory Submissions. In such event, the Transition Team shall use good faith efforts to agree upon a mutually acceptable means to address the relevant issues.

6.4.1 Cooperation by the Parties. At all times prior to [*] in a particular country, ALZA shall, and shall cause its applicable Affiliates to, reasonably cooperate with GENUPRO and/or its designated Affiliates and/or Sublicensees to facilitate communications or other interactions with Regulatory Authorities and/or other governmental authorities in any country that are reasonably necessary in connection with ALZA’s performance of its obligations under Section 5.3 or GENUPRO’s and/or its Affiliates’ and/or Sublicensees’ planning and preparations for the transfer of Governmental Permits or ALZA Regulatory Submissions, including, without limitation, by providing GENUPRO and/or its Affiliates and/or Sublicensees with copies of any material communications with or from Regulatory Authorities (including meeting minutes). ALZA shall consider and grant any reasonable requests by GENUPRO and/or its designated Affiliates and/or Sublicensees for any consent or authorizations necessary to enable GENUPRO and/or its designated Affiliates and/or Sublicensees to engage in direct communications with Regulatory Authorities in connection with the maintenance, filing, seeking, or transfer of ALZA Regulatory Submissions and Governmental Permits for Agreement Product. GENUPRO shall not, and shall cause its Affiliates and/or Sublicensees to not, knowingly and intentionally take any actions in the course of any such direct communications with any Regulatory Authorities in connection with any such transfer which (i) may reasonably be expected to materially damage or impair the goodwill or reputation of ALZA or its Affiliates and/or (ii) would, without the prior written consent of ALZA, impose any new obligations or commitments (financial or otherwise) upon ALZA or its Affiliates related to or in connection with the development, registration or commercialization of Agreement Product in such country (except such obligations as ALZA has expressly agreed to under this Agreement or any Ancillary Agreement). Prior to the Final Transfer Date for a particular country, ALZA shall keep GENUPRO and/or its designated Affiliates and/or Sublicensees reasonably informed, and provide GENUPRO and/or its designated Affiliates and/or Sublicensees a reasonable opportunity to comment, as to any of ALZA’s or its Affiliates’ communications with Regulatory Authorities, filing or amendment of any Marketing Applications, pursuit of Regulatory Approvals, and/or other developments related to the transition of Governmental Permits, ALZA Regulatory Submissions, or any other Product Rights, including but not limited to those actions contemplated by Section 5.3, and in particular shall promptly notify GENUPRO and/or its designated Affiliates and/or Sublicensees with respect to any new developments related to such activities, including but not limited to those that may materially and adversely affect (x) the development, manufacture, or

[*] Confidential treatment requested.

commercialization of Agreement Product in a country by GENUPRO and/or its designated Affiliates or Sublicensees and/or (y) the rights and responsibilities of the Parties with respect to, and/or the timing of, the transfer and delivery of the Product Rights in a country to GENUPRO and/or its Affiliates and/or Sublicensees. Prior to the Final Transfer Date in a particular country, ALZA shall provide GENUPRO and/or its designated Affiliates and/or Sublicensees with reasonable advance notice of any scheduled meeting or conference call between ALZA or its Affiliate and any Regulatory Authority relating to any Governmental Permits or ALZA Regulatory Submissions, and GENUPRO and/or its Affiliates and/or Sublicensees shall have a right to have up to [*] ([*]) representatives of GENUPRO, [*], [*], and, if and as reasonably requested by GENUPRO and/or [*], participate in, any such meeting. Prior to [*] in a particular country, GENUPRO and/or its designated Affiliates and/or Sublicensees shall keep ALZA reasonably informed as to any of GENUPRO’s and/or its designated Affiliates’ and/or Sublicensees’ communications with Regulatory Authorities and/or other developments related to the transition of Governmental Permits, ALZA Regulatory Submissions, or any other Product Rights, and in particular shall promptly notify ALZA with respect to any new developments related to such activities that may materially and adversely affect (x) the sale of Agreement Product in a country by ALZA and/or its Affiliates under the Sales Services Agreement and/or (y) the rights and responsibilities of the Parties with respect to, and/or the timing of, the transfer and delivery of the Product Rights in a country to GENUPRO and/or its Affiliates and/or Sublicensees. The rights and obligations of the Parties under this Section 6 are in addition to, and without limitation of, the Parties’ rights and obligations under the PV Agreements or any other Ancillary Agreement with respect to the matters addressed in this Section 6.

6.5 Pharmacovigilance Responsibilities and Product Inquiries. In the event of a Section 2.1 Closing, the responsibilities of the Parties and Menarini for pharmacovigilance activities respecting Agreement Product following the Effective Date, and the transfer of such responsibilities from ALZA to Menarini (with respect to the Non-Group E Market countries and the global safety database), shall be set forth in a commercially reasonable and customary form of pharmacovigilance agreement to be negotiated in good faith by the Parties; (the “PV Agreement”). In the event of a Section 2.2 Closing, the Parties shall negotiate in good faith a pharmacovigilance agreement between ALZA and GENUPRO (“GENUPRO PV Agreement”) setting forth the responsibilities of the Parties for pharmacovigilance activities respecting Agreement Product following the Effective Date under Section 2.2, and the transfer of such responsibilities from ALZA to GENUPRO with respect to the Group A Market, Group B Market, Group C Market and Group E Market countries and the global safety database.

6.6 Other External Communications Related to Agreement Product. As soon as practicable after the Effective Date, the Transition Team shall develop in writing, and from time to time thereafter during the applicable Transition Period in each country update as necessary, one or more external communications plans related to the transfer of Product Rights with respect thereto, which the Parties shall then implement in accordance with this Section 6.6. Until the Final Transfer Date for a particular country, the Transition Managers from GENUPRO and ALZA will coordinate review of any Party’s proposed press releases, public statements or similar communications with Third Parties with respect to the transfer of the

[*] Confidential treatment requested.

Product Rights in such country, the contents of which shall be limited to publicly available information unless approved in advance by both Parties, such approval not to be unreasonably withheld, or required by any Legal Requirement or rule of any securities exchange. To the extent reasonably practicable, each Party will provide the other Party a reasonable opportunity to review and comment on any such planned communication concerning a country prior to such country’s Final Transfer Date, at least [*] ([*]) [*] prior to its planned release or implementation and use good faith efforts to address any comments or concerns raised by the other Party with respect to the timing and/or content of the planned communication. Neither Party shall have the right to use the names, logos or trademarks of the other Party (or any of such other Party’s Affiliates or Sublicensees) in any such communications in a particular country prior to such country’s Final Transfer Date without the prior written consent of such Party, such approval not to be unreasonably withheld, except to the extent required by Legal Requirement. For the avoidance of doubt, the Parties acknowledge that GENUPRO and/or its designated Affiliates and/or Sublicensees will have the right to use the Trademarks and Domain Names in any communications issued pursuant to this Section 6.6.

6.7 NO WARRANTIES. EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, AND WITHOUT LIMITATION OF ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY (WHETHER EXPRESS OR IMPLIED) BY ALZA OR ITS AFFILIATES WITH RESPECT TO ANY MATERIAL, DATA OR INFORMATION PROVIDED OR OTHERWISE MADE AVAILABLE TO GENUPRO AND/OR ITS AFFILIATES AND/OR SUBLICENSEES PURSUANT TO THIS SECTION 6, ALL OF WHICH ARE BEING PROVIDED TO GENUPRO AND/OR ITS AFFILIATES AND/OR SUBLICENSEES “AS IS, WHERE IS”, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISAVOWED.

Section 7 Payment and Financial Matters

7.1 Document Transfer Payments. GENUPRO shall reimburse ALZA or its designated Affiliates for all reasonable, documented Out of Pocket Expenses incurred by ALZA and its Affiliates with respect to the collection from its Affiliates or Third Party record-keeping or archiving vendors, and delivery to GENUPRO or its designated Affiliate(s) or Sublicensee(s), of clinical trial data (in accordance with Legal Requirements, including those respecting privacy) and documents as set forth in Section 6.1 and elsewhere in this Agreement as such expenses are incurred by ALZA, up to a maximum of one million US dollars ($1,000,000). Payments must be received by ALZA within [*] ([*]) [*] after GENUPRO’s receipt of each detailed invoice from ALZA with respect thereto and shall be paid in the manner set forth in Sections 5.8.3-5.8.5.

7.2 Transition Services Payments. In the event that a Section 2.1 Closing occurs by the Final Section 2.1 Closing Date, then, in consideration of the services to be provided by ALZA and its Affiliates under the Transition Services Agreement, GENUPRO shall pay to ALZA or its designated Affiliate fifteen million US Dollars ($15,000,000.00) as follows: the first payment of [*] ($[*]), shall be paid within [*], and a payment of [*] ($[*]) shall be paid within [*] ([*]) [*] of the [*] of the [*] that begin following [*]. Payment shall be made in the manner

[*] Confidential treatment requested.

set forth in Sections 5.8.3-5.8.5. In the event that a Section 2.2 Closing occurs and GENUPRO or its Affiliates license, assign or otherwise convey rights to Dapoxetine or Agreement Product to Menarini within [*] ([*]) [*] of the Final Section 2.1 Closing Date, then, in consideration of the services to be provided by ALZA and its Affiliates under the Transition Services Agreement, GENUPRO shall pay to ALZA or its designated Affiliate fifteen million US Dollars ($15,000,000.00) [*] of the execution of such license, assignment or otherwise conveyance. Payment shall be made in the manner set forth in Sections 5.8.3-5.8.5.

7.3 Service Fees. In consideration of the distribution activities to be performed by ALZA (directly or through its Affiliates) in any countries pursuant to Section 5.3.1.2 of this Agreement, GENUPRO shall compensate ALZA or its designated Affiliate as provided by the financial terms set forth in the Sales Services Agreement.

7.4 Taxes.

7.4.1 Income Tax. Subject to Section 7.4.2.1 below, [*] (or its designated Affiliate) shall be responsible for the collection, remittance and payments of any or all Taxes (including income taxes, charges, duties, levies, assessments or other fees) of any kind imposed by governmental or other authority in respect of the amounts received by ALZA (or its designated Affiliate) from GENUPRO pursuant to this Agreement.

7.4.2 Withholding.

7.4.2.1 GENUPRO will make all payments to ALZA (or its designated Affiliate) under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by Legal Requirements in effect at the time of payment, in which case GENUPRO shall be entitled to withhold such amount from the amount due ALZA (or its designated Affiliate) under this Agreement and pay such amount in accordance with Section 7.4.2.2.

7.4.2.2 Any Tax required to be withheld on amounts payable under this Agreement will promptly be paid by [*] on behalf of [*] (or its designated Affiliate) to the appropriate governmental authority, and [*] will furnish [*] (or its designated Affiliate) with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by [*] (or its designated Affiliate).

7.4.2.3 GENUPRO and ALZA (or its designated Affiliate) will reasonably cooperate with respect to all documentation required by any taxing authority or reasonably requested by GENUPRO to secure a reduction in the rate or amount of applicable withholding taxes.

7.4.2.4 If GENUPRO had a duty to withhold Taxes in connection with any payment it made to ALZA (or its designated Affiliate) under this Agreement but GENUPRO failed to withhold, and such Taxes were assessed against and paid by GENUPRO, then ALZA (or its designated Affiliate) will indemnify and hold harmless GENUPRO from and against such Taxes (including interest).

[*] Confidential treatment requested.

If GENUPRO makes a claim under this Section 7.4.2.4, it will comply with the obligations imposed by Section 7.4.2.2 as if GENUPRO had withheld Taxes from a payment to ALZA (or its designated Affiliate).

7.4.3 Indirect Taxes. The Parties acknowledge that all payment amounts specified in this Agreement, if any, are exclusive of any sales, use, value added taxes, excise taxes or other similar taxes, duties, or charges (but excluding taxes on income or similar taxes) that may be imposed by governmental authorities in the relevant jurisdictions with respect to the transactions contemplated hereby (collectively, “Indirect Taxes”). In the event that any Indirect Taxes will be due pursuant to Legal Requirements with respect to any payments to be made pursuant to this Agreement, if any, [*] (directly or through its designated Affiliate or its Sublicensee) shall pay these Indirect Taxes to [*] (or its designated Affiliate, as applicable) upon receipt of a fully compliant invoice as defined by the relevant jurisdictions applying the applicable and correct rates.

7.5 Regulatory Fees and Other Costs and Expenses. The Parties agree that the Party (or its designated Affiliate or Sublicensee) required by Legal Requirements in a particular country of the Territory to make application in such country for transfer of ownership of Governmental Permits or ALZA Regulatory Submissions shall be responsible for any fees imposed by Regulatory Authorities and other governmental agencies in connection with such application. [*] (or its designated Affiliate) shall also be solely responsible for all other direct and indirect costs and expenses (including all internal FTE costs, administrative and overhead costs, and out-of-pocket costs and expenses) that are incurred by [*] (directly or through its Affiliates) in connection with the transfer and delivery of the Product Rights in the Territory as contemplated in accordance with Section 5 of this Agreement.

7.5.1 For the avoidance of doubt, nothing in this Agreement shall be construed (whether expressly or by implication) as obligating [*] or its Affiliates to undertake or share in the conduct or costs of any additional clinical studies or other additional development work to generate any additional data related to Agreement Product that may be requested or required by Regulatory Authorities following the Effective Date in support of or in connection with the transfer of any Governmental Permits for the Agreement Product in the Territory as contemplated hereunder, provided that the foregoing shall not be construed as limiting [*] and its Affiliates’ obligations under Section 5.8 or 6.5.

7.5.2 FDA User Fee. GENUPRO hereby accepts responsibility for any FDA user fees incurred after the [*] in connection with any Agreement Product, and ALZA (or its designated Affiliate) will transfer to GENUPRO, and GENUPRO will accept, ALZA’s FDA user fee under Sec. 736 of the Federal Food, Drug and Cosmetic Act, codified at 21 USC § 379(h) (Authority to Assess and Use Drug Fees).

7.6 Accounts Receivable on Pre-Transfer Sales. The Parties acknowledge that all sales of Agreement Product by ALZA and/or its designated Affiliates in a given country in the Territory prior to the [*] shall be [*] the calculation of Net Sales, [*]. The Parties further acknowledge and agree that all accounts receivable arising from such sales of Agreement Product in a country in the Territory ([*]) [*]. [*] (directly or through its Affiliates) shall remain

[*] Confidential treatment requested.

solely responsible for the collection of, and shall use Commercially Reasonable Efforts to collect, such accounts receivable at all times as may be outstanding during, on and after expiry of the Transition Period with respect to [*] sales of Agreement Product, and, subject to [*], nothing herein shall be construed as granting or conveying to [*] or its [*] any rights or interest in or to such accounts receivable.

Section 8 Manufacturing and Supply Matters

8.1 Manufacturing and Supply Agreement(s). On or prior to the Effective Date, ALZA and Menarini will, except in the event a Section 2.1 Closing does not occur by the Final Section 2.1 Closing Date, execute a mutually acceptable Non-Group E Market Manufacturing Agreement. Except in the event a Section 2.1 Closing does not occur by the Final Section 2.1 Closing Date, ALZA and GENUPRO agree to negotiate in good faith and execute a mutually acceptable Group E Market Manufacturing Agreement which shall provide for the supply of Agreement Product to GENUPRO for at least one year following Regulatory Approval in the US. In the event a Section 2.1 Closing does not occur by the Final Section 2.1 Closing Date, the Non-Group E Market Manufacturing Agreement and the Group E Market Manufacturing Agreement shall be of no effect and, subject to Section 14.2.2.2, ALZA and GENUPRO shall negotiate in good faith a GENUPRO Manufacturing Agreement and GENUPRO Quality Agreement under which ALZA will supply Agreement Product to GENUPRO for a limited time in those Group A Market, Group B Market, Group C Market and Group E Market countries where GENUPRO intends to use or sell Agreement Product.

Section 9 Ancillary Agreements

The Parties acknowledge that, in connection with the transfer and delivery of Product Rights to GENUPRO (and/or its designated Affiliates or Sublicensees) and/or the continued operation of the business related to Agreement Product thereafter, ALZA has agreed to perform certain transitional services and enter into certain agreements, including but not limited to those related to: (i) distribution and sale of Agreement Product, on a country-by-country basis in the Group A Market countries, as described in Section 5.3.1.2 and/or (ii) the manufacturing of Agreement Product for use or sale in one or more countries in the Territory as described in Section 8, and including, in any case:

(a) In the event of a Section 2.1 Closing: Non-Group E Markets Manufacturing Agreement, Group E Markets Manufacturing Agreement, Non-Group E Markets Quality Agreement, Group E Markets Quality Agreement, GENUPRO Trademark Assignment Agreement, Menarini Trademark Assignment Agreement, Domain Name Assignment Agreement, PV Agreement, Delegations of Authority (if any), Transition Services Agreement, and Sales Services Agreement; or

(b) In the event of a Section 2.2 Closing: GENUPRO Manufacturing Agreement, GENUPRO Quality Agreement, GENUPRO Trademark Assignment Agreement, Domain Name Assignment Agreement, GENUPRO PV Agreement, Delegations of Authority (if any), Transition Services Agreement, and Sales Services Agreement.

[*] Confidential treatment requested.

On or as soon as reasonably practicable after the Execution Date, the Parties shall negotiate in good faith and, to the extent each Party is intended to be a party thereto (e.g. GENUPRO is not a party to the Menarini Trademark Assignment Agreement), enter into commercially reasonable, customary, and mutually acceptable written forms of all of the foregoing consistent with the terms hereof, including but not limited to agreements specifying customary and commercially reasonable terms governing the distribution and sale of Agreement Product, the manufacturing services, and the Parties’ related rights and obligations. The specific manufacturing activities to be performed by ALZA and its Affiliates shall be set forth in the Manufacturing Agreements. For the avoidance of doubt, the PV Agreement or GENUPRO PV Agreement, as applicable, shall be considered Ancillary Agreements.

Section 10 Certain Provisions Regarding Distribution, Sale and Supplies of Agreement Product

10.1 Orders for Agreement Product. On and after the Effective Date, ALZA shall not, and shall cause its Affiliates to not, (i) solicit orders for Agreement Product from any prospective Third Party purchasers for the relevant country, (ii) accept or fulfill any orders for Agreement Product for such country, or (iii) deliver or tender (or cause to be delivered or tendered) any Agreement Product to any purchaser in such country, except as, in each case, specifically provided for in the Sales Services Agreement under Section 5.3.1.2 or any other Ancillary Agreement.

10.2 Labelling and Packaging. The Parties agree to use their respective Commercially Reasonable Efforts and to cooperate to obtain, pursuant to Legal Requirement, in an expeditious manner Regulatory Authority approval in each applicable country in the Territory for Agreement Product labelling bearing GENUPRO’s or its designated Affiliate’s and/or Sublicensee’s name, trademark, and/or trade dress for use after the transfer of Regulatory Approval in each country in the Group A Market and Group B Market or after the obtaining of Regulatory Approval in each country in the Group C Market, provided that, if and as requested by GENUPRO or any Sublicensee thereof for a particular Group C Market country, ALZA and its Affiliates shall use Commercially Reasonable Efforts to obtain approval of such labelling as part of its efforts to obtain Regulatory Approval in any such countries under Section 5.3. Except as otherwise expressly set forth in this Agreement or the Manufacturing Agreements contemplated by Section 8, ALZA shall have no obligation to assist GENUPRO with respect to any labelling changes for the Agreement Product. Where it is permissible under Legal Requirements to continue on and after the ALZA Distribution Termination Date for a particular Group A Market country to package Agreement Product for distribution and sale by GENUPRO or its designated Affiliates and/or Sublicensees in such Group A Market country with trademarks, logos and/or trade dress (other than Trademarks) Controlled by ALZA, then, upon written request from GENUPRO or its designated Affiliates and/or Sublicensees, ALZA shall package and supply such Agreement Product in accordance with the terms and conditions of the Manufacturing Agreements on a country-by-country, product-by-product basis until no later than the applicable Implementation Date or such earlier date as the Parties mutually agree. As used herein the term “Implementation Date” means, on a country-by-country basis, the earlier of (i) the date that on which [*] or (ii) the date which is [*] ([*]) [*] after the date on which the applicable Governmental Permits for the Agreement Product in such country are legally transferred, in accordance with all Legal Requirements, to GENUPRO or its designated Affiliate or Sublicensee.

[*] Confidential treatment requested.

10.3 Recalls.

10.3.1 [*] (directly or through its designated Affiliates or Sublicensees) shall have responsibility and control over any recalls, withdrawals, or field corrections of Agreement Product or its, its Affiliates’, or any GENUPRO Sublicensee’s Related Product (collectively, “Recalls”) in a country that occurs on or after the [*]. However, if such a Recall involves one or more lots of Agreement Product that were distributed and sold both (i) by ALZA or its Affiliates in one or more countries and (ii) by or on behalf of GENUPRO or its Affiliates and/or Sublicensees in one or more countries in the Territory (each, a “Split Lot”), then the Parties shall notify each other immediately upon becoming aware of any possible Recall (or any circumstances reasonably justifying a Recall) that may affect such Split Lot. The Parties shall, to the extent reasonably possible, meet prior to instituting any such Recall with respect to Agreement Product in an attempt to come to a mutually acceptable decision regarding such Recall; provided, however, that [*] in a country at the time of Recall (the “Responsible Party”) shall [*] in such case as to whether to institute a Recall (regardless of whether such Recall is mandated by a Regulatory Authority or voluntarily instituted by the Responsible Party) in such country. [*] shall have the right, solely [*], to contact any Regulatory Authority with respect to Agreement Product if [*] has a reasonable good faith belief that such Agreement Product may not meet the representations and warranties set forth with respect thereto in this Agreement or any of the Manufacturing Agreements in a manner that may reasonably justify a Recall. Except as may otherwise be provided for in this Agreement or any of the Manufacturing Agreements, [*] shall, subject to Sections 12.3 and 12.4, indemnify [*] and its Affiliates against all reasonable, documented costs and expenses incurred in connection with any Recall of Agreement Product that is distributed and/or sold on or after [*] or otherwise by [*] or any of its Affiliates or Sublicensees.

10.3.2 [*] shall have responsibility and control over any Recalls of Agreement Product in a country that occur following [*] and prior to the [*] for such country, provided that (i) [*] shall, to the extent reasonably practicable, provide written notice of any such proposed Recall as promptly as reasonably possible, with such notice to include detailed information concerning the amount of Agreement Product to be Recalled, the circumstances justifying or supporting such Recall, and copies of any correspondence with Regulatory Authorities or other government agencies concerning such Recall, and [*] shall provide [*] a reasonable opportunity to comment on the proposed scope of such Recall or the manner in which such Recall shall be conducted. Further, in the event of any such Recall in any country that may have a material adverse impact on the development, marketing, sale, or distribution of Agreement Product in such country, [*] shall, if and as requested by [*] in writing and in addition to any Recall, immediately suspend all further distribution of Agreement Product in such country under any Sales Services Agreement.

[*] Confidential treatment requested.

Section 11 Representations, Warranties, and Covenants

11.1 Mutual Representations. Each Party hereby represents, warrants and undertakes to the other that:

11.1.1 it has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement, and the execution, delivery and performance by each Party of this Agreement and the Ancillary Agreements have been duly and validly authorized by all necessary corporate action on the part of such Party, and each constitutes (or in the case of Ancillary Agreements to be entered into at or by the Effective Date, will constitute), or, with respect to the agreements set forth herein to be executed following the Execution Date, when executed and delivered will constitute, a valid and binding obligation of each Party, enforceable against each Party in accordance with its terms, except that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights, generally and by principles of equity regarding the availability of remedies;

11.1.2 the execution, delivery and performance by it of its obligations under this Agreement will not result in a breach of, or constitute a default under, any instrument or agreement to which it is a party or by which it is bound or result in a violation of any law or regulation in any jurisdiction or of any order, judgement or decree of any court or governmental agency by which it is bound, except as would not, individually or in the aggregate, materially adversely affect the ability of either Party to perform its obligations hereunder or under any Ancillary Agreement or GENUPRO’s, its Affiliates’, or its Sublicensees’ ability to exploit the Product Rights or Agreement Product; and

11.1.3 it is duly organized, validly existing and in good standing under the laws of the state or country of its organization.

11.2 By ALZA. GENUPRO acknowledges and agrees that, except as otherwise set forth in this Agreement, and without limitation of the representations and warranties set forth above or below, the Product Rights are conveyed by ALZA to GENUPRO hereunder “as is, where is”. GENUPRO agrees to accept, subject to the terms and conditions set forth in this Agreement, the Product Rights on the Country Transfer Date or Regulatory Transfer Date as defined herein in the condition they are in at the place(s) where they are located on the Country Transfer Date or Regulatory Transfer Date based on its own inspection, examination and determination with respect to all matters, and without reliance upon any express or implied representations or warranties of any nature made by, or on behalf of, or imputed to ALZA other than the representations and warranties expressly set forth in this Agreement. Without limiting the generality of the foregoing, GENUPRO acknowledges that (x) ALZA makes no representation or warranty, express or implied, with respect to (i) any forecasts, projections, estimates or budgets provided or made available to GENUPRO of future revenues, future results of operations, future cash flows or future financial condition relating to Agreement Product (“Forward-Looking Statements”); or (ii) any other information made available to GENUPRO with respect to Agreement Product, except as expressly set forth in this Agreement and the Schedules hereto; and (y) GENUPRO is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Forward-Looking Statements and is not relying on any Forward-Looking Statements in any manner whatsoever.

Except as set forth on Schedule 11 (the parts of which are numbered to correspond to the individual section numbers of this Section 11, provided that any information set forth in one section or subsection of Schedule 11 will be deemed to apply to each other section or subsection of Schedule 11 and this Section 11 to which a cross-reference is expressly made) or otherwise disclosed in this Agreement, ALZA hereby represents and warrants to GENUPRO that, as of the Effective Date, each Country Transfer Date, Regulatory Transfer Date, and each Final Transfer Date (except such representation and warranty that are of a specific date shall only be given as of such date):

11.2.1 Qualification. ALZA, directly and/or through its Affiliates, has all requisite corporate power and authority to own, operate, lease, license, transfer, assign, practice, develop, commercialize, and exploit the Product Rights as exploited as of the Effective Date, except to the extent, in each case, as would not, individually or in the aggregate, materially and adversely affect the ability of either Party to perform its obligations hereunder or under any Ancillary Agreement or GENUPRO’s, its Affiliates’, or its Sublicensees’ exploitation of the Product Rights or Agreement Product. Each of ALZA and its designated Affiliates is duly qualified to do business in, and are in good standing in, all jurisdictions in which the ownership or control of the Product Rights makes such qualification necessary. ALZA has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform and consummate the transactions contemplated hereby and thereby, and to cause its Affiliates to comply with all applicable obligations hereunder.

11.2.2 Title to Assets.

11.2.2.1 ALZA, directly or through its Affiliates or Third Party MAHs, has good and transferable title, or the right to assign and transfer (or cause to be assigned and transferred) hereunder such title, to each of the Product Rights to be transferred hereunder:

(a) Development Records as identified in the Index;

(b) Manufacturing Records as identified in the Index;

(c) Trademarks as identified in Schedules 4.2B1 and 4.2B2;

(d) Domain Names as identified in Schedule 4.2A; and

(e) All ALZA Marketing Authorizations, ALZA Regulatory Submissions and pricing and reimbursement approvals as identified on Schedule 11.2.15.1A, Schedule 11.2.15.1B, and Schedule 11.2.15.1C, respectively, all ALZA Regulatory Submissions made and Governmental Permits obtained following the Effective Date, and, with respect to any ALZA Regulatory Submissions referenced above, all Governmental Permits resulting from the Maintenance thereof as contemplated by this Agreement.

11.2.2.2 ALZA, directly or through its Affiliates or Third Party MAH, has the right to transfer and assign, or cause to be transferred and assigned, to GENUPRO (or its designated Affiliate(s) or Sublicensee(s)) such Product Rights as set forth in (a) to (e) above, free and clear of all liens, claims, and encumbrances, except Permitted Liens, and upon the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, or the relevant date set forth herein therefor, GENUPRO shall acquire good and marketable title to, and all right, title and interest of ALZA and its Affiliates in and to such Product Rights as set forth in (a) to (e) above, free and clear of all liens, claims, and encumbrances except Permitted Liens. ALZA, directly or through its Affiliates, owns sufficient right, title, and interest in the ALZA Know-How and Licensed Materials material to the development, manufacture, use, and commercialization of Agreement Product to grant the rights granted thereto under this Agreement without material breach or conflict of any existing contract, agreement, or arrangement ALZA or any of its Affiliates may have with any Third Party.

11.2.3 Sufficiency. Except with respect to any Governmental Permits or ALZA Regulatory Submissions that cannot be transferred and assigned under this Agreement due to limitations imposed by Legal Requirement, as contemplated by Section 5.1.2, which limitations shall be addressed as described in Section 5.1.2, as of the Effective Date, the Product Rights, Copyrights, and ALZA Know-How identified in the Index or the Schedules constitute all material intellectual property and contractual rights, other than (i) the rights licensed to ALZA under the License Agreement and, solely to the extent providing for the manufacture, use, sale, marketing, distribution, development, commercialization, import, or export of Agreement Product by the relevant Third Party on behalf of ALZA or an Affiliate thereof (and not required for the manufacture, use, sale, marketing, distribution, development, commercialization, import, or export of Agreement Product generally), (ii) Distribution Agreements and Product Contracts, owned or controlled by ALZA, its Affiliates, and Third Party MAHs necessary for manufacture, use, sale, marketing, distribution, development, commercialization, import, or export of Agreement Product as approved in the Territory prior to the Effective Date.

11.2.4 Exercise of Rights under License Agreement Limited to Agreement Product. Prior to the Effective Date, the only product clinically developed, manufactured, used and commercialized by ALZA (directly or through its Affiliates and Sublicensees) under the License Agreement was Agreement Product. ALZA makes no further representation or warranty regarding whether or not ALZA (or its Affiliates or Sublicensees) engaged in the development, manufacture, use, or commercialization of any Licensed Product other than the Agreement Product in the course of its exercise of rights under the License Agreement.

11.2.5 Proceedings.

11.2.5.1 Other than Regulatory Proceedings, there are no actions, suits, or other Proceedings instituted, pending, or, to the knowledge of ALZA (including upon reasonable inquiry of its Affiliates), threatened in writing against ALZA or any Affiliate thereof with respect to any Trademarks, Copyrights, Domain Names, Identified ALZA Patents (if any), ALZA Know-How, Product Rights, ALZA Regulatory Submissions, Regulatory Approvals, Governmental Permits, or Agreement Product.

11.2.5.2 There are no actions, suits or other Proceedings instituted, pending, or, to the knowledge of ALZA (including upon reasonable inquiry of its Affiliates), threatened in writing against ALZA or any Affiliate thereof which present a claim that would materially restrain, materially prohibit, or materially and adversely affect the transactions contemplated in this Agreement or any Ancillary Agreement or that would otherwise materially and adversely affect any Product Rights or GENUPRO’s (or any Affiliate’s or Sublicensee’s) ability to exploit Product Rights or develop or commercialize Agreement Product following the Effective Date.

11.2.6 Ownership. ALZA (directly or through its Affiliates or Third Party MAHs) exclusively owns (or, in the case of any of the following owned by Third Party MAHs) controls) all right, title, and interest in the Trademarks listed in Schedules 4.2B1 and 4.2B2, Domain Names listed in Schedule 4.2A, and Product Rights listed in the Index or the Schedules, free and clear of all liens, claims, and encumbrances, except Permitted Liens.

11.2.7 Infringement/Misappropriation of Third Party Rights. ALZA has no knowledge (including upon reasonable inquiry of its Affiliates) that the use of ALZA Know-How as contemplated and permitted under this Agreement with respect to the use, manufacture, sale, offering for sale, import, export, development, or commercialization of Agreement Product as carried on by or on behalf of ALZA or its applicable Affiliates prior to and as of the Effective Date, would constitute a misappropriation of a Third Party’s trade secrets or infringement of any Third Party’s Patents. Neither ALZA nor, to ALZA’s knowledge (including reasonable inquiry of its Affiliates), any Affiliate thereof has received any written notice from any Third Party alleging any infringement of any Third Party’s Patents or misappropriation of any Third Party’s trade secrets, with respect to the Agreement Product in the Territory due to the manufacture, use, sale, marketing, or import thereof.

11.2.8 Infringement/Misappropriation by Third Parties. ALZA has no knowledge (including upon reasonable inquiry of its Affiliates) that any Third Party (i) is misappropriating, has misappropriated, or has threatened to misappropriate any trade secret ALZA Know-How material to Agreement Product or (ii) is infringing, has infringed, or has threatened to infringe any of the Lilly Patents, or GenuPro Patents, and neither ALZA nor any Affiliate thereof has made any written claims or threats, or engaged in any legal action or Proceeding of any kind, involving any claim or allegation that a Third Party misappropriated any trade secret ALZA Know-How or GENUPRO Know-How material to any Agreement Product, or infringed any Lilly Patents, or GenuPro Patents. ALZA hereby expressly makes no representations or warranties under Section 11.2.8(ii) relating to Internet Offers, as defined in that portion of Schedule 11 referring to this Section 11.2.8, prior to, or after, the Effective Date.

11.2.9 Agreement Product Trademarks.

11.2.9.1 No Agreement Product is being commercialized, sold or offered for sale anywhere in the Territory by or on behalf of ALZA, or its Affiliates under any proprietary brand name, trademark, trade name, or logo for the Agreement Product other than the Trademarks. The Trademarks are valid, enforceable, and subsisting, and all necessary registration, maintenance, and renewal fees have been made as of the Effective Date and all necessary documentation, recordations, and certifications have been filed with relevant authorities for purposes of maintaining such registrations.

11.2.9.2 ALZA has no knowledge (including upon reasonable inquiry of its Affiliates) that the use of Trademarks as contemplated and permitted under this Agreement with respect to the use, manufacture, sale, offering for sale, import, export, development, or commercialization of Agreement Product as carried on by or on behalf of ALZA or its applicable Affiliates prior to and as of the Effective Date, would constitute an infringement of any Third Party’s trademarks. Neither ALZA nor, to ALZA’s knowledge (including reasonable inquiry of its Affiliates), any Affiliate thereof has received any written notice from any Third Party alleging any infringement of any Third Party’s trademarks with respect to the Agreement Product in the Territory due to the manufacture, use, sale, marketing, or import thereof.

11.2.9.3 ALZA has no knowledge (including upon reasonable inquiry of its Affiliates) that any Third Party is infringing, has infringed, or has threatened to infringe any of the Trademark rights, and neither ALZA nor any Affiliate thereof has made any written claims or threats, or engaged in any legal action or Proceeding of any kind, involving any claim or allegation that a Third Party infringed any Trademark rights.

11.2.10 Domain Names. The Domain Names constitute all the domain names, and registrations and applications therefor, used in connection with the supply, development, marketing, sale, offering for sale, and distribution of Agreement Product in the Territory prior to and as of the Effective Date. ALZA has registered each of the Domain Names with an accredited domain name registrar and is up to date and paid in full as of the Effective Date with respect to the payment of all fees due to such registrar(s) in connection with the Domain Names.

11.2.11 Distribution Agreements. All Distribution Agreements are listed, with the corresponding Third Party MAH (if applicable) and country clearly identified with respect thereto, on Schedule 5.1.1. To the knowledge of ALZA (including reasonable inquiry of its Affiliates), ALZA (or the relevant Affiliate thereof) is, and at all times since its execution has been, in compliance with all material applicable terms of each Distribution Agreement, and to the knowledge of ALZA (including reasonable inquiry of its Affiliates), each Third Party that has any rights or obligations under any Distribution Agreement is, and at all times has been, in compliance with all material applicable terms of such Distribution Agreement, except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on either Party’s ability to perform its obligations under this Agreement or any Ancillary Agreement, the exploitation of the Product Rights, or the use, development, manufacture, sale, marketing, import, export, or commercialization of Agreement Product.

11.2.12 Product Contracts. ALZA and, to its knowledge (including reasonable inquiry of its Affiliates), its Affiliates are, and at all times have been, in compliance with all material applicable terms of each Product Contract, and to the knowledge of ALZA (including reasonable inquiry of its Affiliates), each Third Party that has any obligation to ALZA or any Affiliate thereof under any Product Contract is, and at all times has been, in compliance with all material applicable terms of such Product Contract, except as would, in either case, not reasonably be expected, individually or in the aggregate, to have a material adverse effect on either Party’s ability to perform its obligations under this Agreement or any Ancillary Agreement, the exploitation of the Product Rights, or the use, development, manufacture, sale, marketing, import, export, or commercialization of Agreement Product.

11.2.13 License Agreement. As of the Effective Date, to ALZA’s knowledge (including reasonable inquiry of its Affiliates), there are no Product-Related Improvements (as defined in the License Agreement) or Product-Related Improvement Patents (as defined in the License Agreement) that are incorporated in or utilized by (or, in the case of Product-Related Improvement Patents, that cover the composition, manufacture, or use of) any products in, or that have previously been the subject of, preclinical or clinical development or are being, or have previously been, commercialized by ALZA or its Affiliates.

11.2.14 Compliance With Legal Requirements; Regulatory Authorizations.

(a) Except as expressly set forth in this Agreement, ALZA and its Affiliates are, and at all times have been, in compliance with all Legal Requirements applicable to the Product Rights, Copyrights, Trademarks, ALZA Know-How, Agreement Product, or the use, development, manufacture, sale, marketing, import, export, or commercialization of Agreement Product, except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on either Party’s performance of its obligations under this Agreement or any Ancillary Agreement, the exploitation of the Product Rights, or the use, development, manufacture, sale, marketing, import, export, or commercialization of Agreement Product.

(b) ALZA and its Affiliates have all authorizations of Regulatory Authorities necessary for the conduct of its and their business (solely as it relates to the Agreement Product or Product Rights) as conducted as of the Effective Date, except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on either Party’s performance of its obligations under this Agreement or any Ancillary Agreement, the exploitation of the Product Rights, or the use, development, manufacture, sale, marketing, import, export, or commercialization of Agreement Product.

(c) The Development Records, Manufacturing Records, Governmental Permits, and ALZA Regulatory Submissions as identified in the Index have been maintained in accordance with all Legal Requirements.

11.2.15 Regulatory Matters.

11.2.15.1 The ALZA Marketing Authorizations set forth in Schedule 11.2.15.1A, ALZA Regulatory Submissions set forth in Schedule 11.2.15.1B and pricing and reimbursement approvals set forth in Schedule 11.2.15.1C are the only ALZA Regulatory Submissions or Governmental Permits obtained, filed, submitted, or in effect as of the Effective Date with respect to Agreement Product;

11.2.15.2 The Governmental Permits and ALZA Regulatory Submissions have at all times been filed and maintained in material compliance with all Legal Requirements, and ALZA’s normal and customary business practices. The ALZA Marketing Authorizations are in full force and effect. There are no Proceedings pending or, to the knowledge of ALZA (including upon reasonable inquiry of its Affiliates), threatened by written notice seeking, or that would reasonably be anticipated to lead to, the revocation or suspension of, or have any other material adverse effect on, any ALZA Marketing Authorization or ALZA Regulatory Submission. All maintenance and other fees related to the ALZA Marketing Authorizations or ALZA Regulatory Submissions occurring or coming due prior to the Effective Date have been paid. Neither ALZA nor any Affiliate thereof has received since the effective date of the License Agreement: (i) any FDA Form 483’s or foreign equivalents thereof concerning Agreement Product or (ii) warning letters from any Regulatory Authority concerning the Agreement Product in which it is asserted that the operations of ALZA, any Affiliate thereof, or any Third Party manufacturer or contractor of any of the foregoing (to the extent they relate to the Agreement Product or Product Rights) or the Agreement Product were not in compliance with any Legal Requirements in any material respect. There are no outstanding consent decrees entered into by ALZA or any of its Affiliates or sublicensees with respect to Agreement Product.

11.2.16 Electronic Media. As of each Country Transfer Date (on a country-by-country basis with respect to that portion of the items below relevant to the applicable country), each Regulatory Transfer Date (on a country-by-country basis with respect to that portion of the items below relevant to the applicable country) and the Transition Completion Date, the Electronic Media collectively contain copies, which in all material respects are complete and accurate, of the following records as identified in the Index:

(a) the Development Records;

(b) the Manufacturing Records;

(c) Governmental Permits;

(d) ALZA Regulatory Submissions;

(e) all material information referenced on Schedule 6.1.5; and

(f) any other material information, document, or correspondence material to Agreement Product or Product Rights.

The Electronic Media contain all serious adverse event reports received by ALZA, any Affiliate thereof, any Third Party MAH, or any contractor, agent, or representative of any of the foregoing that relate to the Agreement Product. All of the records and information in items (a) to (f) referenced above and as identified in the Index have been in material compliance with Legal Requirements and ALZA’s normal and customary business practices. To ALZA’s knowledge, the Index identifies and contains an index of all documents and records that are, on a country-by country basis as of the relevant Country Transfer Date or Regulatory Transfer Date, material to or necessary for the development, use, manufacture, sale, offering for sale, import, export, or commercialization of the Agreement Product in such country, except, as of a particular Country Transfer Date or Regulatory Transfer Date, those records and information to be transferred for such country following, or resulting from activities of ALZA and its Affiliates taking place following, such Country Transfer Date or Regulatory Transfer Date and prior to the Transition Completion Date as contemplated by this Agreement.

11.2.17 Governmental Reports, Proceedings, Notices.

(a) As of the Effective Date, ALZA and, to ALZA’s knowledge (including reasonable inquiry of its Affiliates and Third Party MAHs), its Affiliates and Third Party MAHs have completed and filed, in a timely and professional manner, all reports required by Regulatory Authorities and Legal Requirements in order to maintain Governmental Permits for Agreement Product that is the subject of a Regulatory Approval (including all Agreement Product marketed by or on behalf of ALZA and its Affiliates and Third Party MAHs prior to the Effective Date), except for those reports not due within the six (6) months following the Effective Date.

(b) As of the Effective Date, neither ALZA nor, to ALZA’s knowledge (including reasonable inquiry of its Affiliates or Third Party MAH), any Affiliate thereof or Third Party MAH has received any written notice of any actions or Proceedings (including those from a Regulatory Authority) alleging that the Agreement Product or the manufacture, storage, warehousing, packaging, handling, use, testing, sale, offering for sale, marketing, distribution, import, or export thereof is in violation of any Legal Requirements, except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on either Party’s performance of its obligations under this Agreement or any Ancillary Agreement, the exploitation of the Product Rights, or the use, development, manufacture, sale, marketing, import, export, or commercialization of Agreement Product.

(c) As of the Effective Date, neither ALZA nor, to ALZA’s knowledge (including reasonable inquiry of its Affiliates), any Affiliate thereof, has received any written notice that any Regulatory Authority or other government agency has initiated, or threatened to initiate, any action to recall, suspend or otherwise restrict or adversely affect the manufacture, use, development, sale, marketing, distribution, commercialization, import, or export of Agreement Product. To the knowledge of ALZA (including upon reasonable inquiry of its Affiliates), as of the Effective Date, there are no pending proceedings or requests for information, voluntary or involuntary market withdrawals, field corrective actions (including recalls), safety alerts, or notices of other regulatory or governmental enforcement actions from any Regulatory Authority related to the Agreement Product.

(d) In the course of clinically developing, manufacturing, using and commercializing Agreement Product prior to the Effective Date, and for the purposes of providing services under this Agreement from the Effective Date until the Transition Completion Date, neither ALZA nor, to ALZA’s knowledge (including reasonable inquiry of its Affiliates) any Affiliate thereof (i) has been debarred, or is subject to a pending debarment, or has used or is using in any capacity any person who has been debarred pursuant to section 306 of the FDCA, 21 U.S.C. § 335a, (ii) has been listed by any federal and/or state agencies, excluded, debarred, suspended or otherwise been made ineligible to participate in United States federal or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f), (iii) has been convicted of a criminal offense related to the provision of healthcare items or services or (iv) is subject to any such pending action, or is the subject of a conviction or pending action described in such sections. ALZA agrees to notify GENUPRO in writing as soon as reasonably possible if, in performing services under this Agreement, ALZA, or to ALZA’s knowledge (including reasonable inquiry of its

Affiliates) any Affiliate thereof, or any person used by ALZA, or to ALZA’s knowledge (including reasonable inquiry of its Affiliates) any Affiliate thereof, is subject to any of the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending.

11.2.18 Sublicenses. All material sublicenses (excluding Distribution Agreements) granted by ALZA or any Affiliate thereof with respect to Agreement Product, the rights licensed to ALZA under the License Agreement, or the Product Rights are set forth in Schedule 11.2.18. Unless otherwise agreed by the Parties in writing, ALZA shall, subject to the terms of such agreements, terminate such agreements on or before the Effective Date.

11.2.19 Taxes. ALZA and its Affiliates have completed and duly and timely filed in correct form with the appropriate government, regulatory, or taxing authority, all material returns, reports and declarations of estimated tax for Taxes related to the Agreement Product and Product Rights that were required to be filed by it (the “Tax Returns”). All such Tax Returns are correct and complete in all material respects. ALZA and its Affiliates have paid in full or made adequate provision for all amounts shown to be due and owing on its Tax Returns. There are no tax liens upon the Agreement Product or Product Rights. No action for the assessment or collection of Taxes of ALZA or any Affiliate thereof with respect to the Agreement Product or Product Rights is pending or has been threatened in writing and no written claim or deficiency against ALZA or any Affiliate thereof for the assessment or collection of any Taxes with respect to the Agreement Product or Product Rights has been asserted or proposed which written claim or deficiency has not been settled with all amounts determined to have been due and payable having been timely paid (taking into account any granted extension of the due date for payment of such Taxes).

11.2.20 Brokers. ALZA, and to ALZA’s knowledge (including reasonable inquiry of its Affiliates and Third Party MAHs) its Affiliates and Third Party MAHs have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment (including those of or to any Third Party MAH) in connection with this Agreement or the transfer of Agreement Product and Product Rights pursuant hereto.

11.2.21 Product Distribution Practices. ALZA and, to ALZA’s knowledge (including reasonable inquiry of its Affiliates and Third Party MAHs), its Affiliates and Third Party MAHs have shipped and sold the Agreement Product, at all times since (and including) January 1, 2011 until the Effective Date in quantities and at prices consistent with past Agreement Product demand and shipment and sales practices in all material respects (and not in quantities in excess of the historical demand for the Agreement Product) and, in particular, neither ALZA nor, to ALZA’s knowledge (including reasonable inquiry of its Affiliates and Third Party MAHs), any Affiliate thereof nor Third Party MAHs has engaged in (a) stop or slow shipping of any Agreement Product; (b) sales practices for any Agreement Product unreasonably requiring any customer thereof to purchase a specific or larger-than-desired amount of Agreement Product solely for purposes, or with the primary effect, of bringing forward future sales or maximizing short-term sales (i.e. not tied to batch sizes or reasonable or customary minimum purchase obligations); (c) encouraging or requiring customers of Agreement Product, in a manner inconsistent with generally-accepted customary sales practices, to, as a condition or requirement to gain access to the Agreement Product in any amount, to purchase a specific or larger-than-desired amount of Agreement Product solely for purposes, or with the primary effect, of bringing forward future sales or maximizing short-term sales (i.e., not tied to batch sizes or reasonable or reasonable or customary minimum purchase obligations).

11.2.22 Government Sponsored Research and Development. No governmental agency or authority has any material right, title or interest in or to any of the ALZA Know-How, Identified ALZA Patents, Trademarks, Domain Names, Governmental Permits, ALZA Regulatory Submissions, Development Records, Manufacturing Records, or any other Product Rights, except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on either Party’s performance of their obligations under this Agreement or any Ancillary Agreement, the exploitation of the Product Rights, or the use, development, manufacture, sale, marketing, import, export, or commercialization of Agreement Product. Neither ALZA nor, to ALZA’s knowledge (including reasonable inquiry of its Affiliates), any Affiliate thereof received or currently receives funds or other resources provided by a governmental agency or authority with respect to any research or development of the Agreement Product.

11.2.23 Clinical Trials. As of the Effective Date, there are no clinical trials being conducted by or on behalf of ALZA or, to ALZA’s knowledge (including reasonable inquiry of its Affiliates), its Affiliates with respect to the Agreement Product other than the Ongoing Clinical Studies.

11.2.24 Market Definitions. As of the Effective Date, the countries set forth on Schedules 5.2A, 5.2B and 5.2C, respectively, accurately reflect the descriptions thereof set forth in Sections 5.2.1, 5.2.2 and 5.2.3, respectively.

11.3 ALZA Covenants.

11.3.1 To the extent any circumstances arise after the Effective Date and on or before the Transition Completion Date that, to ALZA’s knowledge, would render any of the representations and warranties set forth in Section 11.2 no longer true or accurate, ALZA shall provide detailed written notice thereof to GENUPRO and the Transition Team shall discuss and recommend in good faith the reasonable actions to be taken by the Parties to mitigate the effects of any such circumstances (and the Parties shall use Commercially Reasonable Efforts to agree in writing to any such reasonable recommendation).

11.3.2 At all times following the Effective Date, ALZA shall, and shall cause its Affiliates to, complete and duly and timely file in correct, complete, and accurate form with the appropriate government, regulatory, or taxing authority, all material Tax Returns (as defined in Section 11.2.19) and pay in full or make adequate provision for all amounts due and owing on such Tax Returns.

11.3.3 ALZA shall not, and shall cause its Affiliates to not, enter into any licenses or sublicenses or other contracts with respect to any Product Rights or other rights to Licensed Products (including any rights under the License Agreement) following the Effective Date without GENUPRO’s prior written consent, except for any contracts (i) reasonably necessary for ALZA to fulfil its obligations hereunder or under any Ancillary Agreements and (ii) of which GENUPRO is informed of by ALZA in writing and reasonably in advance of the execution thereof by ALZA.

11.3.4 ALZA shall use Commercially Reasonable Efforts (and shall use Commercially Reasonable Efforts to cause its Affiliates to use Commercially Reasonable Efforts) to comply with all Legal Requirements with respect to all Governmental Permits, ALZA Regulatory Submissions, and all of its (and its Affiliates’) activities and other obligations with respect to Agreement Product following the Effective Date.

11.3.5 ALZA shall pay (directly or through its Affiliates) all necessary registration, maintenance, and renewal fees that come due or may arise with respect to any Trademark in any particular country prior to the assignment thereof to GENUPRO under this Agreement, and ALZA shall use Commercially Reasonable Efforts to file (directly or through its Affiliates) all necessary documentation, recordations, and certifications with relevant authorities for purposes of maintaining trademark registrations therefor until such assignment.

11.3.6 ALZA shall use Commercially Reasonable Efforts to cause all Domain Name registrations and related fees to be maintained up to date and paid in full with respect to all Domain Names prior to the assignment thereof to GENUPRO under this Agreement.

11.3.7 ALZA shall pay, or cause to be paid, all maintenance and other fees imposed by Regulatory Authorities and other governmental agencies related to the ALZA Marketing Authorizations or ALZA Regulatory Submissions incurred or coming due prior to the Regulatory Transfer Date (even if payable after the Regulatory Transfer Date). Notwithstanding the preceding sentence, the Party (or its designated Affiliate or Sublicensee) required by Legal Requirements in a particular country of the Territory to make application in such country for transfer of ownership of Governmental Permits or ALZA Regulatory Submissions shall be responsible for any fees imposed by Regulatory Authorities and other governmental agencies in connection with such application as set forth in Section 7.5.

11.3.8 ALZA shall, beginning on the Effective Date and during the Transition Period, transfer to GENUPRO by means of the Electronic Media all ALZA Regulatory Submissions, Governmental Permits, Development Records, Manufacturing Records, or other information, materials, or documentation material to the Product Rights set forth in the Schedules appended hereto or in the Index or development, manufacture, or commercialization of Agreement Product, in accordance with Section 6.1.1. ALZA shall update the Electronic Media until the Transition Completion Date with such of the foregoing not initially included in the Electronic Media as soon as reasonably possible upon ALZA becoming aware thereof (whether pursuant to notice or request by GENUPRO or otherwise), and provide written notice to GENUPRO upon any update thereof (which notice shall identify with reasonable detail the material being added to the Electronic Media). ALZA shall deliver to GENUPRO copies of the contents of the Data Room, which ALZA may do electronically in a form reasonably acceptable to GENUPRO, within five (5) business days of the Effective Date (which copies shall represent the contents of the Data Room as of the Effective Date) and, from and after the Effective Date until the later of (a) such time as ALZA delivers the final contents of the Data Room in electronic form to GENUPRO as set forth above or (b) the date ninety (90) days following the Effective Date, ALZA shall continue to permit GENUPRO to access the Data Room, including the ability to print documents therefrom.

11.3.9 Without limitation of ALZA’s rights and obligations with respect to Ongoing Clinical Studies, ALZA shall not (and shall cause its Affiliates, sublicensees, and subcontractors to not) initiate any clinical trials of any Licensed Product following the Effective Date without GENUPRO’s written consent (which may be granted or withheld in GENUPRO’s sole discretion).

11.3.10 On or after the Effective Date, neither ALZA nor any Affiliate thereof, nor any Third Party acting on behalf of ALZA or any Affiliate thereof (under a Distribution Agreement or otherwise), shall sell, market, or commercially distribute any Agreement Product in any country other than in a Group A Market country under the Sales Services Agreement in accordance with Section 5.3.1.2 without GENUPRO’s prior written consent.

11.3.11 Consents and Approvals. ALZA shall, or shall cause its Affiliates or Third Party MAH to, obtain the following: (a) each consent, approval, authorization, registration or filing with any Governmental Authority and (b) each consent, approval, authorization of or notice to any other Third Party, which, in each case, is required in connection with the consummation by ALZA of the transactions contemplated by this Agreement and the Ancillary Agreements, including the consents described in Schedule 11.3.11; except to the extent as, in each case, would not, individually or in the aggregate, materially and adversely affect the ability of either Party to perform its obligations hereunder or under any Ancillary Agreement or GENUPRO’s, its Affiliates’, or its Sublicensees’ ability to exploit the Product Rights or Agreement Product.

11.3.12 ALZA Permitted Liens. ALZA shall, and shall cause its Affiliates to, promptly take all actions and make all payments reasonably necessary to avoid the existence, imposition, maintenance, survival, or creation of any ALZA Permitted Liens or, to the extent ALZA and its Affiliates are unable to avoid the existence, imposition, maintenance, survival, or creation of any ALZA Permitted Liens or otherwise fail to prevent the existence, imposition, maintenance, survival, or creation thereof, ALZA shall, and shall cause its Affiliates, to promptly take all such actions and make all payments necessary to avoid, extinguish, terminate, or remove any ALZA Permitted Liens.

11.4 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR MANDATED BY APPLICABLE LAW WITHOUT THE RIGHT TO WAIVE OR DISCLAIM, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO ANY AGREEMENT PRODUCT, PRODUCT RIGHTS, KNOW-HOW, PATENTS, ONGOING CLINICAL STUDIES, DATA, RECORDS, GOODS, RESULTS, OR OTHER RIGHTS, MATERIALS, OR SUBJECT MATTER UNDER THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, CONDITIONS AND REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF PERFORMANCE, MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

11.5 Each Party agrees that, in the event that of a breach by the other Party of both a representation and warranty under this Agreement and the same or a substantially similar representation and warranty in one or more Ancillary Agreements, such Party shall only be entitled to make a single claim against the other Party with respect to such breach, under either this Agreement or one of the Ancillary Agreements.

Section 12 Liability and Indemnification

12.1 By GENUPRO.

12.1.1 Subject to Sections 12.3 and 12.4, and except as otherwise expressly provided for in the Ancillary Agreements, GENUPRO shall indemnify, defend and hold harmless ALZA and its Affiliates, and their respective directors, officers, employees, agents and representatives (and each of their respective successors and permitted assigns) (collectively, the “ALZA Indemnitees”) from and against (a) any and all Third Party claims and resulting Damages which any ALZA Indemnitee may sustain, incur or suffer arising out of, or directly or indirectly resulting from, the ownership, possession, manufacture, research, development, use, distribution, marketing, promotion, offering for sale, sale, import, export or commercialization of Agreement Product or any other Licensed Product (if any) by (or by any Third Party on behalf of) GENUPRO or any of its Affiliates or Sublicensees anywhere in the Territory (including, but not limited to, any product liability or personal injury claims as a result of the manufacture, sale, distribution or use of any end-product sold by GENUPRO or any of its Affiliates or Sublicensees that incorporates any Agreement Product or any other Licensed Product (if any), or any claims made with respect to any intellectual property or materials used by GENUPRO or any of its Affiliates or Sublicensees in connection with any Agreement Product or any other Licensed Product (if any)), and (b) any and all Third Party claims and resulting Damages which any ALZA Indemnitee may sustain, incur or suffer arising out of, or directly or indirectly resulting from, the infringement or misappropriation of such Third Party’s intellectual property rights (including Patents) by GENUPRO or any of its Affiliates or Sublicensees (or by any Third Party on any of their behalf) with respect to any of the activities described in clause (a), except in each case to the extent resulting from (x) any ALZA Indemnitee’s breach of this Agreement (including any representation, warranty, or covenant of ALZA contained herein) or any Ancillary Agreement, failure to comply with any Legal Requirement, negligence, or intentional misconduct or (y) any matter subject to indemnification by ALZA pursuant to Section 12.2 or any Ancillary Agreement.

12.1.2 Furthermore, subject to Sections 12.3 and 12.4, and except as otherwise expressly provided for in the Ancillary Agreements, GENUPRO shall indemnify, defend and hold harmless the ALZA Indemnitees from and against any Third Party claims and resulting Damages that any ALZA Indemnitee may sustain, suffer or incur arising out of, or directly or indirectly resulting from: (i) the negligence or intentional misconduct of GENUPRO or any of its Affiliates or Sublicensees in connection with the performance of GENUPRO’s, its Affiliates’ or Sublicensees’ obligations or exercise of GENUPRO’s rights under this Agreement, (ii) the breach of one or more of GENUPRO’s covenants, agreements or obligations under this Agreement (including any breach by GENUPRO of its representations and warranties set forth in Section 11) or any Ancillary Agreement, (iii) any failure by GENUPRO or any of its Affiliates or Sublicensees to comply with any Legal Requirement with respect to Licensed Products (as defined in Section 1.22 of the License Agreement), or (iv) any of GENUPRO’s, its Affiliates’, or GENUPRO’s or its Affiliates’ licensees’, distributors’, or contractors’ exploitation, use, or practice of any Product Rights or rights under the ALZA Know-How, except in each case to the extent resulting from (x) any ALZA Indemnitee’s breach of this Agreement (including any representation, warranty, or covenant contained herein) or any Ancillary Agreement, failure to comply with any Legal Requirement, negligence, or intentional misconduct or (y) any matter subject to indemnification by ALZA pursuant to Section 12.2 or any Ancillary Agreement.

12.2 By ALZA.

12.2.1 Subject to Sections 12.3 and 12.4, and except as otherwise expressly provided for in the Ancillary Agreements, ALZA shall indemnify, defend and hold harmless GENUPRO and its Affiliates, and all of the foregoing’s respective directors, officers, employees, agents, and representatives (and each of their respective successors and permitted assigns) (collectively, the “GENUPRO Indemnitees”) from and against any and all Third Party claims and resulting Damages which any GENUPRO Indemnitee may sustain, incur or suffer arising out of, or directly or indirectly resulting from, (a) the ownership, possession, manufacture, research, development, use, distribution, marketing, promotion, offering for sale, sale, import, export or commercialization of Agreement Product or any other Licensed Product (if any) by or on behalf of ALZA or any Affiliate thereof anywhere in the Territory prior to the Effective Date, or (b) any claim by a Third Party with respect to any infringement or misappropriation of such Third Party’s intellectual property rights (including Patents) with respect to any of the activities prior to the Effective Date described in clause (a), except in each case to the extent resulting from (x) any GENUPRO Indemnitee’s breach of this Agreement (including any representation, warranty, or covenant contained herein) or any Ancillary Agreement, failure to comply with any Legal Requirement, negligence, or intentional misconduct or (y) any matter subject to indemnification by GENUPRO pursuant to Section 12.1 or any Ancillary Agreement.

12.2.2 Furthermore, subject to Sections 12.3 and 12.4, and except as otherwise expressly provided for in the Ancillary Agreements, ALZA shall indemnify, defend and hold harmless the GENUPRO Indemnitees from and against any and all Third Party claims and resulting Damages which any GENUPRO Indemnitee may sustain, incur or suffer arising out of, or directly or indirectly resulting from: (i) the negligence or intentional misconduct of ALZA or any Affiliate thereof in connection with this Agreement or the performance of ALZA’s or its Affiliates’ obligations or exercise of ALZA’s rights under this Agreement, (ii) the breach of one or more of ALZA’s covenants, agreements or obligations under this Agreement (including any breach by ALZA of its representations and warranties set forth in Section 11) or any Ancillary Agreement, or (iii) ALZA’s or any Affiliate’s failure to comply with any Legal Requirement related to Agreement Product or any other Licensed Product (or the use, development, manufacture, sale, distribution, promotion, marketing, import, or export thereof), except in each case to the extent resulting from (x) any GENUPRO Indemnitee’s breach of this Agreement (including breach of any representation, warranty, or covenant contained herein) or any Ancillary Agreement, failure to comply with any Legal Requirement, negligence, or intentional misconduct or (y) any matter subject to indemnification by GENUPRO pursuant to Section 12.1 or any Ancillary Agreement.

12.3 Procedures. Each Party shall promptly give the other Party written notice of any claim for which indemnification may be sought under this Agreement. However, failure of a Party with a right to be indemnified hereunder (an “Indemnified Party”) to provide notice of a claim shall only affect the Indemnified Party’s right to indemnification if and to the extent that such failure has a material adverse effect on the ability of the other Party (the “Indemnifying Party”) to defend the claim and/or the nature or amount of such claim The Indemnifying Party shall have the right to assume control of the defense of the suit or claim, and the Indemnified Party shall cooperate as reasonably requested by the Indemnifying Party (at the expense of the Indemnifying Party) in the defense of any claim subject to indemnification hereunder; provided, however, that if, in the reasonable judgment of the Indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the Indemnified Party, the Indemnified Party may, by written notice to the Indemnifying Party, waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any rights which such Party may have at law or in equity. If the Indemnifying Party controls the defense of the suit or claim, the Indemnified Party may fully participate in (but not control) the defense thereof and be represented by counsel at its sole cost and expense.

12.4 Settlements. Notwithstanding the foregoing, neither Party may settle a claim or action that is subject to the terms of this Section 12 without the prior written consent of the other Party if such settlement would (i) impose any non-indemnified monetary obligation on the other Party, (ii) admit fault or wrongdoing on the part of the other Party, (iii) require the other Party to submit to an injunction, (iv) limit the other Party’s rights under this Agreement or any Ancillary Agreement, or surviving rights under the License Agreement, or (v) limit or otherwise adversely affect either Party’s (or its Affiliates’ or Sublicensees’) rights or ability to make, have made, use, sell, offer for sale, import, export, market, distribute, develop, or commercialize Agreement Product or any other Licensed Product (if any) to the extent it retains or otherwise has such rights hereunder or under the Product Rights. Any payment required pursuant to any settlement agreement entered into in violation of this Section 12.4 shall be at the settling Party’s own cost and expense.

12.5 NO CONSEQUENTIAL DAMAGES. THE PARTIES EXPRESSLY AGREE THAT IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, LOSS OF PROFITS OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, PROVIDED THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT: (i) THE INDEMNITY OBLIGATIONS SET FORTH ABOVE OR IN ANY ANCILLARY AGREEMENT; OR (ii) EITHER PARTY’S LIABILITY FOR FRAUD, GROSS NEGLIGENCE, OR PATENT INFRINGEMENT.

12.6 Insurance. During the term of and for a period of not less than five years after a Party’s and/or its Affiliates’ and/or its Sublicensees’ ownership, possession, manufacture, research, development, use, distribution, marketing, promotion and/or sale of Agreement Product (or by any Third Party on behalf of that Party and/or its Affiliates and/or its Sublicensees) such Party and/or its Affiliates and/or its Sublicensees shall maintain commercial general liability insurance and product liability insurance covering the Agreement Product in amounts not less than $[*] per occurrence and $[*] annual aggregate. Such insurance shall include worldwide coverage. In addition, during each Party’s and/or its Affiliates’ and/or its Sublicensees’ conduct of clinical trials such Party and/or its Affiliates and/or its Sublicensees conducting clinical trials shall maintain clinical trial insurance where required by and compliant with regulations in those territories where clinical trials are conducted. Upon written request, each Party and/or its Affiliates and/or its Sublicensees shall provide the other Party and/or its Affiliates and/or its Sublicensees with written evidence of the required insurance. The amounts of insurance required herein shall not be construed to create a limit of liability with respect to each Party’s indemnification rights and obligations under this Agreement.

Section 13 Confidentiality

13.1 “Confidential Information” means any proprietary and confidential information that is disclosed orally, visually or in writing, by one Party (directly or through its Affiliates and/or Sublicensees, as applicable) (“Disclosing Party”) to the other Party (directly or through its Affiliates and/or Sublicensees, as applicable) (“Receiving Party”) pursuant to this Agreement, provided that, notwithstanding the foregoing, all such information related to Product Rights, Agreement Product, and Related Products shall, following the Effective Date, be treated as the Confidential Information of each Party, and each Party shall be deemed the Disclosing Party (and the Receiving Party) with respect thereto, regardless of whether any information may have been first disclosed hereunder by or on behalf of ALZA to GENUPRO or any Affiliate thereof; for the avoidance of doubt, however, any such information that is ALZA Know-How shall remain the property of ALZA unless expressly provided otherwise hereunder.

[*] Confidential treatment requested.

13.2 Non-Disclosure and Non-Use. The Receiving Party shall keep confidential and shall not disclose to any Third Parties and shall not use for any purpose, other than as, in either case, provided for in this Agreement, the Transition Services Agreement, Sales Services Agreement, the Manufacturing Agreements, or any other Ancillary Agreement, any Confidential Information of the Disclosing Party for a period of [*] ([*]) [*] from disclosure, except for any identified as trade secrets, for which the obligation shall continue. The obligations with respect to confidentiality and non-use shall no longer apply, however, to a Disclosing Party’s Confidential Information to the extent that such information:

(a) is or becomes published or generally known to the public through no fault or omission on the part of the Receiving Party; or

(b) was known or used by the Receiving Party prior to its disclosure by the Disclosing Party to the Receiving Party as evidenced by its written records, provided that this clause (b) shall not apply to Confidential Information that is confidential to both parties as set forth in Section 13.1; or

(c) is provided to the Receiving Party without obligation of confidentiality or limitation on use by a Third Party having the right to do so; provided that such Third Party was not bound by any agreement to keep such information confidential or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation; or

(d) was independently developed by the Receiving Party as evidenced by its contemporaneous written records without reference to or the aid, application or use of Confidential Information of the Disclosing Party.

For the avoidance of doubt, Confidential Information pertaining to a combination of published elements shall not be deemed to be in the public domain because the individual elements of such confidential combination are in the public domain, unless the specific combination of those elements is also in the public domain. Furthermore, upon the transfer of ownership of any Product Rights from ALZA to GENUPRO, Confidential Information disclosed by or on behalf of ALZA to GENUPRO pertaining to such Product Rights shall be deemed confidential to GENUPRO as well, as set forth in Section 13.1 above. Additionally, notwithstanding anything to the contrary herein, the duration of the confidentiality obligation will continue indefinitely as to any unpublished Confidential Information pertaining to the manufacture of Agreement Product that by its nature is commonly recognized in the industry as constituting valuable trade secret information, including any such information that is not accessible by the public in the Chemistry, Manufacturing and Controls (CMC) section of drug applications submitted to Regulatory Authorities or other Regulatory Submissions, except as provided in Section 13.3 below.

13.3 Permitted Disclosures. The confidentiality and non-disclosure obligations contained in Sections 13.1 and 13.2 above with respect to a Disclosing Party’s Confidential Information shall not apply to the extent that the Receiving Party is required:

[*] Confidential treatment requested.

(a) to disclose information by Legal Requirements or order of a governmental agency or a court of competent jurisdiction, provided that the Receiving Party shall, to the extent reasonably possible, (i) give reasonable prior written notice thereof to the Disclosing Party, (ii) provide the Disclosing Party with reasonably sufficient opportunity to prevent or limit any such disclosure or to request confidential or protective treatment thereof, and (iii) give reasonable assistance to the Disclosing Party, as reasonably requested thereby, to protect the information as confidential;

(b) to, in the case of either Party in exercise of its rights hereunder or under the Ancillary Agreements, disclose information to any Regulatory Authority for purposes of obtaining approval to test, develop, manufacture, use, sell, offer for sale, import, export, market, or otherwise commercialize any Agreement Product or Related Product;

(c) to satisfy either Party’s duty of disclosure in the prosecution of any Patents concerning Dapoxetine or any Agreement Product or Related Product before governmental patent agencies, provided that a Receiving Party shall, to the extent reasonably possible, take Commercially Reasonable Efforts to protect the confidentiality of the other Party’s Confidential Information; or

(d) to disclose to its Affiliates and its and its Affiliates’ employees, directors, contractors, or licensees who have a need to know for purposes of this Agreement or, in the case of either Party in exercise of its rights hereunder or under the Ancillary Agreements, the practice of the Product Rights or manufacture, use, sale, offering for sale, import, development, or commercialization of Agreement Product or Related Products and are under an obligation of confidentiality with respect thereto substantially equivalent to that of the Receiving Party.

13.4 Disclosure of Financial and Other Terms. Except as required by Legal Requirement, the Parties agree that the terms and existence of this Agreement will be considered Confidential Information of both Parties. Notwithstanding the foregoing, either Party may disclose: (a) such terms as are required to be disclosed in its publicly-filed financial statements or other public statements pursuant to Legal Requirements and stock market or exchange rules or regulations (e.g., the U.S. Securities and Exchange Commission, NASDAQ, NYSE, London Stock Exchange, or any other securities exchange on which securities issued by a Party or its Affiliates are, or may be, issued); provided that the disclosing Party shall, to the extent reasonably practicable, provide the other Party with a draft of the proposed text of such statement or disclosure (including any Schedules containing this Agreement) sufficiently in advance of the scheduled release or publication thereof to afford the other Party a reasonable opportunity to review and comment upon the proposed text (including redacted versions of this Agreement), which comments shall be reasonably considered by the disclosing Party; and (b) the material terms of this Agreement under confidentiality undertakings to any potential or actual acquirer, acquisition or merger target, or merger partner, licensee, licensor, manufacturer, or other strategic partner with respect to any Agreement Product, Related Product, or the Product Rights or in exercise of the Party’s rights hereunder or under the Ancillary Agreements, or potential providers of financing (whether equity, debt, or otherwise) and their advisors. Neither Party shall make any other statement to the public regarding the execution and/or any other aspect of the subject matter of this Agreement, except: (i) where a Party reasonably believes disclosure is required under Legal Requirements or applicable stock market rules; and (ii) either Party may use the text of a statement previously disclosed in accordance with this Agreement; and (iii) GENUPRO shall be free, as it may determine in its reasonable discretion, to make public statements and/or public disclosures regarding GENUPRO’s or its Affiliates’ or Sublicensees’ manufacture, commercialization or development of Agreement Product or Related Products following the Effective Date, subject to the terms and conditions of this Agreement.

13.5 No Use of Name. Except as otherwise provided herein or required by Legal Requirement, government authority, or the rule of any applicable securities exchange, neither Party shall use the name, mark or logo of the other Party or any of its Affiliates, or the name of any of their respective employees or agents, in any sales, promotion, advertising or other forms of publicity, without the prior written approval of the other Party.

13.6 Publicity. Each of GENUPRO and ALZA agrees not to issue any press releases or public announcements concerning this Agreement (and to cause their respective Affiliates to not do so) without the prior written consent (which may be sent by e-mail from an authorized representative) of the other Party as to the form, timing and content of any such release or announcement, except as required by a governmental authority, Legal Requirement, or rule of any applicable securities exchange. The Parties may agree on an initial form of press release in relation to the transfer to GENUPRO of the Product Rights to be issued by one or both of the Parties.

Section 14 Failure of Effective Date under Section 2.1 to Occur

14.1 In the event that the Effective Date under Section 2.1 has not occurred on or before [*] (such date, the “Final Section 2.1 Closing Date”), then beginning on the Final Section 2.1 Closing Date the Effective Date shall be determined under Section 2.2, and Section 2.1 shall have no further effect. The occurrence of the Effective Date by the Final Section 2.1 Closing Date under Section 2.1 shall be referred to herein as a “Section 2.1 Closing”.

14.2 In the event that a Section 2.1 Closing does not occur by the Final Section 2.1 Closing Date, the Parties agree that the terms of this Agreement shall become effective, and the Effective Date shall occur, only upon the satisfaction of the conditions as expressly set forth in Sections 2.2, 14.2.1, and 14.2.2 and elsewhere in this Agreement. The occurrence of the Effective Date following the Final Section 2.1 Closing Date pursuant to Section 2.2 and this Section 14 shall be referred to herein as a “Section 2.2 Closing”.

14.2.1 Payments. In the event that a Section 2.1 Closing does not occur by the Final Section 2.1 Closing Date, [*]. Notwithstanding anything to the contrary, GENUPRO shall be obligated to make the payments to ALZA set forth in Section 7.1 and in Section 7.3.

[*] Confidential treatment requested.

14.2.2 Ancillary Agreements. In the event that a Section 2.1 Closing does not occur by the Final Section 2.1 Closing Date, the Parties shall negotiate in good faith the following Ancillary Agreements:

14.2.2.1 The GENUPRO PV Agreement;

14.2.2.2 The GENUPRO Manufacturing Agreement, and the GENUPRO Quality Agreement appended thereto, under which ALZA will supply Agreement Product to GENUPRO for a limited time in those Group A Market, Group B Market, Group C Market and Group E Market countries where GENUPRO intends to use or sell Agreement Product. In the event that the GENUPRO Manufacturing Agreement and the GENUPRO Quality Agreement are not both effective on or before the date that is [*] ([*]) [*] from the Effective Date under Section 2.2, ALZA shall have no further obligation to negotiate such agreements;

14.2.2.3 The GENUPRO Trademark Assignment Agreement to assign Trademarks to GENUPRO in the Group A Market, Group B Market, Group C Market and Group E Market countries; and

14.2.2.4 The Domain Name Assignment Agreement.

Section 15 Termination and Survival

15.1 The term of this Agreement shall commence on the Effective Date as determined under Section 2.1 or under Section 2.2 and expire on the latest of: (i) Transition Completion Date; (ii) expiration of the last payment obligation under Section 5.8.2, 7.1, 7.2, or 7.3, as applicable according to Section 14.2.1; or (iii) expiration of the last-to-expire Ancillary Agreement.

15.2 Termination or expiration of this Agreement for any reason will be without prejudice to any rights or obligations that will have accrued to the benefit of any Party prior to such termination or expiration. The following shall survive termination or expiration of this Agreement: [*] For avoidance of doubt, reference in the above list to a Section number shall not include subsections thereof unless specifically indicated to include subsections thereof.

Section 16 General

16.1 Entire Agreement/Integration. This Agreement and the Ancillary Agreements constitute the entire understanding of the Parties, and supersedes any and all prior agreements, understandings and arrangements whether oral or written, between the Parties relating to the subject matter hereof. No amendments to this Agreement shall be effective unless agreed in writing signed by the Parties hereto. The Parties agree that in the event of any conflict between the terms of this Agreement and the terms of any Manufacturing Agreement, the Transition Services Agreement, the Sales Services Agreement, or other Ancillary Agreements that may be entered into by the Parties or their Affiliates in furtherance of this Agreement, the terms of this Agreement shall control.

[*] Confidential treatment requested.

16.2 Notice. All notices required hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile transmission (receipt verified), five (5) days after mailed by registered or certified mail (return receipt requested), postage prepaid, or two (2) days after sent by express courier service or Express Mail, to the other Party at the following addresses (as may be updated by notice hereunder):

To GENUPRO:	GenuPro, Inc.
3900 Paramount Parkway, Suite 150 Morrisville, NC 27560 Fax Number: [*] Attention: [*]

Copy to:	GenuPro, Inc.
3900 Paramount Parkway, Suite 150 Morrisville, NC 27560 Fax Number: [*] Attention: [*]

To ALZA:	Janssen Pharmaceutica NV
Turnhoutseweg 30 B-2340 Beerse Belgium Attention: CEO and President and ALZA Corporation 700 Eubanks Drive Vacaville, CA 95688 USA Fax Number: [*] Attention: [*]

Copy to:	Johnson & Johnson
Office of General Counsel One Johnson & Johnson Plaza New Brunswick, NJ 08933 Fax Number: [*] Attention: [*]

16.3 No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person or entity, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, provided that the foregoing shall not be construed as limiting the rights of any Sublicensee or other Third Party under any Product Rights that may be granted thereto by GENUPRO or any Affiliate thereof.

[*] Confidential treatment requested.

16.4 Assignment. Neither Party may assign or transfer this Agreement, in whole or in part, nor any rights or obligations hereunder, by merger, operation of law or otherwise, without the prior written consent of the other, except that (i) a Party may make such an assignment without the other Party’s consent to any of its Affiliates and (ii) either Party may make such an assignment without the other’s consent in connection with the transfer or sale of all or substantially all of the assigning Party’s assets or business (or that portion thereof related, in either case, to this Agreement and the Ancillary Agreements), or in the event of a Party’s merger, consolidation, change in control, reorganization, or similar transaction; provided that, in either case, the assigning Party provides the other Party with written notice of such assignment and the assignee agrees to be bound to all of the terms and conditions of this Agreement applicable to such assigned or transferred rights and obligations. Any permitted assignment shall be binding on the successors of the assigning Party. In the event a Party assigns this Agreement to an Affiliate other than a successor to such Party, the assigning Party shall remain liable to the other Party for the performance of the assignee Affiliate for so long as such assignee remains an Affiliate of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.4 shall be null and void and of no legal effect.

16.5 Compliance. Each Party hereby agrees that it shall comply, and shall procure that its Affiliates and Sublicensees (as applicable) comply, with all Legal Requirements in connection with the performance of, and compliance with, its obligations and exercise of its rights under this Agreement.

16.6 Governing Law and Dispute Resolution.

16.6.1 The Parties recognize that a bona fide dispute as to certain matters arising out of this Agreement or relating to the interpretation of this Agreement or performance hereunder, including any such controversy or claim involving a Party (a “Dispute”) may from time to time arise. In the event of the occurrence of any Dispute, including any question regarding the Agreement’s existence, validity or termination, or performance of a Party’s obligations (directly or through any Affiliates), such Dispute shall be resolved in accordance with this Section 16.6. Either Party may initiate Dispute resolution by written notice to the other, in which event such Dispute shall be referred to the Parties’ respective executives designated below or the executive’s successor, for attempted resolution by good faith negotiations within [*] ([*]) [*] after such notice is received. The Parties’ designated executives for this purpose are as follows: (a) for GENUPRO: June Almenoff, President and Chief Medical Officer; and (b) for ALZA: Managing Director of Janssen Pharmaceutica NV or his designee. No statements made during executive mediation under this Section 16.6.1, which shall be held in confidence, shall be admissible in any arbitration under Section 16.6.2.

16.6.2 In the event that the respective executives are unable to resolve a Dispute by executive mediation within thirty (30) days of the disputing Party’s notice (unless the Parties agree in writing to extend that period), the Dispute shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the AAA (“AAA Rules”; see www.adr.org) and the Federal Arbitration Act, 9 U.S.C. §1 et seq. The arbitration shall be conducted in New York, New York by three (3) independent, neutral arbitrators reasonably experienced in the pharmaceutical industry appointed as follows.

[*] Confidential treatment requested.

GENUPRO and ALZA shall each be entitled to select one (1) such arbitrator, with the two (2) such arbitrators so selected selecting the third (3rd) such arbitrator. In the event either Party fails to select its arbitrator within ten (10) business days of notice from either Party initiating arbitration hereunder, the arbitrator selected by the other Party within such ten (10) business day period shall be entitled to select such arbitrator. The arbitration shall be conducted in English. The decision of the arbitrators will be final and binding on the Parties, and any decision of the arbitrators may be enforced in any court of competent jurisdiction. Each Party shall bear its own expenses and an equal share of the reasonable, documented expenses of the arbitration panel and any fees required by AAA to submit such matter to arbitration, unless the panel determines that any such fees or expenses are to be paid by the non-prevailing Party.

16.6.3 The arbitrators shall follow the ICDR Guidelines for Arbitrators Concerning Exchanges of Information in managing and ruling on requests for discovery. Each arbitrator, by accepting appointment, undertakes to exert her or his best efforts to conduct the process so as to issue an award as soon as reasonably possible, but in any event within three (3) months of her or his appointment, provided that failure to meet that timetable shall not affect the validity of the award.

16.6.4 The arbitrators shall decide the Dispute in accordance with the substantive law of the State of New York, U.S.A., without regard to the choice of law provisions thereof, which law shall govern the interpretation of this Agreement. The arbitrators may not award punitive or consequential damages, nor may the arbitrators apply any multiplier to any award of actual damages, except as may be required by statute or permitted by this Agreement (i.e. to the extent such damages are not precluded by Section 12.5). The award of the arbitrators may be entered in any court of competent jurisdiction. The award of arbitration shall be final and binding upon both Parties. The Parties waive all rights to seek review of the award for errors of law or fact in any court.

16.6.5 The Parties hereby irrevocably and unconditionally submit to the jurisdiction of the AAA for the purposes of the arbitration proceedings, and any counterclaims that relate in any respect to the Agreement.

16.6.6 Notwithstanding the foregoing, either Party may seek injunctive, equitable, or similar relief from a court of competent jurisdiction as necessary to enforce its rights or protect its interests hereunder without the requirement of arbitration.

16.7 Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures for this Agreement (and the Transition Services Agreement, Sales Services Agreement, Manufacturing Agreements, and other Ancillary Agreements entered into in connection herewith) that are provided by facsimile transmission or PDF file shall be deemed to be original signatures.

16.8 Schedules. Alza shall have the right from time to time prior to the Effective Date, except as expressly set forth elsewhere in this Agreement, to supplement those Schedules to the Agreement delivered on the Execution Date. Any such supplemental or amended disclosure delivered to the other Party shall be deemed to modify any provision made in this Agreement for all purposes.

[Signature page to follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives as set forth below.

ALZA CORPORATION	GENUPRO, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

JANSSEN PHARMACEUTICA N.V.	FURIEX PHARMACEUTICALS, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

JANSSEN PHARMACEUTICA N.V.

By:

Name:

Title:

Date:

SIGNATURE PAGE OF LICENSE AND ASSET TRANSFER AGREEMENT BY AND BETWEEN ALZA CORPORATION AND JANSSEN PHARMACEUTICA, NV AND FURIEX PHARMACEUTICALS, INC., AND GENUPRO, INC. (A WHOLLY-OWNED SUBSIDIARY OF FURIEX PHARMACEUTICALS, INC.)

Portions of this exhibit marked [*] are requested to be treated confidentially.

Schedule 4.2A

Domain Names

Domain Name	registry	Domain Translation	Registrant	Registration Date
aboutpe.co.nz	New Zealand	About Premature Ejaculation	Johnson & Johnson	June 19, 2009
aboutpe.com.au	Australia	about premature ejaculation	Johnson & Johnson Pacific Pty. Ltd	April 16, 2009
aboutpe.com.my	Malaysia	about premature ejaculation	Johnson & Johnson SDN BHD	July 8, 2009
aboutpriligy.com	Global	None	Johnson & Johnson	September 29, 2005
accademiaep.it	Italy	pe -> premature eiaculation accedemy	Johnson & Johnson SPA	August 5, 2009
aitopriligy.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009
aitopriligy.fi	Finland	genuine priligy	Janssen-Cilag Oy	February 3, 2009
aktapriligy.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009
äktapriligy.com	Global	Genuine Priligy	Johnson & Johnson	February 12, 2009
aktapriligy.se	Sweden	genuine priligy	Johnson & Johnson	January 31, 2009
äktapriligy.se	Sweden	genuinepriligy	Johnson & Johnson	February 12, 2009
beatpe.com.my	Malaysia	beat Premature Ejaculation	Johnson & Johnson SDN BHD	April 2, 2010
beatpe.net	Global	beat Premature Ejaculation	Johnson & Johnson	March 24, 2010
buydapoxetinepriligy.com	Global	buy dapoxetine priligy	Johnson & Johnson	August 28, 2010
buypriligy.com	Global	buy priligy	Johnson & Johnson	March 10, 2009
buy-priligy.com	Global	buy priligy	Johnson & Johnson	February 10, 2009
buypriligy.info	Global	buy priligy	Johnson & Johnson	July 1, 2009
buy-priligy.net	Global	buy priligy	Johnson & Johnson	March 2, 2010
buy-priligy-dapoxetine.com	Global	buy priligy dapoxetine	Johnson & Johnson	May 19, 2010
buypriligyonline.com	Global	buy priligy online	Johnson & Johnson	February 3, 2009
buy-priligy-online.com	Global	buy priligy online	Johnson & Johnson	February 3, 2009

cheappriligy.com	Global	None	Johnson & Johnson	September 29, 2005
checkpriligy.co.kr	Korea	n/a	Johnson & Johnson Korea Ltd.	November 11, 2009
comprarpriligy.com	Global	compare priligy	Johnson & Johnson	July 8, 2009
comprar-priligy.com	Global	compare priligy	Johnson & Johnson	August 16, 2010
comprarpriligy.es	Spain	compare Priligy	Johnson & Johnson	March 16, 2010
comprarpriligy.org	Global	compare Priligy	Johnson & Johnson	August 3, 2010
contralaeyaculacionprecoz.com	Global	againstprematureeyaculation	Johnson & Johnson	June 2, 2009
controlatueyaculacion.com	Global	control your eyaculation	Johnson & Johnson	February 24, 2009
controlep.com.ar	Argentina	premature eyaculation control	Johnson & Johnson de Argentina SACel	November 19, 2009
controleyaculacion.cl	Chile	ejaculation control	Johnson & Johnson	December 17, 2009
controlpe.com	Global	None	Johnson & Johnson	September 29, 2005
controlpe.com.my	Malaysia	control premature ejaculation	Johnson & Johnson SDN BHD	April 19, 2010
controlpe.com.sg	Singapore	control premature ejaculation	Johnson & Johnson PTE. LTD.	July 7, 2010
controlpe.my	Malaysia	control premature ejaculation	Johnson & Johnson SDN BHD	April 19, 2010
dapaxatine.biz	Global	None	Johnson & Johnson	June 28, 2005
dapaxatine.com	Global	None	Johnson & Johnson	June 20, 2005
dapaxatine.info	Global	None	Johnson & Johnson	June 27, 2005
dapaxatine.net	Global	None	Johnson & Johnson	June 20, 2005
dapaxatine.org	Global	None	Johnson & Johnson	June 20, 2005
dapoxeteen.biz	Global	None	Johnson & Johnson	June 28, 2005
dapoxeteen.com	Global	None	Johnson & Johnson	June 20, 2005
dapoxeteen.info	Global	None	Johnson & Johnson	June 27, 2005
dapoxeteen.net	Global	None	Johnson & Johnson	June 20, 2005
dapoxeteen.org	Global	None	Johnson & Johnson	June 20, 2005
dapoxetin.at	Austria	None	Johnson & Johnson	August 26, 2005
dapoxetina.cl	Chile	dapoxetine	Johnson & Johnson	August 20, 2009
dapoxetina.com.bo	Bolivia	dapoxetine	Johnson & Johnson	August 25, 2009
dapoxetina.com.br	Brazil	n/a	Janssen-Cilag Farmacêutica Ltda	April 11, 2008

dapoxetina.com.ec	Ecuador	dapoxetine	Johnson & Johnson	August 28, 2009
dapoxetina.com.pe	Peru	dapoxetine	Johnson & Johnson	August 19, 2009
dapoxetina.com.py	Paraguay	dapoxetine	Johnson & Johnson	August 24, 2009
dapoxetina.com.uy	Uruguay	dapoxetine	Johnson & Johnson	September 15, 2009
dapoxetina.com.ve	Venezuela	dapoxetina	Johnson & Johnson	September 9, 2009
dapoxetina.es	Spain	None	Johnson & Johnson	November 11, 2005
dapoxetinapriligy.com	Global	dapoxetine priligy	Johnson & Johnson	December 20, 2010
dapoxetine.at	Austria	dapoxetine	Johnson & Johnson	September 26, 2008
dapoxetine.biz	Global	None	Johnson & Johnson	June 27, 2005
dapoxetine.ca	Canada	dapoxetine	Johnson & Johnson	September 26, 2008
dapoxetine.com	Global	None	Johnson & Johnson	July 9, 2002
dapoxetine.com.au	Australia	dapoxetine	Johnson & Johnson Pacific Pty. Ltd	September 29, 2008
dapoxetine.com.tw	Taiwan	n/a	Johnson & Johnson Taiwan Ltd.	January 20, 2009
dapoxetine.dk	Denmark	None	Johnson & Johnson	March 31, 2006
dapoxetine.es	Spain	dapoxetine	Johnson & Johnson	September 26, 2008
dapoxetine.eu	European Union	None	Janssen Pharmaceutica N.V.	April 7, 2006
dapoxetine.fi	Finland	dapoxetine.fi	Janssen-Cilag Oy	January 10, 2009
dapoxetine.fr	France	dapoxetine	Johnson & Johnson Consumer France SAS	September 26, 2008
dapoxetine.info	Global	None	Johnson & Johnson	June 27, 2005
dapoxetine.md	Moldova	None	Johnson & Johnson	May 10, 2004
dapoxetine.net	Global	None	Johnson & Johnson	June 20, 2005
dapoxetine.org	Global	None	Johnson & Johnson	June 20, 2005
dapoxetine.se	Sweden	dapoxetine	Johnson & Johnson	September 26, 2008
dapoxetinekills.biz	Global	None	Johnson & Johnson	June 27, 2005
dapoxetinekills.com	Global	None	Johnson & Johnson	June 20, 2005
dapoxetinekills.info	Global	None	Johnson & Johnson	June 27, 2005
dapoxetinekills.net	Global	None	Johnson & Johnson	June 20, 2005

dapoxetinekills.org	Global	None	Johnson & Johnson	June 21, 2005
dapoxetine-priligy.com	Global	priligy dapoxetine	Johnson & Johnson	March 25, 2010
dapoxetine-priligy.info	Global	priligy dapoxetine	Johnson & Johnson	November 29, 2009
dapoxetinesucks.biz	Global	None	Johnson & Johnson	June 27, 2005
dapoxetinesucks.com	Global	None	Johnson & Johnson	June 20, 2005
dapoxetinesucks.info	Global	None	Johnson & Johnson	June 20, 2005
dapoxetinesucks.net	Global	None	Johnson & Johnson	June 20, 2005
dapoxetinesucks.org	Global	None	Johnson & Johnson	June 20, 2005
dapoxetinetruth.biz	Global	None	Johnson & Johnson	June 27, 2005
dapoxetinetruth.com	Global	None	Johnson & Johnson	June 20, 2005
dapoxetinetruth.info	Global	None	Johnson & Johnson	June 27, 2005
dapoxetinetruth.net	Global	None	Johnson & Johnson	June 20, 2005
dapoxetinetruth.org	Global	None	Johnson & Johnson	June 21, 2005
depoxetine.biz	Global	None	Johnson & Johnson	June 27, 2005
depoxetine.com	Global	None	Johnson & Johnson	June 20, 2005
depoxetine.info	Global	None	Johnson & Johnson	June 27, 2005
depoxetine.net	Global	None	Johnson & Johnson	June 20, 2005
depoxetine.org	Global	None	Johnson & Johnson	June 20, 2005
discountpriligy.com	Global	None	Johnson & Johnson	September 29, 2005
dupoxetine.biz	Global	None	Johnson & Johnson	June 28, 2005
dupoxetine.com	Global	None	Johnson & Johnson	June 20, 2005
dupoxetine.info	Global	None	Johnson & Johnson	June 20, 2005
dupoxetine.net	Global	None	Johnson & Johnson	June 20, 2005
dupoxetine.org	Global	None	Johnson & Johnson	June 20, 2005
early-male-climax.biz	Global	None	Johnson & Johnson	June 27, 2005
early-male-climax.com	Global	None	Johnson & Johnson	June 20, 2005
early-male-climax.info	Global	None	Johnson & Johnson	June 20, 2005
early-male-climax.net	Global	None	Johnson & Johnson	June 20, 2005
edorpe.com	Global	Erectile Dysfunction or Premature Ejaculation	Johnson & Johnson	March 9, 2005
ejaculacaoprecoce.com	Global	None	Johnson & Johnson	February 8, 2005

ejaculacao-precoce.com	Global	None	Johnson & Johnson	June 20, 2005
ejaculacaoprecoce.com.pt	Portugal	precoce ejaculation	Johnson & Johnson	May 1, 2009
ejaculacaoprecoce.info	Global	None	Johnson & Johnson	June 27, 2005
ejaculacaoprecoce.mobi	Global	portuguese	Johnson & Johnson	August 14, 2009
ejaculacaoprecoceonline.com.br	Brazil	premature ejaculation online	Janssen-Cilag Farmacêutica Ltda	August 15, 2009
ejaculacaoprematura.com.pt	Portugal	premature ejaculation	Johnson & Johnson	May 1, 2009
ejaculacaorapidaonline.com.br	Brazil	rapid ejaculation online	Janssen-Cilag Farmacêutica Ltda	August 15, 2009
ejacularapido.com.br	Brazil	rapid ejaculation	Janssen-Cilag Farmacêutica Ltda	August 15, 2009
ejaculationprematurée.com	Global	Premature Ejaculation	Johnson & Johnson	December 2, 2009
ejaculationprematuree.fr	France	Premature Ejaculation	Johnson & Johnson Consumer France SAS	October 26, 2009
ejaculatiopracox.de	Germany	None	Johnson & Johnson	August 29, 2011
ejaculatiopracox.info	Global	None	Johnson & Johnson	December 8, 2005
ejaculatiopraecox.at	Austria	None	Johnson & Johnson	August 26, 2005
ejaculatio-praecox.at	Austria	None	Johnson & Johnson	August 26, 2005
ejaculorapidinho.com.br	Brazil	portuguese	Janssen-Cilag Farmacêutica Ltda	August 15, 2009
ejakulatioskontroll.se	Sweden	ejaculation control	Johnson & Johnson	March 14, 2009
ejeculacaoprecoce.com.pt	Portugal	precoce ejaculation	Johnson & Johnson	April 22, 2009
ejeculacaoprematura.com.pt	Portugal	premature ejaculation	Johnson & Johnson	April 22, 2009
ellosyalohanhecho.com	Global	theyhavealreadydoneit	Johnson & Johnson	September 29, 2009
ellosyalohanhecho.es	Spain	theyhavealreadydoneit	Johnson & Johnson	October 6, 2009
ennenaikainensiemensyoksy.fi	Finland	premature ejaculation . fi	Janssen-Cilag Oy	March 5, 2009
ennenaikainensiemensyöksy.fi	Finland	premature-ejaculation.fi	Janssen-Cilag Oy	March 6, 2009
everymaleclimax.biz	Global	None	Johnson & Johnson	June 27, 2005
everymaleclimax.com	Global	None	Johnson & Johnson	June 20, 2005
everymaleclimax.info	Global	None	Johnson & Johnson	June 27, 2005
everymaleclimax.net	Global	None	Johnson & Johnson	June 20, 2005
everymaleclimax.org	Global	None	Johnson & Johnson	June 20, 2005

exyaculacionprecoz.com	Global	exprematureeyaculation.com	Johnson & Johnson	June 2, 2009
eyaculacion-precoz.com.mx	Mexico	None	Johnson & Johnson	August 31, 2005
eyaculacionprecoz.com.ve	Venezuela	Premature Ejaculation	Johnson & Johnson	September 9, 2009
eyaculacionycontrol.com.ar	Australia	eyaculation and control	Johnson & Johnson de Argentina SACel	November 19, 2009
fakedapoxetine.com	Global	None	Johnson & Johnson	September 29, 2005
fakepriligy.com	Global	None	Johnson & Johnson	September 29, 2005
foldingthelaundry.com	Global	Dapoxetine	Johnson & Johnson	June 8, 2005
foldingthelaundry.net	Global	Dapoxetine	Johnson & Johnson	June 8, 2005
foldingthelaundry.org	Global	Dapoxetine	Johnson & Johnson	June 8, 2005
fortidigutlosning.se	Sweden	premature ejaculation	Johnson & Johnson	February 27, 2009
freepriligy.com	Global	None	Johnson & Johnson	September 29, 2005
fruehersamenerguss.de	Germany	rapid ejaculatio	Johnson & Johnson	August 29, 2011
frueher-samenerguss.de	Germany	zu schneller samenerguss - too quick ejaculation	Johnson & Johnson	August 29, 2011
fruehzeitiger-samenerguss.at	Austria	fruehzeitiger samenerguss - too quick ejaculation	Johnson & Johnson	August 26, 2005
garforfort.se	Sweden	goes too fast	Johnson & Johnson	March 14, 2009
garforsnabbt.se	Sweden	goes too soon	Johnson & Johnson	February 27, 2009
garfortidigt.se	Sweden	goes too soon	Johnson & Johnson	February 27, 2009
genericpriligy.com	Global	None	Johnson & Johnson	September 29, 2005
genericpriligy.info	Global	generic priligy	Johnson & Johnson	July 1, 2009
genericpriligy.org	Global	generic priligy	Johnson & Johnson	April 27, 2010
generic-priligy.org	Global	generic priligy	Johnson & Johnson	November 13, 2010
genuinepriligy.ca	Canada	genuine priligy	Johnson & Johnson	April 17, 2009
genuinepriligy.cn	China	Genuine PRILIGY	Johnson & Johnson HK Ltd.	December 2, 2010
genuinepriligy.co.nz	New Zealand	n/a	Johnson & Johnson	October 2, 2009
genuinepriligy.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009
genuinepriligy.com.au	Australia	genuine priligy	Johnson & Johnson	February 2, 2009
genuinepriligy.com.cn	China	Genuine PRILIGY	Johnson & Johnson HK Ltd.	December 2, 2010

genuinepriligy.com.hk	Hong Kong	genuine priligy	Johnson & Johnson (HK) Ltd	May 19, 2009
genuinepriligy.com.my	Malaysia	n/a	Johnson & Johnson SDN BHD	October 7, 2009
genuinepriligy.com.ph	Philippines	n/a	Johnson & Johnson	October 5, 2009
genuinepriligy.com.sg	Singapore	n/a	Johnson & Johnson	September 24, 2009
genuinepriligy.eu	European Union	genuine priligy	Janssen Pharmaceutica N.V.	January 30, 2009
genuinepriligy.hk	Hong Kong	genuine priligy	Johnson & Johnson (HK) Ltd	May 19, 2009
gercekpriligy.com	Global	real(genuine) priligy	Johnson & Johnson	February 17, 2010
gercekpriligy.info	Global	real(genuine) priligy	Johnson & Johnson	February 17, 2010
getpriligy.com	Global	get priligy	Johnson & Johnson	May 20, 2009
ilmoittaudu-priligy.fi	Finland	register-priligy	Janssen-Cilag Oy	March 5, 2009
kommaforfort.se	Sweden	comes too fast	Johnson & Johnson	March 14, 2009
kommaforsnabbt.se	Sweden	comes too fast	Johnson & Johnson	March 14, 2009
kontrolli.info	Global	control.info in finnish	Johnson & Johnson	February 24, 2009
laengergeniessen.de	Germany	Enjoy longer	Johnson & Johnson	August 29, 2011
laenger-geniessen.de	Germany	enjoy longer	Johnson & Johnson	August 29, 2011
laeyaculacionprecoz.bo	Bolivia	premature eyaculation	Johnson & Johnson	November 19, 2009
laeyaculacionprecoz.com.py	Paraguay	premature eyaculation	Johnson & Johnson	January 22, 2010
laeyaculacionprecoz.com.uy	Uruguay	premature eyaculation	Johnson & Johnson	November 16, 2009
laeyaculacionprecoz.ec	Ecuador	premature eyaculation	Johnson & Johnson	November 13, 2009
laeyaculacionprecoz.es	Spain	theprematureeyaluculation.es	Johnson & Johnson	June 4, 2009
laeyaculacionprecoz.info	Global	theprematureeyaculation.com / info	Johnson & Johnson	June 1, 2009
laeyaculacionprecoz.pe	Peru	premature eyaculation	Johnson & Johnson	November 13, 2009
maleclimax.biz	Global	None	Johnson & Johnson	October 14, 2003
maleclimax.com	Global	None	Johnson & Johnson	October 14, 2003
maleclimax.info	Global	None	Johnson & Johnson	October 14, 2003
maleclimax.net	Global	None	Johnson & Johnson	October 14, 2003
maleclimax.org	Global	None	Johnson & Johnson	October 14, 2003
managepe.com	Global	None	Johnson & Johnson	September 29, 2005

mannkannlänger.at	Austria	man is able longer	Johnson & Johnson	April 5, 2010
mascontrol-mastiempo.com	Global	morecontrol-moretime	Johnson & Johnson	October 9, 2009
mascontrolmastiempo.com.mx	Mexico	morecontrolmoretime	Johnson & Johnson	October 12, 2009
mascontrol-mastiempo.com.mx	Mexico	morecontrol-moretime	Johnson & Johnson	October 12, 2009
mascontrolmastiempo.mx	Mexico	morecontrolmoretime	Johnson & Johnson	October 23, 2009
mascontrol-mastiempo.mx	Mexico	morecontrol-moretime	Johnson & Johnson	October 23, 2009
mehrzeitzuzweit.de	Germany	more time twosome	Johnson & Johnson	August 29, 2011
mehr-zeit-zu-zweit.de	Germany	more time twosome	Johnson & Johnson	August 29, 2011
mejorcontrol.com	Global	bettercontrol	Johnson & Johnson	April 5, 2010
onlinepriligy.com	Global	priligy online	Johnson & Johnson	February 3, 2009
pe.co.at	Austria	None	Johnson & Johnson	September 7, 2005
pedebate.com	Global	Premature Ejaculation Debates	Johnson & Johnson	March 1, 2010
pedebate.info	Global	Premature Ejaculation Debates	Johnson & Johnson	March 1, 2010
pedebates.com	Global	Premature Ejaculation Debates	Johnson & Johnson	March 1, 2010
pedebates.info	Global	Premature Ejaculation Debates	Johnson & Johnson	March 1, 2010
pediscussion.com	Global	Premature Ejaculation discussion	Johnson & Johnson	March 10, 2010
pediscussion.info	Global	Premature Ejaculation discussion	Johnson & Johnson	March 10, 2010
pediscussions.com	Global	Premature Ejaculation discussions	Johnson & Johnson	March 10, 2010
pediscussions.info	Global	Premature Ejaculation discussions	Johnson & Johnson	March 10, 2010
pefacts.com	Global	None	Johnson & Johnson	January 27, 2005
pe-kontrolle.at	Austria	None	Johnson & Johnson	August 30, 2005
pemedia.biz	Global	pe = Pre-ejaculation	Johnson & Johnson	November 4, 2004
pemedia.info	Global	pe = Pre-ejaculation	Johnson & Johnson	November 4, 2004
pemedia.org	Global	pe = Pre-ejaculation	Johnson & Johnson	November 4, 2004
pemedication.com	Global	None	Johnson & Johnson	September 29, 2005
peored.com	Global	Premature Ejaculation or Erectile Dysfunction	Johnson & Johnson	March 9, 2005

pesupportcompany.com	Global	None	Johnson & Johnson	September 29, 2005
pirligy.com	Global	None	Johnson & Johnson	September 29, 2005
prematureejaculation.com	Global	None	Johnson & Johnson	March 23, 2005
prematureejaculation.com.my	Malaysia	premature ejaculation	Johnson & Johnson SDN BHD	June 23, 2009
prematureejaculation.com.sg	Singapore	n/a	Johnson & Johnson PTE. LTD.	June 25, 2010
premature-ejaculation.gr	Greece	n/a	Johnson & Johnson	February 1, 2009
prematureejaculation.md	Moldova	None	Johnson & Johnson	May 10, 2004
premature-ejaculation.md	Moldova	None	Johnson & Johnson	May 10, 2004
prematureejaculation.my	Malaysia	premature ejaculation	Johnson & Johnson SDN BHD	June 23, 2009
prematureejaculationfacts.com	Global	None	Johnson & Johnson	January 27, 2005
prematureejaculationtruth.com	Global	None	Johnson & Johnson	January 27, 2005
prematurejaculation.se	Sweden	premature ejaculation	Johnson & Johnson	February 27, 2009
prematurejakulasyon.com	Global	Premature Ejaculation	Johnson & Johnson	October 30, 2009
preventpe.com	Global	None	Johnson & Johnson	September 29, 2005
prilagy.com	Global	None	Johnson & Johnson	September 29, 2005
prilegy.com	Global	None	Johnson & Johnson	September 29, 2005
prilgiy.com	Global	None	Johnson & Johnson	September 29, 2005
priligi.de	Germany	n/a	Johnson & Johnson	August 29, 2011
priligy.at	Austria	priligy	Johnson & Johnson	October 1, 2008
priligy.biz	Global	None	Johnson & Johnson	June 9, 2004
priligy.ca	Canada	priligy	Johnson & Johnson	October 1, 2008
priligy.cl	Chile	priligy	Johnson & Johnson	August 20, 2009
priligy.co.nz	New Zealand	PRILIGY	Johnson & Johnson	June 19, 2009
priligy.com	Global	None	Johnson & Johnson	June 9, 2004
priligy.com.au	Australia	priligy	JOHNSON JOHNSON PACIFIC PTY LIMITED	October 2, 2008
priligy.com.bo	Bolivia	priligy	Johnson & Johnson	August 24, 2009
priligy.com.br	Brazil	priligy	Janssen-Cilag Farmacêutica Ltda	August 15, 2009

priligy.com.ec	Ecuador	priligy	Johnson & Johnson	August 28, 2009
priligy.com.hk	Hong Kong	priligy	Johnson & Johnson (HK) Ltd	May 19, 2009
priligy.com.mx	Mexico	None	Johnson & Johnson	September 6, 2005
priligy.com.my	Malaysia	about premature ejaculation - product site	Johnson & Johnson SDN BHD	November 30, 2007
priligy.com.pe	Peru	priligy	Johnson & Johnson	August 19, 2009
priligy.com.py	Paraguay	priligy	Johnson & Johnson	January 8, 2010
priligy.com.tr	Turkey	Priligy	Johnson & Johnson	December 2, 2010
priligy.com.tw	Taiwan	n/a	Johnson & Johnson Taiwan Ltd.	January 20, 2009
priligy.com.uy	Uruguay	priligy	Johnson & Johnson	September 15, 2009
priligy.com.ve	Venezuela	Priligy	Johnson & Johnson	September 9, 2009
priligy.de	Germany	priligy	Johnson & Johnson	August 29, 2011
priligy.dk	Denmark	priligy	Johnson & Johnson	October 1, 2008
priligy.es	Spain	None	Janssen Pharmaceutica N.V.	September 30, 2005
priligy.eu	European Union	priligy	Janssen Pharmaceutica N.V.	September 26, 2008
priligy.fi	Finland	priligy	Janssen-Cilag Oy	January 10, 2009
priligy.fr	France	priligy	Johnson & Johnson Consumer France SAS	October 1, 2008
priligy.gr	Greece	n/a	Johnson & Johnson	January 26, 2009
priligy.hk	Hong Kong	priligy	Johnson & Johnson (HK) Ltd	May 19, 2009
priligy.info	Global	None	Johnson & Johnson	June 9, 2004
priligy.it	Italy	priligy	Johnson & Johnson SPA	October 3, 2008
priligy.mobi	Global	priligy mobile apps?	Johnson & Johnson	February 3, 2009
priligy.my	Malaysia	about premature ejaculation - product site	Johnson & Johnson SDN BHD	June 23, 2009
priligy.net	Global	None	Johnson & Johnson	June 9, 2004
priligy.org	Global	None	Johnson & Johnson	June 9, 2004
priligy.pt	Portugal	priligy	Janssen Pharmaceutica N.V.	October 15, 2008

priligy.se	Sweden	priligy	Johnson & Johnson	October 1, 2008
priligy.us	US	None	Johnson & Johnson	June 14, 2004
priligyautentico.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009
priligyautentico.com.pt	Portugal	authentic prigliy	Johnson & Johnson	March 20, 2009
priligyautentico.es	Spain	authentic prigliy	Johnson & Johnson	March 20, 2009
priligyauthentique.ca	Canada	authentic prigliy	Johnson & Johnson	March 20, 2009
priligyauthentique.com	Global	authentic prigliy	Johnson & Johnson	March 20, 2009
priligyauthentique.fr	France	authentic prigliy	Johnson & Johnson Consumer France SAS	April 1, 2009
priligybuy.com	Global	priligy buy	Johnson & Johnson	February 3, 2009
priligy-buy.com	Global	priligy buy	Johnson & Johnson	March 25, 2010
priligy-canada.com	Global	canada priligy	Johnson & Johnson	June 21, 2010
priligyconsult.com	Global	consult priligy	Johnson & Johnson	April 28, 2010
priligy-dapoxetina.com	Global	priligy dapoxetine	Johnson & Johnson	August 27, 2010
priligydapoxetine.com	Global	priligy dapoxetine	Johnson & Johnson	March 31, 2010
priligy-dapoxetine.com	Global	priligy dapoxetine	Johnson & Johnson	March 31, 2010
priligydapoxetine.org	Global	priligy dapoxetine	Johnson & Johnson	August 8, 2009
priligydapoxetinereview.com	Global	review priligy	Johnson & Johnson	May 5, 2010
priligyecht.at	Austria	genuine priligy	Johnson & Johnson	February 3, 2009
priligyecht.ch	Switzerland	genuine priligy	Johnson & Johnson	February 2, 2009
priligyecht.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009
priligyecht.de	Germany	genuine priligy	Johnson & Johnson	September 20, 2010
priligyfacts.com	Global	None	Johnson & Johnson	September 29, 2005
priligyfaq.com	Global	priligy frequently asked questions	Johnson & Johnson	October 7, 2005
priligyfrance.com	Global	priligy France	Johnson & Johnson	May 11, 2010
priligygenuino.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009
priligygenuino.com.br	Brazil	genuine priligy	Janssen-Cilag Farmacêutica Ltda	November 17, 2009
priligygenuino.es	Spain	genuine priligy	Johnson & Johnson	January 31, 2009

priligyinfo.com	Global	None	Johnson & Johnson	September 29, 2005
priligykills.com	Global	None	Johnson & Johnson	September 29, 2005
priligymexico.com	Global	priligy Mexico	Johnson & Johnson	June 21, 2010
priligynews.com	Global	priligy news	Johnson & Johnson	September 16, 2005
priligynotes.com	Global	priligy notes	Johnson & Johnson	April 28, 2010
priligynow.com	Global	priligy now	Johnson & Johnson	February 3, 2009
priligyny.com	Global	priligy ny (new york?)	Johnson & Johnson	April 28, 2010
priligynyc.com	Global	priligy nyc (new york city?)	Johnson & Johnson	April 28, 2010
priligy-online.net	Global	online priligy	Johnson & Johnson	November 18, 2010
priligy-online.org	Global	online priligy	Johnson & Johnson	November 13, 2010
priligyoriginal.at	Austria	original priligy	Johnson & Johnson	February 10, 2009
priligyoriginal.com	Global	original priligy	Johnson & Johnson	February 6, 2009
priligyoriginal.de	Germany	original priligy	Johnson & Johnson	August 29, 2011
priligyoriginale.com	Global	original priligy	Johnson & Johnson	January 29, 2009
priligyoriginale.it	Italy	original priligy	Johnson & Johnson SPA	February 5, 2009
priligypublicationtoolkit.com	Global	n/a	Johnson & Johnson	October 15, 2008
priligyresource.com	Global	priligy resource	Johnson & Johnson	April 28, 2010
priligyreview.com	Global	priligy review	Johnson & Johnson	February 17, 2009
priligysmart.com	Global	priligy smart	Johnson & Johnson	April 28, 2010
priligysucks.com	Global	None	Johnson & Johnson	September 29, 2005
prillagy.com	Global	None	Johnson & Johnson	September 29, 2005
prillegy.com	Global	None	Johnson & Johnson	September 29, 2005
prilligi.de	Germany	n/a	Johnson & Johnson	August 29, 2011
prilligy.com	Global	None	Johnson & Johnson	September 29, 2005
prilligy.de	Germany	n/a	Johnson & Johnson	August 29, 2011
prillogy.com	Global	None	Johnson & Johnson	September 29, 2005
prligy.com	Global	None	Johnson & Johnson	September 29, 2005
rapidejaculation.biz	Global	None	Johnson & Johnson	October 14, 2003
rapid-ejaculation.biz	Global	None	Johnson & Johnson	October 14, 2003
rapidejaculation.com	Global	None	Johnson & Johnson	October 14, 2003

rapidejaculation.info	Global	None	Johnson & Johnson	October 14, 2003
rapid-ejaculation.info	Global	None	Johnson & Johnson	October 14, 2003
rapidejaculation.md	Moldova	None	Johnson & Johnson	May 10, 2004
rapid-ejaculation.md	Moldova	None	Johnson & Johnson	May 10, 2004
rapidejaculation.net	Global	None	Johnson & Johnson	October 14, 2003
rapid-ejaculation.net	Global	None	Johnson & Johnson	October 14, 2003
rechtzeitigstattvorzeitig.de	Germany	timely-instead of-premature	Johnson & Johnson	August 29, 2011
rechtzeitig-statt-vorzeitig.de	Germany	timely-instead of-premature	Johnson & Johnson	August 29, 2011
registera-priligy.se	Sweden	register priligy	Johnson & Johnson	March 14, 2009
talkaboutpe.com	Global	None	Johnson & Johnson	September 29, 2005
talkingaboutpe.asia	Asia	Talking About Premature Ejaculation	Johnson & Johnson PTE.LTD.	September 7, 2010
talkingaboutpe.cn	China	Talking About Premature Ejaculation	Johnson & Johnson HK Ltd.	December 2, 2010
talkingaboutpe.co.id	Indonesia	Talking About Premature Ejaculation	Johnson & Johnson Indonesia	September 15, 2010
talkingaboutpe.co.in	India	Talking About Premature Ejaculation	Johnson & Johnson	September 7, 2010
talkingaboutpe.co.kr	Korea	Talking About Premature Ejaculation	Johnson & Johnson Korea Ltd.	September 15, 2010
talkingaboutpe.co.nz	New Zealand	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010
talkingaboutpe.com	Global	Talking About Premature Ejaculation	Johnson & Johnson	August 27, 2010
talkingaboutpe.com.au	Australia	Talking About Premature Ejaculation	Johnson & Johnson Pty Ltd	September 8, 2010
talkingaboutpe.com.cn	cina	Talking About Premature Ejaculation	Johnson & Johnson HK Ltd.	December 2, 2010
talkingaboutpe.com.hk	Hong Kong	Talking About Premature Ejaculation	Johnson & Johnson HK Ltd.	September 8, 2010
talkingaboutpe.com.my	Malaysia	Talking About Premature Ejaculation	Johnson & Johnson SDN BHD	September 7, 2010
talkingaboutpe.com.ph	Philippines	Talking About Premature Ejaculation	Johnson & Johnson	September 3, 2010
talkingaboutpe.com.sg	Singapore	Talking About Premature Ejaculation	Johnson & Johnson PTE. LTD.	September 8, 2010

talkingaboutpe.com.tw	Taiwan	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010
talkingaboutpe.com.vn	Vietnam	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010
talkingaboutpe.hk	Hong Kong	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010
talkingaboutpe.in	India	Talking About Premature Ejaculation	Johnson & Johnson	September 7, 2010
talkingaboutpe.jp	Japan	Talking About Premature Ejaculation	Johnson & Johnson K.K.	September 8, 2010
talkingaboutpe.kr	Korea	Talking About Premature Ejaculation	Johnson & Johnson Korea Ltd.	September 15, 2010
talkingaboutpe.mobi	Global	Talking About Premature Ejaculation	Johnson & Johnson	September 2, 2010
talkingaboutpe.my	Malaysia	Talking About Premature Ejaculation	Johnson & Johnson SDN BHD	September 7, 2010
talkingaboutpe.ph	Philippines	Talking About Premature Ejaculation	Johnson & Johnson	September 9, 2010
talkingaboutpe.sg	Singapore	Talking About Premature Ejaculation	Johnson & Johnson PTE. LTD	September 8, 2010
talkingaboutpe.tw	Taiwan	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010
talkingaboutpe.vn	Vietnam	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010
thetruthaboutpe.com	Global	None	Johnson & Johnson	January 27, 2005
thetruthaboutprematureejaculation.com	Global	None	Johnson & Johnson	January 27, 2005
tidigutlosning.se	Sweden	premature ejaculation .se	Johnson & Johnson	March 4, 2009
treatpe.co.nz	New Zealand	Treat Premature Ejaculation	Johnson & Johnson	June 19, 2009
treatpe.com	Global	None	Johnson & Johnson	September 29, 2005
treatpe.com.au	Australia	Treat Premature Ejaculation	Johnson & Johnson	September 25, 2009
truthaboutpe.com	Global	None	Johnson & Johnson	January 27, 2005
truthaboutpe.net	Global	None	Johnson & Johnson	February 28, 2005
truthaboutpe.org	Global	None	Johnson & Johnson	February 28, 2005
truthaboutprematureejaculation.com	Global	None	Johnson & Johnson	January 27, 2005
truthaboutpriligy.com	Global	None	Johnson & Johnson	September 29, 2005

trypriligy.com	Global	None	Johnson & Johnson	September 29, 2005
understandingpe.ca	Canada	Understanding PE	Johnson & Johnson	June 29, 2009
understandingpe.com	Global	None	Johnson & Johnson	December 15, 2004
understandingprematureejaculations.ca	Canada	Understanding Premature Ejaculations	Johnson & Johnson	June 29, 2009
understandingprematureejaculations.com	Global	Understanding Premature Ejaculations	Johnson & Johnson	June 29, 2009
uzunsursun.com	Global	Last longer	Johnson & Johnson	August 31, 2009
validarpriligy.com	Global	validate priligy	Johnson & Johnson	January 29, 2009
vorzeitigkommen.de	Germany	vorzeitig kommen - prematurely coming	Johnson & Johnson	August 30, 2011
vorzeitig-kommen.de	Germany	vorzeitig kommen - prematurely coming	Johnson & Johnson	August 30, 2011
whatispe.ca	Canada	What is PE	Johnson & Johnson	June 29, 2009
whatispe.com	Global	What is PE	Johnson & Johnson	June 29, 2009
zufruehkommen.de	Germany	zu frueh kommen - coming too quickly	Johnson & Johnson	August 30, 2011
zu-frueh-kommen.de	Germany	zu frueh kommen - coming too quickly	Johnson & Johnson	August 30, 2011
zuschnellersamenerguss.de	Germany	zu schneller samenerguss - too quick ejaculation	Johnson & Johnson	August 30, 2011
zu-schneller-samenerguss.de	Germany	zu schneller samenerguss - too quick ejaculation	Johnson & Johnson	August 30, 2011

Schedule 4.2B1

Trademarks to be Assigned to GENUPRO

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY	CANADA	1221594	18-Jun-04			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	CANADA	1267689	8-Aug-05			J&J ONE J&J PLAZA - USA
PRILIGY	JAPAN	76599	16-Aug-05	4949950	12-May-06	J&J ONE J&J PLAZA - USA
PRILIGY	JAPAN	71912	4-Aug-04	4858569	22-Apr-05	J&J ONE J&J PLAZA - USA
PRILIGY	JAPAN	15093	23-Feb-05	4910950	2-Dec-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	JAPAN	84184	8-Sep-05	4958979	9-Jun-06	J&J ONE J&J PLAZA - USA
PRILIGY	UNITED STATES OF AMERICA	77/749577	2-Jun-09			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	UNITED STATES OF AMERICA	77/749584	2-Jun-09			J&J ONE J&J PLAZA - USA
PRILOGY	UNITED STATES OF AMERICA	85/261793	9-Mar-11			J&J ONE J&J PLAZA - USA

Schedule 4.2B2

Trademarks to be Assigned to Menarini

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY	ALBANIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	ALGERIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	ANTIGUA	6432	27-Sep-04	6432	27-Sep-04	J&J ONE J&J PLAZA - USA
PRILIGY	ARGENTINA	2528136	16-Jul-04	2070127	2-Mar-06	J&J ONE J&J PLAZA - USA
PRILIGY	ARMENIA	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	ARMENIA	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	ARMENIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	ARUBA	**	9-Nov-04	23191	8-Nov-04	J&J ONE J&J PLAZA - USA
PRILIGY	AUSTRALIA	1010194	8-Jul-04	1010194	4-Mar-05	J&J ONE J&J PLAZA - USA
PRILIGY	AZERBAIJAN	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	AZERBAIJAN	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	AZERBAIJAN	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	BAHAMAS	27181	16-Nov-04	27181	16-Nov-08	J&J ONE J&J PLAZA - USA
PRILIGY	BAHRAIN	81732	7-Jun-10			J&J ONE J&J PLAZA - USA
PRILIGY	BANGLADESH	86712	15-Jul-04			J&J ONE J&J PLAZA - USA
PRILIGY	BARBADOS	81/19650	21-Jul-04	81/19650	21-Jul-05	J&J ONE J&J PLAZA - USA
PRILIGY	BELARUS	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	BELARUS	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	BELARUS	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	BENELUX	1083189	11-Aug-05	770678	18-Aug-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	BENELUX	1056959	11-Jun-04	749301	11-Jun-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	BENELUX	1083190	11-Aug-05	770679	18-Aug-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	BERMUDA	41229	21-Jul-04	41229	2-Mar-05	J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY	BOLIVIA	1949	29-Jun-04	102045-C	25-Jan-06	J&J ONE J&J PLAZA - USA
PRILIGY	BOSNIA-HERZEGOVINA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	BRAZIL	826692826	13-Jul-04	826692826	21-Aug-07	J&J ONE J&J PLAZA - USA
PRILIGY	BULGARIA	79737	28-Jun-05	62921	16-Jan-08	J&J ONE J&J PLAZA - USA
PRILIGY	BULGARIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	BURUNDI	**	11-Oct-04	4221	11-Oct-04	J&J ONE J&J PLAZA - USA
PRILIGY	CAMBODIA (ex-KAMPUCHEA)	20847	5-Jul-04	20223	5-Jul-04	J&J ONE J&J PLAZA - USA
PRILIGY	CHILE	654045	21-Jul-04	709529	23-Nov-04	J&J ONE J&J PLAZA - USA
PRILIGY	CHINA, PEOPLES REPUBLIC (PRC)	7644176	25-Aug-09	7644176	21-Nov-10	J&J ONE J&J PLAZA - USA
PRILIGY	CHINA, PEOPLES REPUBLIC (PRC)	4152873	5-Jul-04	4152873	7-May-07	J&J ONE J&J PLAZA - USA
PRILIGY	CHINA,PEOPLES REPUBLIC (PRC)	4697667	3-Jun-05	4697667	14-Nov-08	J&J ONE J&J PLAZA - USA
PRILIGY	CHINA, PEOPLES REPUBLIC (PRC)	9177193	7-Mar-11			J&J ONE J&J PLAZA - USA
PRILIGY	CHINA, PEOPLES REPUBLIC (PRC)	7644175	25-Aug-09	7644175	21-Nov-10	J&J ONE J&J PLAZA - USA
PRILIGY	CONGO, DEMOCRATIC REPUBLIC (ex- Zaire)	353	15-Jul-04	10431	15-Jul-04	J&J ONE J&J PLAZA - USA
PRILIGY	COSTA RICA	5162	14-Jul-04	153508	11-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY	CROATIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	CUBA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	CYPRUS [REPUBLIC]	71282	8-Apr-05	71282	8-Apr-05	J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY	CZECH REPUBLIC	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	DENMARK	2405	18-Jun-04	2129	1-Jul-04	J&J ONE J&J PLAZA - USA
PRILIGY	DOMINICAN REPUBLIC	59698	23-Jul-04	144251	15-Oct-04	J&J ONE J&J PLAZA - USA
PRILIGY	ECUADOR	146701	20-Jul-04	1508	27-Oct-04	J&J ONE J&J PLAZA - USA
PRILIGY	EGYPT	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	EL SALVADOR	41852	21-Apr-05	185/37	21-Apr-05	J&J ONE J&J PLAZA - USA
PRILIGY	ESTONIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	ETHIOPIA	5584	6-Sep-03	5584	6-Sep-03	J&J ONE J&J PLAZA - USA
PRILIGY	EUROPEAN COMMUNITY (EUROPEAN UNION)	8907925	24-Feb-10	8907925	18-Aug-10	J&J ONE J&J PLAZA - USA
PRILIGY	FRANCE	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	GAZA STRIP	9561	21-Aug-04	9561	21-Aug-04	J&J ONE J&J PLAZA - USA
PRILIGY	GEORGIAN REPUBLIC	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	GEORGIAN REPUBLIC	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	GEORGIAN REPUBLIC	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	GHANA	34693	26-Jun-04	34693	26-Jun-04	J&J ONE J&J PLAZA - USA
PRILIGY	GREECE	149810	25-Jun-04	149810	25-Jun-04	J&J ONE J&J PLAZA - USA
PRILIGY	GUATEMALA	5340	20-Jul-04	137304	17-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY	GUYANA	20298A	15-Jul-04	20298	15-Jul-04	J&J ONE J&J PLAZA - USA
PRILIGY	HAITI	*	16-Jul-04	355/144	30-Nov-04	J&J ONE J&J PLAZA - USA
PRILIGY	HONDURAS	12683	10-Jan-05	93024	10-Jan-05	J&J ONE J&J PLAZA - USA
PRILIGY	HONG KONG	300572742	26-Jan-06	300572742	26-Jan-06	J&J ONE J&J PLAZA - USA
PRILIGY	HONG KONG	300243459	3-Jul-04	300243459	30-Jul-04	J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY	HONG KONG	300384002	11-Mar-05	300384002	11-Mar-05	J&J ONE J&J PLAZA - USA
PRILIGY	HONG KONG	300383986	11-Mar-05	300383986	11-Mar-05	J&J ONE J&J PLAZA - USA
PRILIGY	HONG KONG	300410200	27-Apr-05	300410200	27-Apr-05	J&J ONE J&J PLAZA - USA
PRILIGY	HONG KONG	300410192	27-Apr-05	300410192	2-Sep-05	J&J ONE J&J PLAZA - USA
PRILIGY	HONG KONG	300383995	11-Mar-05	300383995	11-Mar-05	J&J ONE J&J PLAZA - USA
PRILIGY	HONG KONG	300383977	11-Mar-05	300383977	11-Mar-05	J&J ONE J&J PLAZA - USA
PRILIGY	HUNGARY	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	ICELAND	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	INDIA	1296820	19-Jul-04	1296820	19-Jul-04	J&J ONE J&J PLAZA - USA
PRILIGY	INDONESIA	21260-21425	27-Jul-04	66611	27-Jul-04	J&J ONE J&J PLAZA - USA
PRILIGY	IRAN	8304015	21-Jun-04	114415	22-Sep-04	J&J ONE J&J PLAZA - USA
PRILIGY	IRAQ	57934	24-Nov-10			J&J ONE J&J PLAZA - USA
PRILIGY	IRELAND	1310	21-Jun-04	229755	14-Dec-04	J&J ONE J&J PLAZA - USA
PRILIGY	ISRAEL	173069	28-Jun-04	173069	28-Jun-04	J&J ONE J&J PLAZA - USA
PRILIGY	JAMAICA	45548	27-Jul-04	45548	27-Jul-04	J&J ONE J&J PLAZA - USA
PRILIGY	JORDAN	75781	23-Jun-04	75781	21-Mar-05	J&J ONE J&J PLAZA - USA
PRILIGY	KAZAKHSTAN	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	KAZAKHSTAN	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	KAZAKHSTAN	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	KENYA	55347	22-Feb-05	55347	22-Feb-05	J&J ONE J&J PLAZA - USA
PRILIGY	KIRGHIZISTAN (Kyrgyz Republic)	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	KIRGHIZISTAN (Kyrgyz Republic)	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	KIRGHIZISTAN (Kyrgyz Republic)	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	KOREA (NORTH)	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	KOSOVO	7946	19-Nov-08	**	19-Nov-08	JANSSEN PHARMACEUTICA NV - I3090

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY	KUWAIT	68852	19-Feb-05	62507	19-Feb-05	J&J ONE J&J PLAZA - USA
PRILIGY	LAOS	11446	19-Jul-04	10936	19-Jul-04	J&J ONE J&J PLAZA - USA
PRILIGY	LATVIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	LIBERIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	LIBYA	4663	30-Jul-05			J&J ONE J&J PLAZA - USA
PRILIGY	LIECHTENSTEIN	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	LITHUANIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	MACAO	14325	6-Jul-04	14325	8-Oct-04	J&J ONE J&J PLAZA - USA
PRILIGY	MACEDONIA (F.Y.R.)	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	MALTA	42302	18-Jun-04	42302	18-Jun-04	J&J ONE J&J PLAZA - USA
PRILIGY	MOLDOVA (REP)	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	MOLDOVA (REP)	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	MOLDOVA (REP)	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	MONACO	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	MONTENEGRO	831673	1-Dec-07	831673	1-Dec-07	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	MOROCCO	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	MYANMAR (ex-BURMA)	4981	27-Aug-04	4981	27-Aug-04	J&J ONE J&J PLAZA - USA
PRILIGY	NETHERLANDS ANTILLES	400372	23-Jul-04	10715	23-Jul-04	J&J ONE J&J PLAZA - USA
PRILIGY	NICARAGUA	1383	20-Apr-06	703313	10-Dec-07	J&J ONE J&J PLAZA - USA
PRILIGY	NIGERIA	100146	13-Apr-05	71153	4-Oct-07	J&J ONE J&J PLAZA - USA
PRILIGY	NORWAY	6827	6-Jul-04	227670	12-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY	OMAN	33718	29-Jun-04	33718	16-May-06	J&J ONE J&J PLAZA - USA
PRILIGY	PAKISTAN	200723	8-Sep-04	200723	8-Sep-04	J&J ONE J&J PLAZA - USA
PRILIGY	PANAMA	136886	19-Aug-04	136886	19-Aug-04	J&J ONE J&J PLAZA - USA
PRILIGY	PARAGUAY	16931	28-Jun-04	274584	15-Dec-04	J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY	PERU	213910	30-Jun-04	100176	23-Sep-04	J&J ONE J&J PLAZA - USA
PRILIGY	POLAND	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	QATAR	33147	22-Jul-04	33147	13-Nov-07	J&J ONE J&J PLAZA - USA
PRILIGY	ROMANIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	RUSSIAN FEDERATION	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	RUSSIAN FEDERATION	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	RUSSIAN FEDERATION	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	RWANDA	5300	21-Sep-04	5300	21-Sep-04	J&J ONE J&J PLAZA - USA
PRILIGY	SAN MARINO	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	SAUDI ARABIA	90266	15-Jun-04	789/62	31-May-05	J&J ONE J&J PLAZA - USA
PRILIGY	SERBIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	SIERRA LEONE	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	SLOVAK REPUBLIC	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	SLOVENIA	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	SOUTH AFRICA	4902	8-Mar-06	2006/04902	17-Dec-09	J&J ONE J&J PLAZA - USA
PRILIGY	SRI LANKA	121132	30-Aug-04			J&J ONE J&J PLAZA - USA
PRILIGY	ST. KITTS & NEVIS	2006/0200	4-May-06	2006/0200	4-May-06	J&J ONE J&J PLAZA - USA
PRILIGY	ST. LUCIA	210	22-Jul-04	210	14-Jan-05	J&J ONE J&J PLAZA - USA
PRILIGY	SUDAN	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	SURINAME	19215	9-Jul-04	19215	9-Jul-04	J&J ONE J&J PLAZA - USA
PRILIGY	SWITZERLAND	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	TADJIKISTAN (TAJIKISTAN)	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	TADJIKISTAN (TAJIKISTAN)	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY	TADJIKISTAN (TAJIKISTAN)	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	TAIWAN	25058	27-May-05	1185649	16-Dec-05	J&J ONE J&J PLAZA - USA
PRILIGY	TAIWAN	29466	28-Jun-04	1147857	16-Apr-05	J&J ONE J&J PLAZA - USA
PRILIGY	TANZANIA, UNITED REPUBLIC	6337	15-Jul-05			J&J ONE J&J PLAZA - USA
PRILIGY	THAILAND	557744	5-Jul-04	212477	5-Jul-04	J&J ONE J&J PLAZA - USA
PRILIGY	TRINIDAD & TOBAGO	35171	12-Jul-04	35171	9-Mar-05	J&J ONE J&J PLAZA - USA
PRILIGY	TUNISIA	EE041724	17-Aug-04			J&J ONE J&J PLAZA - USA
PRILIGY	TURKEY	8546	15-Mar-05	8546	15-Mar-05	J&J ONE J&J PLAZA - USA
PRILIGY	TURKMENISTAN	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	TURKMENISTAN	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
TURKMENISTAN		831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	UKRAINE	8684	29-Jul-05	73419	15-Mar-07	J&J ONE J&J PLAZA - USA
PRILIGY	UKRAINE	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	UKRAINE	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	UKRAINE	8682	29-Jul-05	73418	15-Mar-07	J&J ONE J&J PLAZA - USA
PRILIGY	UKRAINE	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	UNITED ARAB EMIRATES	63015	17-Aug-04	51200	14-Feb-05	J&J ONE J&J PLAZA - USA
PRILIGY	UNITED KINGDOM (Great Britain)	2366357	22-Jun-04	2366357	26-Nov-04	J&J ONE J&J PLAZA - USA
PRILIGY	URUGUAY	355616	30-Jun-04	355616	17-Jan-05	J&J ONE J&J PLAZA - USA
PRILIGY	UZBEKISTAN	866466	6-Oct-05	866466	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	UZBEKISTAN	831673	11-Jun-04	831673	13-Aug-04	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY	UZBEKISTAN	866467	6-Oct-05	866467	6-Oct-05	JANSSEN PHARMACEUTICA NV - I3090

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY	VENEZUELA	10361	7-Jul-04	P261699	18-Jul-05	J&J ONE J&J PLAZA - USA
PRILIGY	VIETNAM	7170	20-Jul-04	69579	17-Jan-06	J&J ONE J&J PLAZA - USA
PRILIGY	WEST BANK	10980	21-Dec-04	10980	29-May-07	J&J ONE J&J PLAZA - USA
PRILIGY	YEMEN, REPUBLIC OF	52876	22-Sep-10			J&J ONE J&J PLAZA - USA
PRILIGY	ZAMBIA	458	30-Jul-04	458	29-Mar-05	J&J ONE J&J PLAZA - USA
PRILIGY	ZIMBABWE	536	14-Jul-04	536	1-Nov-04	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	ALBANIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	ALGERIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	ANTIGUA	*	1-Jan-06	6642	1-Jan-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	ARGENTINA	2631743	15-Feb-07	2142449	15-Feb-07	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	ARMENIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	ARUBA	25095	12-Aug-05	25095	12-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	AUSTRALIA	1070657	17-Aug-05	1070657	15-Dec-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	AZERBAIJAN	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	BAHAMAS	28175	6-Oct-05	28175	6-Oct-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	BAHRAIN	81733	7-Jun-10			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	BANGLADESH	95087	25-Oct-05			J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY LOGO	BARBADOS	*	22-Aug-05	81/20907	14-Nov-08	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	BELARUS	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	BENELUX	1082717	2-Aug-05	770282	8-Aug-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	BOLIVIA	4188	9-Nov-05	110177-C	20-Aug-07	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	BOSNIA-HERZEGOVINA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	BRAZIL	827954417	29-Nov-05	827954417	27-Jan-09	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	BULGARIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	BURUNDI	4426	4-Oct-05	4426	4-Oct-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	CAMBODIA (ex-KAMPUCHEA)	23354	29-Aug-05	23354	29-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	CHILE	701360	19-Aug-05	741210	1-Dec-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	CHINA, PEOPLES REPUBLIC (PRC)	4893424	13-Sep-05	4893424	14-Jan-09	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	CONGO, DEMOCRATIC REPUBLIC (ex- Zaire)	570	14-Sep-05	11285	3-Nov-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	COSTA RICA	165667	26-Jan-07	165667	26-Jan-07	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	CROATIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY LOGO	CUBA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	CYPRUS [REPUBLIC]	71896	22-Nov-05	71896	22-Nov-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	CZECH REPUBLIC	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	DENMARK	3344	16-Aug-05	3375	5-Sep-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	DOMINICAN REPUBLIC	151659	30-Dec-05	151659	30-Dec-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	ECUADOR	165538	16-Dec-05	1126	20-Nov-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	EGYPT	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	EL SALVADOR	53426	16-Nov-05	173/66	20-Jul-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	ESTONIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	ETHIOPIA	2723	6-Apr-07	5609	20-Sep-07	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	FRANCE	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	GAZA STRIP	10329	22-Oct-05	10329	22-Dec-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	GEORGIAN REPUBLIC	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	GHANA	*	15-Sep-05			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	GREECE	150856	10-Aug-05	150856	10-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	GUATEMALA	142530	10-Jul-06	142530	10-Jul-06	J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY LOGO	GUYANA	21017A	6-Sep-05			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	HAITI	*	30-Aug-05			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	HONDURAS	31342	27-Jul-06	97577	27-Jul-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	HONG KONG	300488331	2-Sep-05	300488331	2-Sep-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	HUNGARY	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	ICELAND	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	INDIA	1396999	7-Nov-05	1396999	7-Nov-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	INDONESIA	18851	13-Sep-05			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	IRAN	84052076	20-Aug-05	126237	20-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	IRAQ	57937	24-Nov-10			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	IRELAND	1674	16-Aug-05	232455	16-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	ISRAEL	183085	17-Aug-05	183085	17-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	JAMAICA	47445	3-Oct-05	47445	3-Oct-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	JORDAN	81143	14-Aug-05	81143	14-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	KAZAKHSTAN	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY LOGO	KENYA	58089	23-Sep-05	58089	23-Sep-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	KIRGHIZISTAN (Kyrgyz Republic)	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	KOREA (NORTH)	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	KUWAIT	72172	22-Aug-05	59496	22-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	LAOS	13160	30-Aug-05	12710	30-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	LATVIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	LIBERIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	LIBYA	21712	15-Dec-10			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	LIECHTENSTEIN	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	LITHUANIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	MACAO	18796	21-Sep-05	18796	5-Jan-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	MACEDONIA (F.Y.R.)	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	MALTA	43833	4-Aug-05	43833	7-Apr-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	MOLDOVA (REP)	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	MONACO	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	MOROCCO	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY LOGO	MYANMAR (ex-BURMA)	7199	1-Sep-05			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	NETHERLANDS ANTILLES	500458	19-Aug-05	11546	19-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	NICARAGUA	2010-003355	29-Oct-10			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	NIGERIA	105151	28-Sep-05	74976	28-Sep-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	NORWAY	8176	29-Aug-05	232184	26-Apr-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	OMAN	37356	27-Aug-05			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	PAKISTAN	216394	15-Dec-05	216394	15-Dec-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	PANAMA	147353	7-Dec-05	147353	7-Dec-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	PARAGUAY	34664	10-Nov-05	332948	31-May-10	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	PERU	260505	15-Nov-05	113690	28-Mar-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	POLAND	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	QATAR	36753	23-Aug-05	36753	7-Apr-08	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	ROMANIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	RUSSIAN FEDERATION	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	RWANDA	5604	5-Sep-05	5604	5-Sep-05	J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY LOGO	SAN MARINO	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	SAUDI ARABIA	99224	15-Aug-05	861/55	27-Aug-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	SERBIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	SIERRA LEONE	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	SLOVAK REPUBLIC	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	SLOVENIA	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	SOUTH AFRICA	2005/17253	22-Aug-05	2005/17253	11-Mar-10	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	SPAIN	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	SRI LANKA	128763	11-Nov-05			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	ST. KITTS & NEVIS	2006/0230	19-May-06	2006/0230	19-May-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	ST. LUCIA	182	25-Aug-05	182	2-Mar-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	SUDAN	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	SURINAME	19813	29-Aug-05	19813	29-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	SWITZERLAND	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	TADJIKISTAN (TAJIKISTAN)	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	TAIWAN	43223	9-Sep-05	1211043	1-Jun-06	J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY LOGO	TANZANIA, UNITED REPUBLIC	*	26-Aug-05			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	THAILAND	600144	17-Aug-05	238272	17-Aug-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	TRINIDAD & TOBAGO	36385	26-Aug-05	36385	28-Mar-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	TUNISIA	EE052873	22-Dec-05			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	TURKEY	2010/63092	4-Oct-10			J&J ONE J&J PLAZA - USA
PRILIGY LOGO	UGANDA	32477	26-Oct-09	32477	26-Oct-09	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	UKRAINE	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	UNITED ARAB EMIRATES	73368	21-Sep-05	62009	21-Sep-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	UNITED KINGDOM (Great Britain)	2398554	4-Aug-05	2398554	30-Dec-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	URUGUAY	366804	10-Nov-05	366804	13-Oct-06	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	UZBEKISTAN	869784	16-Sep-05	869784	16-Sep-05	JANSSEN PHARMACEUTICA NV - I3090
PRILIGY LOGO	VENEZUELA	25600	21-Nov-05	***	17-Nov-09	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	VIETNAM	15032	9-Nov-05	81520	25-Apr-07	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	WEST BANK	12154	29-Jan-06	12154	29-Jan-06	J&J ONE J&J PLAZA – USA
PRILIGY LOGO	YEMEN, REPUBLIC OF	52877	22-Sep-10			J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
PRILIGY LOGO	ZAMBIA	673/2005	4-Nov-05	673/2005	4-Nov-05	J&J ONE J&J PLAZA - USA
PRILIGY LOGO	ZIMBABWE	934/2005	24-Aug-05	934/2005	23-Jan-06	J&J ONE J&J PLAZA - USA
PRILIGY MAS CONTROL MAS TIEMPO	EL SALVADOR	E-104407-2010	12-Oct-10			J&J ONE J&J PLAZA - USA
PRILIGY MAS CONTROL MAS TIEMPO	NICARAGUA	2011-001133	8-Apr-11			J&J ONE J&J PLAZA - USA
PRILIGY-MAS CONTROL MAS TIEMPO	PERU	425245	1-Jul-10	169618	4-Nov-10	J&J ONE J&J PLAZA - USA
PRILIGY-MAS CONTROL MAS TIEMPO	TRINIDAD & TOBAGO	42554	30-Jul-10	42554	7-Jul-11	J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	ARGENTINA	3004273	20-May-10			J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
MAS CONTROL MAS TIEMPO	BAHAMAS	33899	9-Jun-10			J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	BARBADOS	*	11-Jun-10			J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	BENELUX	1203539	25-May-10	881940	26-May-10	JANSSEN PHARMACEUTICA NV - I3090
MAS CONTROL MAS TIEMPO	BERMUDA	49808	25-May-10	49808	25-May-10	J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	BOLIVIA	SM-2014-2010	19-May-10	124920-C	30-Dec-10	J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	COSTA RICA	2010-004857	28-May-10	205444	19-Nov-10	J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	CUBA	1061570	26-May-10	1061570	6-Dec-10	JANSSEN PHARMACEUTICA NV - I3090
MAS CONTROL MAS TIEMPO	ECUADOR	230269	31-May-10	6104-10	1-Dec-10	J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
MAS CONTROL MAS TIEMPO	GUYANA	23755A	4-Jun-10			J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	HAITI	*	7-Jun-10			J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	JAMAICA	55716	28-May-10	55716	28-May-10	J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	PANAMA	190243	24-May-10	190243	24-May-10	J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	PARAGUAY	18885	14-May-10			J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	PHILIPPINES	4-2010-005687	27-May-10	4-2010-005687	4-Nov-10	J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	ST. KITTS & NEVIS	81/2010	17-May-10	81/2010	25-Jan-11	J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	ST. VINCENT & GRENADINES	81/2010	17-May-10	81/2010	25-Jan-11	J&J ONE J&J PLAZA - USA

Trademark name	Country	Filing number	Filing date	Reg. #	Reg. date	Owner
MAS CONTROL MAS TIEMPO	SURINAME	22543	4-Jun-10			J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	TRINIDAD & TOBAGO	42557	30-Jul-10			J&J ONE J&J PLAZA - USA
MAS CONTROL MAS TIEMPO	URUGUAY	414151	15-Jul-10			J&J ONE J&J PLAZA - USA

Schedule 5.1.1

Third Party MAHs

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*] Confidential treatment requested.

Schedule 5.2A

Group A Markets

[*]

[*] Confidential treatment requested.

Schedule 5.2B

Group B Markets

[*]

[*]

[*] Confidential treatment requested.

Schedule 5.2C

Group C Markets

[*]

[*] Confidential treatment requested.

Schedule 5.4

Distribution Agreements1

[*]

[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]

[*] Confidential treatment requested.

[1]	Schedule does not include any wholesale distribution agreements.

Schedule 5.7

Product Contracts

PRILIGY WHOLESALER AGREEMENT (28.2012)

[*]	[*]	[*]

OTHER AGREEMENTS
[*]

[*] Confidential treatment requested.

Schedule 5.8.1

Ongoing Clinical Studies

R096769-PRE-1005—A Randomized, Double-Blind, Placebo-Controlled, Crossover Study Assessing the Pharmacodynamic Effects of Dapoxetine Concomitantly Administered in Subjects Taking Terazosin

R096769PRE3008—A Prospective, Randomized, Double-Blind, Placebo-Controlled, Parallel-Group, Multicenter Study of the Efficacy and Safety of Dapoxetine in Men With Premature Ejaculation and Concomitant Erectile Dysfunction Treated With a Phosphodiesterase-5 Inhibitor; COUPLE: COncomitant Use of PriLigy in Men Treated for Erectile Dysfunction

R096769-PRE-4001—A Prospective, Observational Study of Men With Premature Ejaculation Who Are Treated With PRILIGY™ or Alternate Care; The PAUSE Study (Premature Ejaculation—Actual Use Safety and Effectiveness Study)

R096769PRE4005—PRILIGY Usage Patterns in Selected Populations

Schedule 5.8.2A[*]ALZA Universal Calendar

[*]

[*] Confidential treatment requested.

Schedule 5.8.2B[*]Example Invoice

[*]

[*] Confidential treatment requested.

Schedule 5.8.7

Post-marketing clinical study reporting obligations

[*]

[*] Confidential treatment requested.

Schedule 6.1.1

Documents to be Included in Development Records

1. Copies of the complete dossiers and related source documents for all ALZA Marketing Authorizations and ALZA Regulatory Submissions (including without limitation all material communications with Regulatory Authorities in the Territory).

2. To the extent not included in the items referenced in item 1 above, [*].

3. To the extent not included in the items referenced in item 1 above, copies of [*], including [*] Agreement Product for [*].

4. Copies of any DMFs filed by ALZA in existence with respect to any Agreement Product.

[*] Confidential treatment requested.

Schedule 6.1.1.1

Listing of Record Categories in Index of Transferred Development Records

[*]

[*] Confidential treatment requested.

Schedule 6.1.2

Third Party Software

Software Product	File extensions

MS Office	All office file types for Office 2000, 2003, 2007

Adobe Acrobat	pdf (v5.0 or higher)

Internet Explorer	xml, .html

SasViewer	.lst. .xpt (V9.2 or lower)

Wordpad	.txt

Any Image Viewer	.tif

Hangul (Korean word processor)	.hwp

eCTD Tools	.mod, .dtd, .xml

Schedule 6.1.5

Additional Information to be Included in Electronic Media and Provided to GENUPRO

1. A copy of the most current (2011) promotional visual aids and other promotional materials developed and distributed by ALZA or any of its Affiliates for use in promoting the Agreement Product in the Territory for treatment of premature ejaculation in men.

2. A list identifying those countries in the Territory where reimbursement approval for the Agreement Product is being sought or has been granted by the relevant Regulatory Authorities or other governmental authorities, along with the relevant approval date or submission date in each country, as applicable. A copy of the current reimbursement dossier for Agreement Product will also be provided with respect to each country in the Territory where reimbursement or pricing approval has been granted. In addition, copies of reimbursement or pricing dossiers submitted to (where possible together with responses from) Regulatory Authorities for those countries where reimbursement was denied.

3. A list of ALZA’s or its Affiliate’s current (2011) pricing for Agreement Product in those countries in the Territory in which it is being marketed and sold as of the Effective Date.

4. [*] gross sales, net sales, and other material financial information for Agreement Product, and to the extent any country’s Transition Period extends into [*], monthly and quarterly information of the type referenced above shall be provided within [*] ([*]) [*] of [*].

5. A list of any and all pending and current tender offers for the purchase of Agreement Product in 2011 ([*]) involving governments (e.g. country, state or region), hospitals or other institutions.

6. A listing of the investigators/institutions and current status for all ongoing (i.e., those studies for which the final study report has not yet been issued) investigator-initiated studies, patient registries (if any), or other medical affairs studies for Agreement Product being supported, financially or otherwise (e.g. by supply of or access to Agreement Product) by or on behalf of ALZA or its Affiliates anywhere in the Territory.

[*] Confidential treatment requested.

Schedule 6.2

Initial Transition Managers

ALZA [*]

Furiex [*]

[*] Confidential treatment requested.

Schedule 11

Exceptions to Representations and Warranties in Section 11.2.5

[*]

Exceptions to Representations and Warranties in Section 11.2.8

[*]

Exceptions to Representations and Warranties in Section 11.2.23

[*]

[*] Confidential treatment requested.

Schedule 11.2.15.1A

Alza Marketing Authorizations

Authorization Country	Registration Number	Product Name
Argentina	55.412	Priligy 30 + 60 mg Tablets
Aruba	Registration No. 15.12.02.306	Priligy 30 mg Tablets
Aruba	Registration No. 15.12.02.305	Priligy 60 mg Tablets
Australia	ARTG No. AUST R 147946	Priligy 30 mg Tablets
Austria	Zul Nr. 1-28010	Priligy 30 mg Tablets
Austria	Zul Nr. 1-28011	Priligy 60 mg Tablets
Bolivia	II-41872/2010	Priligy 30mg Tablets
Bolivia	II-41879/2010	Priligy 60mg Tablets
Brazil	1.1236.3397	Priligy 30 mg + 60 mg Tablets
Chile	Registro I.S.P. No. F-18,266/10	Priligy 30 mg Tablets
Chile	Registro I.S.P. No. F-18,267/10	Priligy 60 mg Tablets
PRC	H20100806	Priligy 30 mg Tablets
PRC	H20100807	Priligy 60 mg Tablets
Colombia	2010M-0011743	Priligy 30 mg Tablets
Colombia	2010M-0011709	Priligy 60 mg Tablets
Curacao	10.10.017	Priligy 30 mg Tablets
Curacao	10.10.018	Priligy 60 mg Tablets
El Salvador	No. F039917082011	Priligy 30 mg Tablets
El Salvador	No. F041224082011	Priligy 60 mg Tablets
Finland	24353	Priligy 30 mg Tablets

Authorization Country	Registration Number	Product Name
Finland	24354	Priligy 60 mg Tablets
Germany	71669.00.00	Priligy 30 mg Tablets
Germany	71670.00.00	Priligy 60 mg Tablets
Ghana	FDB/SD.113-2072	Priligy 30 mg Tablets
Ghana	FDB/SD.111-5268	Priligy 60 mg Tablets
Guatemala	PF-4599-2011	Priligy 30 mg Tablets
Guatemala	PF-45600-2011	Priligy 60 mg Tablets
Honduras	M-17828	Priligy 30 mg Tablets
Honduras	M-17828	Priligy 60 mg Tablets
Hong Kong	Permit No. HK-60174	Priligy 30 mg Tablets
Hong Kong	Permit No. HK-60175	Priligy 60 mg Tablets
Italy	039041052/M	Priligy 30 mg Tablets, 1 tablet pack
Italy	039041076/M	Priligy 60 mg Tablets, 1 tablet pack
Italy	039041064/M	Priligy 30 mg Tablets, 2 tablet pack
Italy	039041088/M	Priligy 60 mg Tablets, 2 tablet pack
Italy	039041037/M	Priligy 60 mg Tablets, 3 tablet pack
Italy	039041025/M	Priligy 30 mg Tablets, 6 tablet pack
Italy	039041049/M	Priligy 60 mg Tablets, 6 tablet pack
Republic of Korea	4945-92	Priligy 30 mg Tablets
Republic of Korea	4945-91	Priligy 60 mg Tablets

Authorization Country	Registration Number	Product Name
Lebanon	Reg No. 10/218715	Priligy 30 mg Tablets
Lebanon	Reg No. 10/218716	Priligy 60 mg Tablets
Macau	AIC039041013/M (import permit)	Priligy 30 mg Tablets
Macau	AIC039041037/M (import permit)	Priligy 60 mg Tablets
Malaysia	Reg No. MAL20102027AR	Priligy 30 mg Tablets
Malaysia	Reg No. MAL20102028AR	Priligy 60 mg Tablets
Mexico	Reg San No. 132M2009 SSA	Priligy 30 mg + 60 mg Tablets
New Zealand	TT50-8048	Priligy 30 mg
New Zealand	TT50-8048a	Priligy 60 mg Tablets
Peru	Reg No. E22537	Priligy 30 mg Tablets
Philippines	BFAD Reg No. DR-XY37906	Priligy 30 mg Tablets
Philippines	BFAD Reg No. DR-XY37907	Priligy 60 mg Tablets
Portugal	5178215	Priligy 30 mg Tablets, 3 tablet pack
Portugal	5178231	Priligy 60 mg Tablets, 3 tablet pack
Portugal	5178223	Priligy 30 mg Tablets, 6 tablet pack
Portugal	5178249	Priligy 60 mg Tablets, 6 tablet pack
Singapore	Product License No. SIN13880P	Priligy 30 mg Tablets
Singapore	Product License No. SIN13881P	Priligy 60 mg Tablets
Spain	70.874	Priligy 30 mg Tablets
Spain	70.875	Priligy 60 mg Tablets
Sweden	MTnr 26319	Priligy 30 mg Tablets

Authorization Country	Registration Number	Product Name
Sweden	MTnr 26320	Priligy 60 mg Tablets
Taiwan	025417 DHA00202541701	Priligy 30 mg Tablets
Turkey	Registration Certificate No : 14.07.2011- 131/76	Priligy 30 mg tablets
Uruguay	Reg. No. 42800	Priligy 30 mg Tablets
Uruguay	Reg. No. 42801	Priligy 60 mg Tablets

Schedule 11.2.15.1B

Alza Regulatory Submissions

Applicant Country	Filing Date	Application Number
Canada	6 JUN 08	NDS 120605/File 9427-J0921-101
South Africa	3 SEP 08	30 mg: 430692 60 mg: 430693
Venezuela	27 Jan 11	30 mg: 110033 60 mg: 110034
Israel	27 Apr 09	MOH rejected application 30 AUG 11 – application closed
Thailand	26 JUN 09	Due to the flooding in Thailand, no one is working at the local office, and all records were moved from the ground floor to higher floors or were moved offsite. Retrieval remains ongoing.
Indonesia	05 AUG 10	210242030 (30mg and 60mg)
Panama	30 DEC 09	30mg: 20091243411 60mg: 20091243412
Costa Rica	18 JAN 10	application withdrawn due to no commercial interest
Paraguay	18 FEB 10	60 mg: 4407 30 mg: 4409
Nicaragua	N/A	never officially submitted, commercial team may not be interested in product
Dominican Republic	25 MAY 10	Priligy 30 mg - solicitud 0201-03593-2010 Priligy 60 mg - solicitud 0201-03601-2010

Applicant Country	Filing Date	Application Number
Russia	15 APR 10	30 mg,60 mg: 414954, 23/05/2011
Jamaica	28 JUN 10	Application was rejected by HA (26Jan11)
Vietnam	31 AUG 10	NN-11136, NN-11136 (30mg and 60mg)
Switzerland	6 SEP 10	No application number
Jordan	14 JUN 11	dapoxetine

Schedule 11.2.15.1C

Pricing Approvals

Canada

Schedule 11.2.18

ALZA Sublicenses

[*]

[*] Confidential treatment requested.

Schedule 11.3.11

Required Consents[*]

[*]

[*] Confidential treatment requested.